UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Eversource Energy
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2026 ANNUAL MEETING OF SHAREHOLDERS
Dear Fellow Shareholders:
On behalf of the Board of Trustees and employees of Eversource Energy, it is my pleasure to invite you to attend the 2026 Annual Meeting of Shareholders of Eversource Energy.
Eversource’s team of nearly 11,000 dedicated and engaged employees once again rose to the challenges and opportunities of the utility industry in 2025. Our team continued to provide safe, reliable energy and water service, industry-leading customer service, and timely storm response, as well as generous support for our communities. We invested more than $4 billion into our core businesses in 2025 to improve our already strong reliability and customer service, harden our systems against the impact of extreme weather, prepare for anticipated demand growth, and enable additional clean energy resources to connect to the grid.
We’re deploying innovative technologies and initiatives to support our states’ climate goals and enable electrification and decarbonization. We began construction on the Greater Cambridge Energy Program, a $1.8 billion package of transmission and distribution improvements including a first-of-its-kind underground substation. With Avangrid, we submitted a joint bid into ISO-New England’s competitive request for transmission proposals to bring onshore wind energy from Maine to the broader New England region. We continued our successful pilot of a networked geothermal system in Framingham, Massachusetts, and received federal funding to expand that system. We advanced projects that are part of our Massachusetts Electric Sector Modernization Plan, a roadmap for the investments needed to enable the Commonwealth’s clean energy future, achieve climate goals, and accommodate growth in electric demand. And we began rolling out smart meters in Massachusetts, providing customers with new capabilities to track their energy usage and reduce their bills.
While we continue to invest to keep our systems and service strong and enable the clean energy transition, we recognize that affordability is a major concern among our customers, regulators, and other external stakeholders. We are committed to working with those stakeholders to limit the impact on customers as much as possible. Last year saw significant regulatory turnover in all three of our states, and we are working to build positive, constructive relationships with our new regulatory partners. Eversource remains an industry leader in providing energy efficiency programs that help customers reduce their usage, as well as customer assistance programs. We have also worked to make energy costs more transparent and easier to understand, including implementing a new design for Massachusetts gas bills.
Eversource continues to lead by example in the areas of responsibility and sustainability, and to make progress toward meeting our region’s carbon reduction targets. We maintained top ratings from top sustainability and governance evaluators and built on our company-wide commitment to employee engagement and collaboration with communities.
We are proud to have received independent national recognition for excellence in a variety of areas – as a repeat honoree, in many cases. These honors included Newsweek’s list of Most Responsible Companies; the JUST Capital list of Most JUST Companies; USA Today and Statista’s list of America’s Climate Leaders; and Healthiest Employer’s list of the 100 Healthiest Workplaces in America. We were also honored to receive several awards for hiring veterans, as well as honors from the American Council for an Energy-Efficient Economy.
We continue to focus on moving forward as a pure-play electric and natural gas utility company with attractive opportunities for investment and a long record of strong service to customers.
On behalf of your Board of Trustees, we thank you for your continued support of Eversource Energy.
Very truly yours,
Joseph R. Nolan, Jr.
Chairman of the Board, President and Chief Executive Officer
March 27, 2026

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Notice of Annual
Meeting of Shareholders
DATE:	Wednesday, May 6, 2026
TIME:	10:30 a.m., Eastern Time
PLACE:	Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199
Business Items/Agenda
1.
Elect the ten nominees named in the proxy statement as Trustees to hold office until the 2027 Annual Meeting.

2.
Consider an advisory proposal approving the compensation of our Named Executive Officers.

3.
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

4.
Consider a shareholder proposal titled “Independent Board Chairman,” if properly brought before the meeting.

5.
Consider other matters that may properly come before the meeting.

Adjournments and Postponements
The business items to be considered at the Annual Meeting may be considered at the meeting or following any adjournment or postponement of the meeting.
Record Date
You or your proxy are entitled to vote at the Annual Meeting or at any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 11, 2026.
Voting
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting and Voting” beginning on page 86. This Notice of Annual Meeting of Shareholders and our proxy statement are first being made available to shareholders on or about March 27, 2026.
Meeting Attendance Information
You or your proxy are entitled to attend the Annual Meeting or any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 11, 2026 or hold a valid proxy to vote at the Annual Meeting. Please be prepared to present photo identification to be admitted to the meeting. If your shares are not registered in your name but are held in “street name” through a bank, broker or other nominee, and you plan to attend, please bring proof of ownership.
By Order of the Board of Trustees,
James W. Hunt, III
Executive Vice President and Secretary
March 27, 2026

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Meeting of Shareholders to be held on May 6, 2026. The Proxy Statement for the Annual Meeting of Shareholders to be held on May 6, 2026 and the 2025 Annual Report are available on the Internet at www.envisionreports.com/ES

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2026 Proxy Statement i

Forward-Looking Statements
This proxy statement contains forward-looking statements that are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “estimate,” “expect,” “pending,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “would,” “should,” “could,” and other similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made and speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those discussed under “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 17, 2026, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this proxy statement and in our periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
ii 2026 Proxy Statement

Information Summary
This summary highlights information contained elsewhere in this proxy statement. This is only a summary, and we encourage you to review the entire proxy statement, as well as our 2025 Annual Report. A Notice of Internet
Availability of Proxy Materials, our 2025 Annual Report, and a form of proxy or voting instruction card are first being made available to shareholders on or about March 27, 2026.

Annual Meeting of Shareholders
Time and Date:	10:30 a.m., Eastern Time, on Wednesday, May 6, 2026
Location:	Ropes & Gray LLP, 800 Boylston Street, Boston, MA 02199
Record Date:	March 11, 2026
2025 Performance Highlights

We achieved several positive financial, operational and sustainability performance results in 2025. The following are brief summaries of some of our most important accomplishments. Please also refer to “Summary of 2025 Financial and Operational Accomplishments” found on page 38 of this proxy statement.
Financial
•
Our 2025 Total Shareholder Return (TSR) was up 22.7 percent for the year and ranked 8th in the Edison Electric Institute Index.

•
2025 earnings per share equaled $4.56 per share, and non-GAAP earnings equaled $4.76, exceeding the earnings per share goal by $0.05. Non-GAAP earnings excluded a charge related to our previous offshore wind investments. Please see Exhibit A to the Compensation Discussion and Analysis.

•
Our Board of Trustees increased the annual dividend rate by 5.2 percent for 2025 to $3.01 per share, exceeding the Edison Electric Institute (EEI) Index companies’ median dividend growth rate of 5.0 percent.

•
Eversource completed the onshore substation construction of the Revolution Wind project ahead of schedule. We expect this milestone to contribute to the commencement of commercial operations for the wind farm and reduce the Company’s financial exposure. The project successfully challenged the stop-work order issued by the U.S. Department of the Interior’s Bureau of Ocean Energy Management in the U.S. District Court for the District of Columbia, permitting construction to resume in October. The project also prevailed when a second stop-work order was issued.

•
We have filed and/or received regulatory approval for nearly 98 percent of deferred storm costs, an effort that is expected to result in nearly $2.0 billion of deferred storm cost recovery, another major milestone in improving our balance sheet condition.

•
Eversource achieved many constructive regulatory outcomes in 2025, including approval of two settlement agreements with the Massachusetts Attorney General’s

Office that resulted in a $10 million rate adjustment and Gas System Enhancement Program for NSTAR Gas Company customers and allowance for future recovery of $65 million, net of acquisition and integration costs for Eversource Gas Company of Massachusetts; approval of a Yankee Gas Services Company rate case by the Connecticut Public Utilities Regulatory Authority resulting in an approximately $100 million revenue increase, a 9.32 percent return on equity, and enabled timely recovery of critical safety and regulatory capital investment programs; and a settlement with the New Hampshire Public Utilities Commission (NHPUC) for approximately $100 million in rates with annual inflationary performance-based regulation rate mechanism that provides for an annual rate adjustment through July of 2029 and return on equity of 9.50 percent.
Operational
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On average, customer power interruptions in 2025 were 21.0 months apart, placing us in the top decile of our industry. Average service restoration time was 66 minutes; also ranking in the top decile among industry peers.

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Our on-time response to gas customer emergency calls was 98 percent, which continues to exceed mandated emergency response requirements.

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We achieved success in several operational and customer focused areas, including making significant progress on our multi-year Advanced Metering Infrastructure (AMI or smart meters) initiative, with more than 100,000 smart meters installed.

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We developed customer awareness and affordability campaigns promoting understanding of electric and gas bills and the impact of usage.

2026 Proxy Statement 1

Information Summary
ESG/Sustainability
•
To support increased energy efficiency goals in Connecticut, Massachusetts and New Hampshire, we executed the $900 million Energy Efficiency Plan with increased focus on equity and customer centric electrification.

•
We successfully implemented a formal structure and framework to assess the viability of non-pipe alternatives to electrify customer heating needs.

•
Eversource successfully completed the final year of the 2022-2025 Massachusetts Department of Public Utilities authorized grid modernization plan deploying over 3,000 monitoring and control devices in Massachusetts substations and distribution lines.

•
We advanced utility-owned solar and electric vehicle infrastructure projects in Connecticut, Massachusetts and New Hampshire.

•
We are working toward mitigating climate change impacts through updated targets to reduce greenhouse gas (GHG) emissions.

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Our 2025 Trustee nominees include eight who have served on the Board for eight or fewer years.

•
We were again recognized by a significant number of organizations for our leadership in ESG, energy efficiency, hiring of veterans, and workplace wellness.

•
We continued our strong support of our communities through our corporate philanthropy and employee volunteer programs. Our 2025 charitable giving and community economic development support totaled approximately $54.1 million.

2 2026 Proxy Statement

Information Summary
Corporate Governance Highlights

We maintain effective corporate governance standards:
✓
All Trustees are elected annually by a majority vote of the common shares issued and outstanding.

✓
All of the nominees are independent other than the Chief Executive Officer.

✓
We have a Lead Independent Trustee and hold at least three independent Trustee meetings every year.

✓
We adopted a proxy access provision in 2017.

✓
Each of our Trustees attended at least 75 percent of the aggregate number of Board and Committee meetings during 2025.

✓
Trustees must retire at the Annual Meeting following their 75th birthday.

✓
We hold shareholder engagement meetings throughout the year among management and our shareholders at which we discuss executive compensation governance, our financial performance, ESG, climate change and sustainability, and overall corporate governance.

✓
We conduct annual Board and Committee self-assessments and other Board refreshment actions.

✓
Our shareholders have the right to call a special meeting upon the request of the holders of 10 percent of the Company’s outstanding shares.

✓
We practice confidential proxy voting for shareholder meetings.

Executive Compensation Governance Highlights

What we DO:
✓
Focus on Pay for Performance.

✓
Maintain share ownership and holding guidelines.

✓
Utilize balanced incentive metrics including both absolute and relative measures.

✓
Deliver the majority of incentive compensation opportunity in long-term equity.

✓
Maintain double-trigger change in control vesting provisions.

✓
Maintain a broad financial and personal misconduct clawback policy relating to incentive compensation.

✓
Tie 75 percent of long-term incentive compensation to performance and grant 100 percent of long-term incentive compensation in equity.

✓
Following shareholder feedback, base the large majority of our annual incentive compensation on formulaic goals with threshold, target and maximum performance levels and, going forward cap performance share payouts at 100 percent of target if absolute TSR is negative over the three-year performance period.

✓
Engage an independent compensation consultant.

✓
Hold an annual Say-on-Pay vote.

✓
Impose payout limitations on incentive awards.

✓
Maintain limited trading windows for Trustees and executives.

What we DON’T do:
X
Include tax gross-ups in any new or materially amended executive compensation agreements.

X
Allow hedging, pledging or similar transactions by Trustees and executives.

X
Provide for liberal share recycling within long-term compensation grants.

X
Pay dividends on equity awards before vesting.

X
Allow for discounts or repricing of options or stock appreciation rights.

2026 Proxy Statement 3

Information Summary
Voting Items and Board Recommendations

2026 Business Items
The Board of Trustees of Eversource Energy is asking you to vote on four items:
Item 1 — Election of Trustees

The Board has nominated ten Trustees for re-election to our Board of Trustees. Warren Robert Mudge was elected to the Board by the Trustees effective January 1, 2026. Each of the other nominees was elected to the Board by at least 90.14 percent of the shares voted at the 2025 Annual Meeting. The following table provides summary information about each nominee:

				Board Committees
Trustee	Age	Trustee Since	Independent	Audit	Compensation	Governance, Environmental and Social Responsibility	Executive	Finance and Risk Management Committee
Cotton M. Cleveland	73	1992	Y			M		M
Linda Dorcena Forry	52	2018	Y	M		M
Gregory M. Jones	68	2020	Y	M		M
Loretta D. Keane	67	2023	Y	C			M	M
John Y. Kim	65	2018	Y		M		M	C
David H. Long	65	2019	Y		M	C	M
Warren Robert Mudge	65	2026	Y	M				M
Joseph R. Nolan, Jr.	62	2021	N				C
Daniel J. Nova	64	2023	Y		C		M	M
Frederica M. Williams	67	2012	Y	M	M

C:
Committee Chair

M:
Committee member

Board Composition
Of our ten nominees, nine are independent and eight have served on the Board for eight or fewer years. Please see the sections in Item 1 Election of Trustees, under the captions
“Election of Trustees,” “Selection of Trustees,” “Trustee Qualifications, Skills and Experience,” and “Evaluation of Board and Board Refreshment” beginning on page 7.

Item 2 — Advisory Vote to Approve the Compensation of our Named Executive Officers

Following the lower level of support for our 2025 advisory vote on executive compensation, the Compensation Committee undertook a comprehensive shareholder engagement program to better understand investor perspectives and expectations.
The Company engaged with institutional shareholders representing a substantial portion of outstanding shares through meetings and outreach conducted during the year. Shareholders provided thoughtful feedback on pay-for-performance alignment, the level of discretion applied to incentive outcomes, and the importance of clearly articulated, formula-driven performance metrics.
Investors also emphasized expectations consistent with proxy advisory firm guidance, including Institutional Shareholder Services (ISS), particularly with respect to responsiveness, transparency, and the use of objective performance ranges in annual incentive design.
In response to this feedback, the Compensation Committee designated 2025 as a transitional year as the Company implemented enhanced formulaic annual incentive performance ranges with defined threshold, target, and maximum outcomes. The Committee also committed to further limiting discretion and enhancing rigor beginning in 2026 and approved a provision to cap performance share payouts at 100 percent of target if

4 2026 Proxy Statement

Information Summary
cumulative absolute total shareholder return is negative over the three-year performance period beginning 2026.
The Committee believes these actions demonstrate meaningful responsiveness to shareholder and ISS feedback and reinforce the Company’s commitment to a transparent, performance-based executive compensation program aligned with long-term shareholder interests.
We are asking shareholders to approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the
Securities and Exchange Commission (SEC). As noted in the Summary of 2025 Financial and Operational Accomplishments and elsewhere in this proxy statement, except for the effects of the loss from our previous offshore wind investments, we achieved excellent performance results in 2025. Our Board is committed to executive compensation programs that are market-based and align the interests of our executives with those of our shareholders. We believe the compensation paid to our Named Executive Officers in 2025 appropriately reflects that pay for performance alignment. Please see pages 77 – 78.

Item 3 — Ratify the Selection of the Independent Registered Public Accounting Firm for 2026

Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026. The Board is seeking shareholder ratification of this selection. Please see pages 79 – 81.
The Board of Trustees recommends that shareholders vote FOR Items 1, 2 and 3.

Item 4 — Shareholder Proposal Titled “Independent Board Chairman”

The Company has received a shareholder proposal from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, which asks that the Eversource Energy Board of Trustees adopt an enduring policy requiring that two separate people hold the office of the Chairman of the Board and the office of the CEO and that whenever possible, the Chairman of the Board be an independent Trustee. Please see pages 82 – 84.
The Board of Trustees recommends that shareholders vote AGAINST Item 4.

2026 Proxy Statement 5

Proxy Statement
Annual Meeting of Shareholders
May 6, 2026
Introduction

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Trustees of Eversource Energy for use at the Annual Meeting of Shareholders (the Annual Meeting). We are holding the Annual Meeting on Wednesday, May 6, 2026, at 10:30 a.m., Eastern Time, at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199.
We have provided our shareholders with a Notice of Internet Availability of Proxy Materials or a printed copy of materials, with instructions on how to access them online and how to vote. We will continue to provide printed materials to those shareholders who have requested them. If you are a record holder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Investor Services, P. O. Box 43078, Providence, Rhode Island 02940-3078; toll free: 800-999-7269; or login to your online account at www.computershare.com/investor to update your delivery preferences. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.
We are making this proxy statement available to solicit your proxy to vote on the matters presented at the Annual Meeting. Our Board requests that you submit your proxy by the Internet, telephone or at the Annual Meeting so that your shares will be represented and voted at our Annual
Meeting. The proxies will vote your common shares as you direct. For each item, you may vote “FOR” or “AGAINST” a nominee or item or you may abstain from voting on the item.
If you submit a signed proxy card without any instructions, the proxies will vote your common shares consistent with the recommendations of our Board of Trustees as stated in this proxy statement. If any other matters are properly presented for consideration at the Annual Meeting, the proxies will have discretion to vote your common shares on those matters. As of the date of this proxy statement, we did not know of any other matters to be presented at the Annual Meeting.
Only holders of common shares of record at the close of business on March 11, 2026 (the record date) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date, there were 26,286 holders of record and 375,845,345 common shares outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.
The principal office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103-2818.

6 2026 Proxy Statement

Item 1: Election of Trustees
Our Board of Trustees oversees the business affairs and management of Eversource Energy. The Board currently consists of ten Trustees, one of whom, Joseph R. Nolan, Jr., our Chairman of the Board, President and Chief Executive Officer, is a member of management.
The Board has nominated each of the incumbent ten Trustees for re-election at the Annual Meeting to hold office until the next Annual Meeting or otherwise until the succeeding Board of Trustees has been elected and at least a majority of the succeeding Board is qualified to act. The number of Trustees was last set at 14; this provides the Board with flexibility to add Trustees when appropriate. Shareholders may vote for up to ten nominees. Unless you specify otherwise in your vote, we will vote the enclosed proxy to elect the ten nominees named on pages 8 – 12 as Trustees.
We describe below and on the following pages each nominee’s name, age, and date first elected as a Trustee, Committees served on, and a brief summary of the nominee’s business experience, including the nominee’s particular qualifications, skills and experience that led the
Board to conclude that the nominee should continue to serve as a Trustee. Please see the Trustees’ biographies and the sections captioned “Selection of Trustees,” “Trustee Qualifications, Skills and Experience” and “Evaluation of Board and Board Refreshment” beginning on page 8. Each nominee has indicated to our Lead Independent Trustee that they will stand for election and will serve as a Trustee if elected. The affirmative vote of the holders of a majority of the common shares outstanding as of the record date will be required to elect each nominee. This means that each nominee must receive the affirmative vote of the holders of more than 50 percent of the total common shares outstanding. You may either vote “FOR” or “AGAINST” all, some, or none of the Trustees, or you may abstain from voting. Broker non-votes and abstentions will be counted in the determination of a quorum and will have the same effect as a vote against a nominee.
The Board of Trustees recommends that shareholders vote FOR the election of the nominees listed.

2026 Proxy Statement 7

Item 1: Election of Trustees
Cotton M. Cleveland

Age: 73
Trustee since 1992
Committees: Finance and Risk Management, and Governance, Environmental and Social Responsibility
BACKGROUND
Ms. Cleveland has served as President of Mather Associates, a firm specializing in leadership and organizational development for business, public and nonprofit organizations since 2012. She is former director of Ledyard National Bank and Main Street America Holdings, Inc., and was the founding Executive Director of the state-wide Leadership New Hampshire program. She has served on the Board of Directors of the Bank of Ireland and as Interim President and Chief Executive Officer of the New Hampshire Women’s Foundation. Ms. Cleveland has also served as Chair, Vice Chair and a member of the Board of Trustees of the University System of New Hampshire, as Co-Chair of the Governor’s Commission on New Hampshire in the 21st Century, and as an incorporator for the New Hampshire Charitable Foundation. Ms. Cleveland received a B.S. degree magna cum laude from the University of New Hampshire, Whittemore School of Business and Economics. For fourteen years she was a certified and practicing Court Appointed Special Advocate/Guardian ad Litem (CASA/GAL) volunteer for abused and neglected children.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Cleveland founded and serves as President of her own consulting firm. She has experience serving on the boards of directors of numerous companies. She also benefits from her policymaking level experience in education at the university level as the Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire. In addition, she has policymaking level experience in financial and capital markets as a result of her service as a director of Ledyard National Bank and Bank of Ireland. Her ties to the State of New Hampshire also provide the Board with valuable perspective. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Cleveland should continue to serve as a Trustee.
Linda Dorcena Forry

Age: 52
Trustee since 2018
Committees: Audit and Governance,
Environmental and Social Responsibility
BACKGROUND
Ms. Forry is the Principal of LDF Holdings, LLC and co-publisher of Reporter Newspapers, an award-winning community journalism company with various online platforms such as the Dorchester Reporter, the Boston Irish Magazine (previously Boston Irish Reporter) and Boston Haitian Reporter. She served as Vice President of Diversity, Inclusion and Community Relations at Suffolk Construction from 2018 – 2022. Ms. Forry served in the Massachusetts Senate from 2013 to 2018, where she was appointed Assistant Majority Whip in 2017 and served in the Massachusetts House of Representatives from 2005 to 2013. She also served on the Executive Staff of the Department of Neighborhood Development for the City of Boston. Ms. Forry serves on numerous boards and civic organizations, including the Edward M. Kennedy Institute, John F. Kennedy Library Advisory Board, Boys and Girls Club of Dorchester, Make-A-Wish Foundation Massachusetts and Rhode Island, BIDMC Trustee Advisory Board, Rappaport Institute for Greater Boston at Harvard Kennedy School of Government, and National Haitian American Elected Officials Network (NHAEON). Ms. Forry received her B.A. degree from Boston College Carroll School of Management in 1998 and her M.P.A. from Harvard University’s Kennedy School of Government in 2014.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Forry’s significant policymaking level experience from her tenure in state and local government in Massachusetts provides the Board with valuable insight and perspective. She also has experience serving on the boards of directors of several non-profit boards. Her experience and expertise as former Vice President of Diversity, Inclusion and Community Relations at Suffolk Construction provide the Board and the Company with insight into how Eversource can continue its important work in fostering an engaged and collaborative workforce and maintaining a close relationship with our customer communities. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Forry should continue to serve as a Trustee.

8 2026 Proxy Statement

Item 1: Election of Trustees
Gregory M. Jones

Age: 68
Trustee since 2020
Committees: Audit and Governance,
Environmental and Social Responsibility
BACKGROUND
Mr. Jones has served as the Vice President, Community Health and Engagement for Hartford Healthcare since 2017. In April of 2012 he established The Legacy Foundation of Hartford, Inc. and continues to serve as its Chairman. He was the Founder and served as Principal of the Corporate Development Group from 2008 to 2012. In 2011, Mr. Jones joined Tyco Fire & Security as director of North American mergers and acquisitions until 2012. Mr. Jones also serves on several charitable non-profit boards, including the Greater Hartford Community Foundation, Inc. and the Southside Institutions Neighborhood Alliance, and served on the Hartford Hospital Board of Directors from 2012 – 2017. Mr. Jones received his B.S. degree in accounting from Morgan State University, his M.P.M. from Carnegie Mellon University and his M.B.A. from the Wharton School at the University of Pennsylvania.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Jones has considerable experience in business and management, including experience in financial markets and mergers and acquisitions. In his current position as Vice President, Community Health and Engagement for Hartford Healthcare, Mr. Jones provides his company with the tools to build a bridge between healthcare providers and community members. He also has experience serving on the boards of directors of non-profit boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Jones should continue to serve as a Trustee.
Loretta D. Keane

Age: 67
Trustee since 2023
Committees: Audit, Executive, and Finance and Risk Management
BACKGROUND
For over 20 years until her retirement in 2025, Ms. Keane served as Chief Financial Officer at privately equity backed, data platform and software companies serving the healthcare industry. She served as Chief Financial Officer of Arcadia Solutions, LLC, from 2018 until 2025 (sold to Nordic Capital). Arcadia is a health data platform, enriched with predictive insights, AI powered analytics capabilities, and actionable intelligence. From 2003 – 2017 she served as Chief Financial Officer of several private equity backed entities including DRG (Decision Resources Group) a Boston, MA headquartered provider of high-value data, analytics to the world’s leading pharma, biotech and medical technology companies (now part of Clarivate (NYSE: CLVT)), Healthrageous, a Boston, Massachusetts machine learning healthcare software company (sold to Humana), and Clarity Software Solutions, a healthcare technology engagement platform based in Madison, Connecticut. She also served on the audit team at PWC (Boston and London). Ms. Keane also is a member of the Financial Executives International (FEI) in Boston, a member of the CFO Leadership Council and a member of the National Association for Corporate Directors. Ms. Keane is a certified public accountant (MA) and holds a B.S.B.A. degree in accounting from Suffolk University and a M.S. degree from Bentley University.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Keane has more than 20 years of Chief Financial Officer leadership experience at high growth software and technology companies, serving customers in U.S. regulated industries. She has worked with executive management teams within the Eversource service territory, with focus on strategy and shareholder growth. She is a Certified Public Accountant. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Keane should continue to serve as a Trustee.

2026 Proxy Statement 9

Item 1: Election of Trustees
John Y. Kim

Age: 65
Trustee since 2018
Committees:
Compensation, Executive, and Finance and Risk Management
BACKGROUND
Mr. Kim has served as the founder and Managing Partner of Brewer Lane Ventures, LLC a technology-focused venture firm since 2019. Mr. Kim served as President of New York Life Insurance Company from 2015 until his retirement in 2018 and also served in a variety of other management positions at New York Life, including as the company’s Chief Investment Officer. Mr. Kim serves on the Board of Directors of Franklin Resources, Inc., a publicly held company and serves on the board of seven privately held technology startup companies: Avibra, Inc., Ease Capital, EvolutionIQ, Exos Financial, Kingfield Corp., Ladder Financial Inc., and Socotra, Inc. He has served as the vice chair of the Connecticut Business and Industry Association, as a member of the MetroHartford Alliance, Inc., and as chairman of the University of Connecticut Foundation. He has also been active with the Greater Hartford Arts Council, The Hartford Stage Company, and the Connecticut Opera Association. Mr. Kim received his B.A. degree from the University of Michigan in 1983 and his M.B.A. degree from the University of Connecticut in 1987.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Kim has more than 30 years of experience in the financial services area. His varied and comprehensive accounting, financial, technology, risk and financial reporting experience acquired at several nationally known insurance companies, including New York Life Insurance Company, Prudential Retirement, CIGNA Retirement and Investment Services and Aetna, provides the Board and its Committees with valuable insight and perspective. He also has been closely associated with several important Connecticut business and non-profit groups and is an experienced public company director. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Kim should continue to serve as a Trustee.
David H. Long

Age: 65
Trustee since 2019
Committees: Compensation, Executive, and Governance,
Environmental and Social Responsibility
BACKGROUND
Mr. Long served as the Chairman of Liberty Mutual Holding Company, Inc. until his retirement in 2025. He was elected President and a Director of Liberty Mutual Holding Company, Inc. in 2010, became Chief Executive Officer in 2011 and was elected Chairman in 2013. He serves on numerous boards of directors and civic organizations, including Mass Mutual, Hartwick College, Massachusetts General Hospital, Massachusetts General Hospital’s President’s Council, Ford’s Theatre, Massachusetts Competitive Partnership, Board of Governors for the Boston College, Chief Executives Club of Boston, MIT President’s CEO Advisory Board, Greater Boston Chamber of Commerce, Jobs for Massachusetts, Inc., Tamarack Technologies and as Chairman of Massachusetts General Hospital’s annual fundraiser, Aspire, which provides social services and development opportunities for children and young adults on the Autism spectrum. He also serves as a director and officer of The Common Room, a non-profit organization. Mr. Long received his B.A. degree from Hartwick College in 1983 and his M.S. in finance from Boston College in 1989, and was awarded an honorary Doctorate degree from Hartwick College in 2014, an honorary Doctorate of Commercial Science degree from Bentley University in 2017 and an honorary Doctor of Business and Commerce degree from Merrimack College in 2018.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Long has over 35 years of experience in the financial services area. His comprehensive accounting, financial and financial reporting experience acquired in a regulated industry at Liberty Mutual Holding Company, Inc. provides the Board and its Committees with valuable insight and perspective. Mr. Long also acquired important management and leadership skills that provide additional value and support to the Board. He has served on numerous boards of for-profit and non-profit companies and their committees. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Long should continue to serve as a Trustee.

10 2026 Proxy Statement

Item 1: Election of Trustees
Warren Robert Mudge

Age: 65
Trustee since 2026
Committees: Audit, and Finance and Risk Management
BACKGROUND
Mr. Mudge has served as a director of Unitek Global Services, a privately held engineering, construction and customer operations telecom services company, since 2018. From 2021 to 2023, Mr. Mudge served as Chief Executive Officer of Connect Holding LLC, doing business as Brightspeed Communications, a privately-held telecom and Internet service provider with operations in 20 states. From 2020 to 2021, he served as a director of Windstream Holding, Inc., a provider of voice and data network communications to businesses in the U.S. Mr. Mudge spent the bulk of his professional career (1983 to 2017) with Verizon Communications, Inc., serving in positions of increasing responsibility and culminating with seven years as Chief Operating Officer and Executive Vice President. In this role, he directed the transformation of traditional telco operations into a fiber-based platform serving more than 20 million homes and businesses and retrained Verizon’s workforce to meet new demands and requirements. Mr. Mudge holds a B.S. degree in management from North Adams State College, a M.B.A. degree from Suffolk University and a professional certificate in telecommunications technology from Northeastern University.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Mudge has over 40 years of experience in the operational area. His comprehensive operational experience acquired in a regulated industry at Verizon Communications, Inc. provides the Board and its Committees with valuable insight and perspective. Mr. Mudge also acquired important management and leadership skills that provide additional value and support to the Board. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Mudge should continue to serve as a Trustee.
Joseph R. Nolan, Jr.

Age: 62
Chairman since 2022
Trustee since 2021
Committee: Executive
BACKGROUND
Mr. Nolan is Chairman of the Board, President and Chief Executive Officer of Eversource Energy and is Chairman and a director of Eversource’s principal subsidiaries, except The Connecticut Light and Power Company. Mr. Nolan was elected President and Chief Executive Officer in 2021 and elected Chairman in 2022. Previously, Mr. Nolan served as Executive Vice President-Strategy, Customer and Corporate Relations of Eversource Energy since February 5, 2020. Prior to that, Mr. Nolan served as Executive Vice President-Customer and Corporate Relations of Eversource Energy from August 8, 2016 to February 5, 2020. Mr. Nolan also serves on the Boards of Directors of the NB Bancorp. Inc., Needham Bank; President’s Council, MGH Institute of Health Professionals; New England Council, Chairman’s Council; Boston Children’s Hospital; Intercontinental Real Estate Corporation, Long Island, New York Association; and Camp Harbor View Foundation. He received both his B.A. degree in communications and M.B.A. degree from Boston College.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Nolan is Chairman of the Board, President and Chief Executive Officer. His extensive experience in the energy industry and diverse communications and management skills provide the necessary background to lead the Company. He also serves our customer community through his service on and work with many non-profit boards. Since becoming Chief Executive Officer, he has continued the Company’s financial and operational success and continued to position Eversource as a national clean energy leader. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Nolan should continue to serve as a Trustee.

2026 Proxy Statement 11

Item 1: Election of Trustees
Daniel J. Nova

Age: 64
Lead Independent Trustee since 2024; and
Trustee since 2023
Committees:
Compensation, Executive, and Finance and Risk Management
BACKGROUND
Mr. Nova has been a General Partner at Highland Capital Partners LLP, a global venture capital firm with offices in Boston, Silicon Valley and San Francisco, since 1996. From October 2020 to December 2022, Mr. Nova served as a director of Highland Transcend Partners I Corp., a publicly-traded company. Mr. Nova currently serves as a director and member of the Compensation Committee of ThredUp Inc., a publicly-traded online resale platform. He was elected to the Board of Harley Davidson, Inc. on September 15, 2025. He also serves on the boards of directors of several privately held companies, including Catalant Technologies, Inc., Kyruus, Inc., and RapidSOS, Inc. He serves on the Board of Directors of the American Repertory Theater. Mr. Nova holds a B.S. degree in Computer Science and Marketing from Boston College and an M.B.A. degree from Harvard Business School.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Mr. Nova has more than 25 years of leadership, financial, and information technology and cyber security experience derived from his serving as a General Partner and as a director. He also provides in-depth experience to the Board from his service as a director of several public companies, including service on board committees, and has also served on area non-profit boards, all of which continue to provide the Board with valuable knowledge and insight. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Nova should continue to serve as a Trustee.
Frederica M. Williams

Age: 67
Trustee since 2012
Committees: Audit and Compensation
BACKGROUND
Ms. Williams has served as President and Chief Executive Officer of Whittier Street Health Center in Boston, an urban community health care facility serving residents of Boston and surrounding communities, since 2002. Prior to joining Whittier Street Health Center, she served as the Senior Vice President of Administration and Finance and Chief Financial Officer of the Dimock Center, a large health care and human services facility in Boston. Ms. Williams is a member of the Board of Trustees of Dana Farber Cancer Institute, the Massachusetts League of Community Health Centers and Boston Health Net. She is a Fellow of the National Association of Corporate Directors, a member of the Massachusetts Women’s Forum, International Women’s Forum, and Women Business Leaders of the U.S. Health Care Industry Foundation. Ms. Williams attended the London School of Accountancy, passed the examinations of the Institute of Chartered Secretaries and Financial Administrators (United Kingdom) (ICSA) and of the Institute of Administrative Management (United Kingdom) with distinction, and was elected a Fellow of the ICSA in 2000. She obtained a graduate certificate in Administration and Management from the Harvard University Extension School and an M.B.A. degree with a concentration in Finance from Anna Maria College.
QUALIFICATIONS, SKILLS AND EXPERIENCE
Ms. Williams has more than 25 years of experience in a regulated industry, and has served as the President and Chief Executive Officer of Whittier Street Health Center, a national model for providing broader access to high quality and cost-effective health care, for more than twenty years. This service has provided her with a broad base of financial, leadership, management and community experience and skills. She also has significant experience serving on several non-profit boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Williams should continue to serve as a Trustee.

12 2026 Proxy Statement

Governance of Eversource Energy
Board’s Leadership Structure

Joseph R. Nolan, Jr. is our Chairman of the Board, President and Chief Executive Officer. Daniel J. Nova serves as our Lead Independent Trustee.
As Lead Independent Trustee, Mr. Nova presides at executive sessions of the independent Trustees; approves meeting agendas, in consultation with the Chairman of the Board and the Corporate Secretary, facilitates communication between the Chief Executive Officer and the Trustees; chairs board meetings in the absence of the Chairman and Chief Executive Officer, participates with the Compensation Committee, which he chairs, in its evaluation of the Chief Executive Officer; provides ongoing information to the Chief Executive Officer about his performance and is available for consultation with major shareholders and institutional investors on governance related matters, as appropriate.

Selection of Trustees

This section and the next two sections discuss how we select individuals to become Trustees and how we continually ensure that we have a fully-qualified and effective Board with a diversity of viewpoints and experience.
As set forth in its charter, it is the responsibility of the Governance, Environmental and Social Responsibility Committee to identify individuals qualified to become Trustee and to recommend to the Board a slate of Trustee nominees to be submitted to a vote of our shareholders at the Annual Meeting of Shareholders. The Committee has from time to time retained the services of a third party executive search firm to assist it in identifying and evaluating such individuals.
As provided in our Corporate Governance Guidelines, the Governance, Environmental and Social Responsibility Committee seeks nominees with the following qualifications:

Trustees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board should represent diverse experience at policymaking levels in business, government, education, community and charitable organizations, as well as areas that are relevant to our business activities. The Governance, Environmental and Social Responsibility Committee also seeks diversity in personal background when considering Trustee candidates.

Applying these criteria and those noted elsewhere in this proxy statement, the Governance, Environmental and Social Responsibility Committee also considers Trustee candidates suggested by its members as well as by management and shareholders.
As part of the annual nomination process, the Governance, Environmental and Social Responsibility Committee reviews the independence, qualifications, skills and experience of each nominee for Trustee and reports its findings to the Board. At meetings held on January 27, 2026, the Governance, Environmental and Social Responsibility Committee and the Board of Trustees determined that each Trustee (except our Chairman of the Board, President and Chief Executive Officer) is independent, that each Trustee possesses the highest personal and professional ethics, integrity and values, and that each Trustee remains committed to representing the long-term interests of our shareholders. The Committee’s review also focused on each Trustee’s experience at policymaking levels in business, government, education, community and charitable organizations, and other areas relevant to our business activities, as described below. Based on this review, the Committee advised the Board on January 27, 2026, that each of the Trustees was qualified to serve on the Board under the Corporate Governance Guidelines.
The Governance, Environmental and Social Responsibility Committee and the Board annually review the skills and qualifications that they determine are necessary for the proper oversight of the Company by the Trustees in furtherance of their fiduciary duties. The Committee and the Board remain focused on ensuring that the individual and collective abilities of the Trustees continue to meet the changing needs of the Company and its constituencies. The Board is committed to nominating individuals who satisfy the applicable criteria for outstanding service to our Company and who together comprise the appropriate and diverse Board composition in light of evolving business demands. The Board evaluates the effectiveness of each Trustee in contributing to the Board’s work and the potential contributions of each new nominee.

2026 Proxy Statement 13

Governance of Eversource Energy
Trustee Qualifications, Skills and Experience

Eversource Energy is a holding company with electric, gas and water utility subsidiaries that provide service to customers in Connecticut, Massachusetts and New Hampshire. The Company is a leader in enabling the development of clean energy. Combined with our successful and effective energy efficiency programs, the Company is positioned to support the fight against climate change. We stress the importance of great reliability and service for our customers, solid financial performance for our shareholders, a safe, respectful workplace for our employees that provides good wages and benefits, and continuous engagement with and support of our communities. In 2025, Eversource replaced its carbon neutrality goal with an expanded set of GHG reduction targets aiming to achieve a 45 percent reduction in Scopes 1 and 2 emissions by 2035 and to achieve net zero emissions by 2050 for Scopes 1 and 2 as well as Scope 3 emissions associated with customer energy use. To help us achieve these goals, we seek Trustees with relevant skills and experience which are described here and elsewhere in this proxy statement.
Set forth below is a list of the qualifications, skills and experience we seek, followed by a description noting how these qualifications, skills and experience are particularly important to our Board:
Accounting and Financial Experience. As a publicly traded electric, gas and water utility holding company whose companies are subject to substantial federal, state and accounting industry rules, it is especially important that the Board members have significant accounting experience. Accurate and complete financial reporting, financing, auditing and internal controls are critical to our success. We expect all of our Trustees to be literate in financial statements and financial reporting processes. Several of our Trustees are career accounting and financial executives who provide us with superior strength in the Board’s oversight of this important element of the Board’s responsibilities.
Community and Charitable Organization Experience. Public utility companies have a unique position and role in the communities they serve beyond that of most companies. The Board supports and encourages community involvement and development and philanthropic goals and activities. The Eversource Energy Foundation, Inc. was established in 1998 to focus on our community investments and to provide grants to our non-profit community partners. Consistent with our business strategy and core values, the Foundation invests primarily in projects that address issues of economic and community development and the environment. Each Trustee has experience in one or more community or charitable organizations. We operate New England’s largest energy delivery system in three different states. Because a majority of our Trustees also reside in our service territory, they not only have ties to local communities, but they also understand our customers’ needs.
Environmental, Social and Governance, and Sustainability Experience. We prioritize the importance of strong environmental, social and governance practices, implementing measures to reduce the GHG emissions of both the Company and our region. We focus on the wellbeing of our customers and communities, through excellent customer service and continuing corporate philanthropy programs. We are committed to the health, safety and advancement of our employees, through our many pay, benefit and overall human capital management programs and through our sound, highly-rated governance practices. Experience in corporate responsibility and sustainability is important, as it assists the Board in its oversight of our ESG and sustainability practices so that Eversource is able to continue its commitment to protection of the environment, to the communities where our customers live and work, to our employees, and to society overall. Our Trustees have experience in all facets of corporate responsibility and sustainability, understand this critical part of our business, and are able to help us in maintaining our position as an ESG and sustainability leader.
Management, Senior Executive and Director Experience. Many of our Trustees serve or have served as senior executives or directors of other companies, providing us with unique insights. These individuals possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, long-term strategic planning, risk management and corporate governance, and know how to drive change and growth.
Regulatory Experience. Each of our utility subsidiaries is regulated in virtually all aspects of its business by various federal and state agencies, including the SEC, the Federal Energy Regulatory Commission, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which we operate. Accordingly, the Board values the policymaking experience in a heavily regulated industry that several of our Trustees possess.
Risk Management Experience. Assessing and managing risk in a rapidly changing energy environment is critical to our success. Several of our Trustees have served in leadership positions and have the experience to understand and evaluate the most significant risks we face and the experience and leadership to provide effective oversight of risk management processes, including Information Technology, Cyber and Physical Security.

14 2026 Proxy Statement

Governance of Eversource Energy
2026 Proxy Statement 15

Governance of Eversource Energy
Evaluation of Board and Board Refreshment

The Governance, Environmental and Social Responsibility Committee annually reviews and evaluates the performance of the Board of Trustees, Board Committees and individual Board members. The Committee periodically assesses the Board’s contribution as a whole and identifies areas in which the Board or senior management believes a better contribution can be made. The Committee also reviews the attributes and skills of the Board members as a way to refresh and continually ensure that the Board has the proper mix of skills. The Board and each of the Committees, other than the Executive Committee, also conduct annual performance self-evaluations to increase the effectiveness of the Board and its Committees; the results of these are reviewed and discussed with the Board. Our self-evaluation program includes the completion of Board and Committee questionnaires, interviews by the Lead Independent Trustee with each Board member, interviews by each Committee Chair with each Committee member, and discussions by the Board and each Committee of the Board and Committee effectiveness and any issues raised by our Board members during the self-evaluation process. In addition to the Committee reviews and the annual self-evaluations conducted by the Committee and the Board, the Committee and the Board also annually review the independence, performance and qualifications of each Trustee prior to nominations being made for an additional term. These reviews are discussed by the Committee, following which it makes recommendations to the Board regarding nominees for election as Trustees.
Shareholders who desire to suggest potential candidates for election to the Board of Trustees may address such information, in writing, to our Secretary at the mailing address set forth on page 85 of this proxy statement. The communication must identify the writer as a shareholder of the Company and provide sufficient detail about the nominee for the Governance, Environmental and Social Responsibility Committee to consider the individual’s qualifications. Our Declaration of Trust also includes provisions for proxy access.

16 2026 Proxy Statement

Governance of Eversource Energy
Board Committees and Responsibilities

The Board of Trustees has five standing committees, described below. The Board has adopted charters for each of these committees. These charters can be found at
https://investors.eversource.com/corporate-governance/
documents-charters.

Audit Committee
Members: Loretta D. Keane, Chair Linda Dorcena Forry Gregory M. Jones Warren Robert Mudge Frederica M. Williams
The Audit Committee is responsible for oversight of the Company’s financial statements, the internal audit function, and compliance by the Company with legal and regulatory requirements. The Committee also oversees:
•
The appointment, compensation, retention and oversight of our independent registered public accounting firm.

•
The independent registered public accounting firm’s qualifications, performance and independence, as well as the performance of our internal audit function.

•
The review of guidelines and policies that govern management’s processes in assessing, monitoring and mitigating major financial risk exposures.

•
Financial reporting and review of accounting standards and systems of internal control.

•
Significant accounting policies, management judgments and accounting estimates, and earnings releases.

•
All matters that may have a material impact on the financial statements or the Company’s compliance policies and practices.

The Audit Committee has sole authority to appoint or replace the independent registered public accounting firm (for which it seeks shareholder ratification), and to approve all audit engagement fees and terms.
The Committee meets independently with the internal audit staff, the independent registered public accounting firm, management, and then solely as a Committee, at least quarterly. Following each Committee meeting, the Audit Committee reports to the full Board. The Audit Committee met six times during 2025, including the annual joint meeting with the Finance and Risk Management Committee.
Additional information regarding the Audit Committee is contained in Item 3 of this proxy statement beginning on page 79.
Financial Expertise: Each member of the Audit Committee meets the financial literacy requirements of the SEC, the New York Stock Exchange (NYSE) and our Corporate Governance Guidelines. The Board has affirmatively determined that Ms. Keane is an “audit committee financial expert,” as defined by the SEC.
Independence: The Board has determined that each member of the Audit Committee meets the independence requirements of the SEC, the NYSE and our Corporate Governance Guidelines.

2026 Proxy Statement 17

Governance of Eversource Energy
Compensation Committee
Members: Daniel J. Nova, Chair John Y. Kim David H. Long Frederica M. Williams
The Compensation Committee is responsible for the compensation and benefit programs for all executive officers of Eversource Energy and has overall authority to establish and interpret our executive compensation programs. The Compensation Committee also:
•
Reviews our executive compensation strategy, evaluates components of total compensation, assesses performance against goals, market competitive data and other appropriate factors, and makes compensation-related decisions based upon Company and executive performance.

•
Reviews and recommends to the Board of Trustees the compensation of the non-employee members of the Board.

•
Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and subject to the further review and approval of the independent Trustees, evaluates the performance of the Chief Executive Officer in light of those goals and objectives.

•
In collaboration with the Chief Executive Officer, oversees the evaluation of executive officers and engages in the succession planning process for the Chief Executive Officer and other executives.

•
Has the sole authority to select and retain experts and consultants in the field of executive compensation to provide advice to the Committee with respect to market data, competitive information, and executive compensation trends; retains an independent compensation consulting firm to provide compensation consulting services solely to the Compensation Committee.

Following each Committee meeting, the Compensation Committee reports to the full Board. The Compensation Committee met five times during 2025.
For additional information regarding the Compensation Committee, including the Committee’s processes for determining executive compensation, see the Compensation, Discussion and Analysis beginning on page 37.
Independence: The Board has affirmatively determined that each member of the Compensation Committee meets the independence requirements of the SEC, the NYSE and our Corporate Governance Guidelines.

Executive Committee
Members: Joseph R. Nolan, Jr., Chair Loretta D. Keane John Y. Kim David H. Long Daniel J. Nova
The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in our Declaration of Trust, during the intervals between meetings of the Board.
Following each Committee meeting, the Executive Committee reports to the full Board. The Executive Committee did not meet in 2025.
Independence: Except for Mr. Nolan, who is the Company’s Chairman of the Board, President and Chief Executive Officer, each member of the Executive Committee is independent.

18 2026 Proxy Statement

Governance of Eversource Energy
Finance and Risk Management Committee
Members: John Y. Kim, Chair Cotton M. Cleveland Loretta D. Keane Warren Robert Mudge Daniel J. Nova
The Finance and Risk Management Committee assists the Board in fulfilling its oversight responsibilities relating to financial plans, policies and programs for Eversource Energy and its subsidiaries. The Finance and Risk Management Committee also:
•
Reviews the Company’s plans and actions to assure liquidity; its financial goals and proposed financing programs modifying the Company’s capital structure; its financing programs, including but not limited to the issuance and repurchase of common and preferred shares, long-term and short-term debt securities and the issuance of guarantees; and its operating plans, budgets and capital expenditure forecasts.

•
Reviews the Company’s Enterprise Risk Management (ERM) program and in conjunction with other Committees of the Board, practices to monitor and mitigate cyber, physical security, artificial intelligence and other risk exposures.

•
Reviews and recommends the Company’s dividend policy, as well as new business ventures and initiatives which may result in substantial expenditures, commitments and exposures.

•
Conducts an annual review of counter-party credit policy, insurance coverages and pension plan performance.

Following each Committee meeting, the Finance and Risk Management Committee reports to the full Board. The Finance and Risk Management Committee met five times during 2025, including the annual joint meeting with the Audit Committee.
Independence: While the Committee is not subject to the same independence requirements of the Audit, Compensation and Governance, Environmental and Social Responsibility Committees, the Board has affirmatively determined that each member of the Finance and Risk Management Committee is independent.

2026 Proxy Statement 19

Governance of Eversource Energy
Governance, Environmental and Social Responsibility Committee
Members: David H. Long, Chair Cotton M. Cleveland Linda Dorcena Forry Gregory M. Jones
The Governance, Environmental and Social Responsibility Committee is responsible for developing, overseeing and regularly reviewing our Corporate Governance Guidelines and related policies. The Governance, Environmental and Social Responsibility Committee also:
•
Serves as a nominating committee, establishing criteria for new Trustees and identifying and recommending prospective Board candidates and the appointment of Trustees to Board Committees.

•
Annually reviews the independence and qualifications of the Trustees and recommends to the Board appointments of the Committee members, the Lead Independent Trustee, and the Executive Chairman of the Board and the election of officers of the Company.

•
Annually evaluates the performance of the Board and its Committees.

•
Annually reviews the charters of the Board Committees.

•
Oversees the Company’s climate, environmental, human capital management and social responsibility strategy, programs, policies, risks, targets and performance, as well as related public reporting, in coordination with other Committees or the Board as necessary or appropriate.

Following each Committee meeting, the Governance, Environmental and Social Responsibility Committee reports to the full Board. The Governance, Environmental and Social Responsibility Committee met four times in 2025.
Independence: The Board has affirmatively determined that each member of the Governance, Environmental and Social Responsibility Committee meets the independence requirements of the SEC, the NYSE and our Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is employed by Eversource Energy or any of its subsidiaries. No executive officer of Eversource Energy serves as a member of the compensation committee or on the board of directors of any company at which a member of the Eversource Energy Compensation Committee or Board of Trustees serves as an executive officer.

Meetings of the Board and its Committees

In 2025, the Board of Trustees held seven meetings, four of which included executive sessions attended only by the independent Trustees, and the Board and the Committees held a total of 27 meetings. Each Trustee attended at least 75 percent of the aggregate number of the 2025 Board and
Committee meetings and all Trustees attended the Annual Meeting of Shareholders held on May 1, 2025. Our Trustees are expected to attend our Annual Meetings of Shareholders, but we do not have a formal policy addressing this subject.

Board’s Oversight of Risk

The Board of Trustees, both as a whole and through its Committees, is responsible for the oversight of the Company’s risk management processes and programs. The Board believes that this approach is appropriate to carry out its risk oversight responsibilities and is in the best interests of the Company and its shareholders. Each year, the Board evaluates its risk assessment function as part of its Board evaluation process.

20 2026 Proxy Statement

Governance of Eversource Energy
As set forth below, each Committee reviews management’s assessment of risk for that Committee’s respective area of responsibility. Each Committee member has expertise on risks relative to the nature of the Committee on which they sit. With each Committee Chair reporting to the Board following each Committee meeting, the entire Board can discuss risk related issues, assess their implications and provide oversight on appropriate actions for management to take. All Board meetings are attended by members of senior management at which discussions of relevant risks and challenges facing the Company are held.
The Board of Trustees oversees the Company’s comprehensive operating and strategic planning. The operating plan, is reviewed and formally approved by the Board in January following a detailed review at a separate meeting by the Finance and Risk Management Committee, consists of the goals and objectives for the year, key performance indicators, and financial forecasts. The strategic planning process consists of long-term corporate objectives, specific strategies to achieve those goals, and plans designed to implement each strategy. The ERM program is integrated with the annual operating and strategic planning processes to identify the key financial risks associated with the plan. These financial risks are presented to the Board of Trustees as part of the annual operating plan and at the Board’s annual strategic planning session.
The Finance and Risk Management Committee is responsible for oversight of the Company’s ERM program and enterprise-wide risks, as well as specific risks associated with cyber security, insurance, credit, financing, pension investments, and lines of business. Our COSO-based ERM program involves the application of a well-defined, enterprise-wide methodology designed to allow our executives to identify, categorize, prioritize, mitigate and monitor the principal risks to the Company. The ERM program is integrated with other assurance functions throughout the Company, including Corporate Compliance, Internal Audit and Corporate Insurance to ensure appropriate coverage of risks that could impact the Company, that the appropriate risk response is determined, and that the risk mitigation plans are periodically verified. The top enterprise-wide risks are identified using a comprehensive cross-functional analysis involving key officers and employees of each organization within the Company and are monitored throughout the year by the Company’s Risk Committee, which is comprised of senior officers of the Company, with key risk indicators and mitigation progress reports. In addition to known risks, the ERM program identifies emerging risks to the Company, through participation in benchmarking groups both within and outside the utility industry, discussions with management, and consultation with outside advisors. Our management then analyzes risks to determine materiality and likelihood, and develops formal mitigation strategies based upon the risk drivers or what could cause the risk to occur. Management broadly considers our business model, the utility industry, the global, regional and local economies, climate change, sustainability, and the current political and economic environment to identify risks. Periodically, the ERM group will perform a correlation exercise to determine the influence the top enterprise risks may have on one another’s likelihood and impact. The findings of this process are discussed with the Finance and Risk Management Committee and the full Board, including reporting on an individual risk-by-risk basis on how these issues are being measured and managed.
In addition to the regularly scheduled reports by ERM of all the Company’s enterprise-wide risks and the results of the ERM program, management reports periodically to both the Board of Trustees and the Finance and Risk Management Committee and/or Joint Audit and Finance and Risk Management Committees in depth on specific top enterprise risks at the Company. ERM also reports regularly to the Finance and Risk Management Committee on the activities of the Company’s Risk Committee. The Company’s Risk Committee meets quarterly, or more frequently if needed. It is responsible for ensuring that the Company is managing its principal enterprise-wide risks, as well as other key risk areas such as operations, regulatory, environmental, information technology (including cyber), compliance and safety. The Risk Committee is chaired by the Chief Financial Officer.
The Audit Committee is responsible for oversight of the integrity of the Company’s financial statements, including oversight of the guidelines, policies and controls that govern management’s processes for assessing, monitoring and mitigating major financial risk exposures as well as compliance with laws and regulations. The Company’s Disclosure Committee is responsible for ensuring accurate and appropriate financial statements including the inclusion of relevant risk factors. The Disclosure Committee is made up of individuals with key financial reporting roles and business areas throughout the Company. The Governance, Environmental and Social Responsibility Committee is responsible for the oversight of compliance with various governance regulations of the SEC, the NYSE and other regulators, along with environmental activities including clean energy transition, sustainability and climate related impacts, Trustee succession planning, and oversight of the Company’s policies and practices. The Executive Vice President and General Counsel reports on any changes in laws and regulations and recognized best practices as part of the annual review of Committee charters and the Board’s Corporate Governance Guidelines and at Committee and Board meetings. The Board of Trustees administers its compensation risk oversight function primarily through its

2026 Proxy Statement 21

Governance of Eversource Energy
Compensation Committee. The process by which the Board and the Compensation Committee oversee executive compensation risk is described in greater detail within the Compensation Discussion and Analysis section.

Cyber and Physical Security Risk

The Company upholds rigorous security policies and practices that continue to allow it to protect its employees as well as its cyber and operational assets. At the same time, the Board and its Committees continue to provide substantial and focused attention to cyber and physical security. Comprehensive cyber security reports are provided and discussed at each meeting of the Finance and Risk Management Committee, which has primary responsibility for cyber and physical security oversight at the Committee level. These reports are provided to all members of the Board and are discussed by the full Board during the Finance and Risk Management Committee reports. The reports focus on the changing threat landscape and the risks associated with the Company and describe cyber security drills and exercises, any attempted breaches, cyber incidents within the utility industry and around the world, as well as the Company’s protections and mitigation strategies, including insurance. In addition, assessments by third party experts of cyber and physical security risks to the utility industry and the Company are conducted periodically.
The Company regularly reviews and updates its cyber and physical security programs and the Board and its Committees continue to enhance their strong oversight activities, including joint meetings of the Audit and Finance and Risk Management Committees. During these meetings, discussions are held on cyber and physical security programs and issues that might affect the Company’s financial statements and operational systems. These programs and issues are discussed by both Committees with financial, information technology, legal and accounting management, other members of the Board, representatives of the Company’s independent registered public accounting firm, and outside advisors and experts. The key performance indicators that the Company provides to the Board include employees’ performance on simulated “phishing” emails that are sent by the Information Technology Department to test employees’ attention to cyber and information security. The Company continues to outperform industry benchmarks in phishing click-rates.
The Company has a robust Enterprise Risk Management Program which has identified cyber security and physical attacks on critical infrastructure as top enterprise risks. The managing and monitoring of risks are the responsibility of the Company’s Risk Committee, which meets quarterly and is chaired by the Chief Financial Officer. The Chief Information Technology Officer
(CITO) is responsible for developing, implementing, and enforcing our cyber security program and information security policies to protect the Company’s information systems and operational assets. Our CITO has more than 20 years of relevant information security experience and education. The CITO and multiple members of the cyber team hold security clearance from the Department of Homeland Security.
The Company is continuously engaged with numerous outside groups and organizations that share information on cyber and physical threats and issues facing the energy and utility sector. The New England Utility Cyber Information Collaborative and the North American Electric Reliability Council’s Electricity Information Sharing and Analysis Center support two-way sensitive information sharing between the U.S. Government and Eversource. The Edison Electric Institute’s Cyber Mutual Aid initiative ensures that member utilities can request cyber assistance in the same manner as utilities support weather events. The U.S. Department of Energy’s Energy Threat Analysis Center and peer utilities share best practices for addressing cyber threats. The Company also arranges for third-party assessments and audits of its cyber security policies and protections, as well as external tests of its information protection systems.
The Company’s cyber program has been modeled after the National Institute of Standards and Technology framework, a widely accepted framework utilized by critical infrastructure industries. All employees are required to complete annual cyber security training which is updated annually to ensure relevancy. The Cyber Security team also provides periodic updates to employees at various meetings. The Company maintains current incident response and business continuity plans, which are periodically updated and tested. The Company has seen an increase in the number of blocked ransomware attacks, denial of service attacks, and unauthorized login attempts year over year; investments in cyber technologies and policies put in place to protect information, and systems have worked as intended. The physical security program provides protection of employees and for critical infrastructure assets and is modeled around the physical security concept of deter, detect, deny, respond. This includes site surveillance and perimeter protection including a robust technology platform of security camera systems and electronic intrusion detection systems. Additionally, perimeter hardening with upgraded fencing systems has been implemented.

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Vendors are required to attest to their business continuity and cyber control programs and provide evidence of appropriate insurance and indemnification agreements and employee background checks for individuals with access to critical systems and assets. The Company bars sourcing from countries included on the Department of Homeland Security’s list of Prohibited Nations to further protect the Company’s supply chain. The Company maintains cyber insurance which covers breaches of networks and operational technology.

Artificial Intelligence

Eversource has made significant strides in integrating Artificial Intelligence (AI) technology across its operations. The Company is leveraging AI to proactively identify and address potential system issues or risks, ensuring the continued safety and reliability of its transmission and distribution systems. Eversource’s AI strategy is anchored in a commitment to ensure that all AI implementations adhere to the highest standards of security and data privacy. The strategy is guided by strong leadership governance, with a dedicated team overseeing the selection and monitoring of AI projects to ensure they meet defined success metrics and deliver value to stakeholders.
Eversource continues to incorporate AI strategies into its safety, asset identification and storm response processes. This includes the integration of advanced camera technology into Eversource trucks, enabling real-time data collection as vehicles drive through service areas. The system captures critical information without requiring direct interaction from employees, facilitating more accurate and timely damage assessments. The application of AI analytics is expected to expedite restoration efforts, enabling faster and more efficient response to storm-related disruptions.
Eversource is developing a strategic plan for leveraging AI to improve the customer experience by providing the call centers detailed information on customer interactions resulting in greater customer service. Eversource will also leverage AI to identify opportunities for improved grid management and employee productivity through process automation. “Human in the Loop” controls will be used to monitor AI tools to reduce the risk of unintended actions.

Sustainability/ESG/Climate Risk

Conducting our business with integrity and in a socially and environmentally responsible manner helps us earn the trust of our customers and shareholders, attracts and retains talented employees, and demonstrates our shared responsibility to care for the natural environment. Sustainability is embedded into how we conduct our business today and plan for future generations, with ESG initiatives integrated into the policies and principles that govern our Company. We strive to meet the evolving expectations of our shareholders, customers, employees, regulators, and the communities we serve through our commitment to sustainability. Our policies and programs have been recognized for their excellence throughout the industry and by independent trade groups, sustainability raters, and the media.
The 2025 awards and recognitions we received are further evidence of our leadership in corporate responsibility. For additional information on our awards, please see “Additional Factors” appearing in the Compensation, Discussion and Analysis section of this proxy statement.
Environmental Performance
Emission reductions, protection of natural resources, and environmental accountability
Climate Leadership. Eversource recognizes that climate change is one of the greatest challenges facing the globe and we seek to do our part to mitigate its impacts. Reflecting on this importance, our Board of Trustees’ Governance, Environmental and Social Responsibility Committee Charter includes oversight of climate action and an annual review of progress against climate-related goals.
An important example of our continued leadership includes our focus on reducing GHG emissions. In June 2025 we announced an expanded climate commitment:
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Near-Term: 45 percent reduction in operational (Scopes 1 and 2) greenhouse gases (GHGs) by 2035

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Long-Term: Reach Net Zero emissions by 2050, encompassing operational emissions (Scopes 1 and 2) and indirect Scope 3 emissions associated with customer electric and gas use — the most significant and challenging portion of our footprint.

We’ve already made strong progress reducing our operational emissions, achieving nearly 30 percent reductions from our baseline year of 2018 through 2024 by focusing on leak-prone gas pipe replacement,

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implementing energy efficiency initiatives and upgrades at our facilities, adopting lower-emissions vehicle alternatives in our fleet, improving our maintenance of equipment in our transmissions system that contain sulfur hexafluoride (SF6) and interconnecting clean energy in our region. Looking ahead to 2035, we will continue to focus on where we have the most influence in our footprint and serve a critical role in supporting state climate objectives by targeting operational efficiency initiatives, adopting cleaner technologies where able, and empowering customers to make informed decisions around energy consumption through our nationally-renowned energy efficiency programs.
We periodically assess the physical and transitional impacts related to climate change to help enhance risk mitigation strategies and identify opportunities. Our assessment includes evaluating the impacts of more severe weather events, regulatory and financial risks, and changing customer behavior. We are also pursuing climate-related opportunities that enable business success while serving the needs of our customers. We are working to reduce emissions in our operations and for the region through clean energy investments, energy efficiency programs, the pursuit of emerging technologies, and enabling grid improvements to prepare for increased electrification of the energy sector. Programs for clean transportation, clean energy and climate investments also offer opportunities to Eversource and our communities to advance projects that have the ability to reduce GHG emissions throughout the region and help mitigate the impacts of climate change, while providing job creation and economic benefits.
We take measures to prepare for and manage the potential effects of climate change and severe weather, including:
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Risk management

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Overhead and electrical hardening

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Distribution automation

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Environmentally responsible vegetation management

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Resiliency of infrastructure including designing for flood-prone areas

Our employees utilize comprehensive emergency preparedness and resiliency plans that help us to keep our communities safe and provide our customers with timely and accurate restoration information during extreme weather events.
Maintaining the reliability of our system is an ongoing focus. We are evaluating infrastructure needs and engaging external leaders to support changing customer expectations, the integration of renewable energy and the implementation of evolving technologies.
Expanded Climate Commitment. In 2025, we replaced our carbon neutrality goal with climate targets aiming to achieve a 45 percent reduction in Scopes 1 and 2 emissions by 2035 and to achieve net zero emissions by 2050 for Scopes 1 and 2 as well as Scope 3 emissions associated with customer energy use. These climate targets are overseen by a dedicated Committee comprised of cross-functional company leaders pursuing emissions reductions in our operations by improving efficiency, implementing emerging technologies and engaging our employees and external stakeholders in the development and implementation of innovative strategies.
In our operational footprint, we are working toward our goals by focusing on reducing emissions in five key operational areas:
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Our company vehicle fleet, by reducing emissions from fuel consumption through continued adoption of electric and hybrid vehicles, use of alternative fuel sources as substitutes for diesel and gasoline, and focusing on driver efficiency.

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Our facilities, by performing energy audits at our largest facilities and implementing efficiency measures that lower energy use such as the installation of building management systems and upgrades to aging equipment.

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Line loss, or the energy lost when power is transmitted and distributed across our electric system, by supporting state and regional efforts that are enabling a cleaner mix of energy in the grid, thereby reducing the carbon intensity of line loss. In addition, improving efficiencies

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in our transmission infrastructure is also helping to reduce these physical losses.
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Our natural gas distribution system, by replacing aging steel and cast-iron pipes with lower leak alternatives to reduce methane emissions.

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Our SF6, a potent GHG commonly used as an insulator in electric equipment, through improved maintenance practices and adopting innovative solutions to replace this gas with less carbon-intensive alternatives.

Unlike many electric utilities that operate large fossil fuel generation fleets, Eversource’s Scope 1 and Scope 2 emissions are small contributors to our region’s GHG emissions as our current energy generation is limited solely to solar. Our Scope 3 emissions are the largest portion of our inventory as they include emissions associated with customer energy use. While we have limited influence over this emissions source, the investments we make to the grid infrastructure that enable more clean energy to be interconnected over time, will help reduce the carbon footprint of our service territory and our customers, while supporting regional goals addressing climate change. We also influence Scope 3 emissions through our industry-leading energy efficiency programs and interconnection of customer renewables. Complementing our energy efficiency programs, we are also rolling out AMI meters to our customers in Massachusetts, allowing them to make informed decisions about their energy use while modernizing the grid. Our strategy is rooted in being a principal catalyst for decarbonizing the New England grid with renewable energy sources, like wind and solar power, which will play an important role in our region’s clean energy future.
To guide the strategic direction of these efforts, we have an ESG & Climate Governance structure to direct effective management of these topics that is overseen by executive management and the Board’s Governance, Environmental and Social Responsibility Committee.
Energy Efficiency. Energy efficiency and active demand management strategies remain a core service offering for Eversource customers to reduce their energy use and lower their carbon footprint.
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Energy efficiency, electric mobility, and demand response continue to be among the most cost-effective ways for customers to reduce energy use and emissions. Through customer participation in these programs, more than 2.9 million metric tons of lifetime greenhouse gas emissions were avoided.

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The Energy Efficiency team continues to demonstrate leadership and evolve the programs offered under statewide efficiency brands Energize ConnecticutSM, Mass Save® and NHSaves®. As our states continue to advance electrification and decarbonization initiatives, the team provided rebates for more than 19,000 residential heat pumps to customers in Connecticut, Massachusetts and New Hampshire customers in 2025. In 2025, the combined Connecticut and Massachusetts Heat Pump Installer Networks grew by 24 percent, exceeding 2,500 participating contractors.
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Across all three states, the ConnectedSolutions active demand response program had 76,000 residential and 409 commercial customers enrolled, and approximately 224 MW ready to be dispatched. ConnectedSolutions successfully curtailed approximately 210 MW of load during the summer of 2025, reducing strain on the ISO-NE system electric grid during periods of high demand. In 2025, across the three states, the thermostat program included 134,000 enrolled devices. The battery program included 3,011 residential participants, and 44 commercial and industrial (C&I) participants across 836 C&I customer sites, collectively contributing approximately 210 MW of flexible load. The Connecticut Energy Storage Solutions (ESS) battery program had over 475 residential and C&I customers enrolled.

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Transportation remains one of the largest contributors to greenhouse gas emissions in the United States and our EV charging programs in Connecticut and Massachusetts are an important part of our clean energy initiatives. In 2025, we energized over 8,000 ports in Connecticut, Massachusetts and New Hampshire, some of which are available for public use.

We continue to provide a nation-leading, comprehensive set of customer-facing services that provide energy-saving solutions, carbon reduction strategies and cost savings to all of our customer classes: residential, municipal, commercial, and industrial.
Natural Gas. We continue to reduce methane emissions within our natural gas service territories and actively pursue methods to decarbonize the heating sector in support of regional goals.
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We remain focused on the replacement of aging bare-steel and cast-iron natural gas pipelines to enhance safety and reliability and minimize the release of methane emissions into the atmosphere.

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In 2020, we received approval to pilot a networked geothermal system within our eastern Massachusetts gas service territory as an alternate, low-emission thermal solution to meet our customers’ energy needs. A neighborhood in Framingham, Massachusetts with a mix of residential and commercial customers was selected and field work began in 2022. Construction began in June 2023 and the work was completed with commissioning starting in 2024. The pilot is in its second heating year and is collecting valuable operational and emission data which informs our learning, and will help optimize system efficiency. Additionally, we have received

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approval from the Department of Energy (DOE) for a grant for expansion of the existing Framingham networked geothermal loop, where construction activities will commence upon regulatory approvals.
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We are actively participating in proceedings across our natural gas service territories in Connecticut and Massachusetts, by filing our first Climate Compliance Plan in 2025. This plan outlines the Company’s strategic plan to ensure safe, reliable, and cost-effective natural gas service, while supporting efforts in Massachusetts to achieve GHG emissions targets.

Water. Eversource is committed to the protection of water resources through conservation, water quality management and stewardship of water resources.
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Our water distribution subsidiary, Aquarion Company, administers conservation programs to help ensure that local water supplies remain sufficient for critical needs such as human consumption and fire protection. Long-range initiatives are underway to help ensure the reliability of our sources of supply into the future.

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Aquarion’s reservoirs are surrounded by more than 22,000 acres of forest, which serve as both a critical safeguard and an invaluable natural resource. We continually assess the biological condition of our watershed forests as part of an effort to increase forest resilience through active forest management.

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Aquarion continually conducts site inspections and monitors land use activities and water quality at hundreds of locations throughout our watershed and aquifer areas.

Environmental Stewardship. We take great care with conservation measures, seeking to protect and preserve biodiversity, and responsibly manage natural/working lands and cultural resources.
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Our focus on protecting environmentally sensitive areas within our rights-of-way helps us to mitigate impacts to sensitive species and resource areas.

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Our vegetation management program balances the needs of our customers and communities with the goal of providing reliable electric service, while monitoring and addressing the biodiversity of forested and early successional habitat near our power lines.

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Eversource partners with State Historic Preservation and Tribal Historic Preservation offices to identify and protect cultural resources within our rights-of-way.

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We continue to manage the Eversource Land Trust to protect open space and wildlife habitat, while continuing to educate stakeholders on the variety of species protection measures.

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Our cross-functional Biodiversity Working Group focuses on advancing biodiversity projects; enhancing disclosures; and assessing our nature dependencies, impacts, risks and opportunities. As part of this group’s work, we published a Biodiversity Commitment Statement in 2025 that describes the steps we are taking to be a responsible steward of the natural environment.
Transparency and Accountability. We hold ourselves accountable for the impact our business might have on the environment, meeting and in some cases exceeding compliance with environmental laws, regulatory commitments and requirements. Along with our Environmental Policy, we have formal procedures in place to help ensure environmental compliance. Environmental training is provided to employees based on job function. Legal and Environmental teams meet quarterly to review and address compliance risks and issues.
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We strive to proactively work with customers, community members, environmental groups, regulatory agencies and civic and business partners to review planned work and promote transparent operations.

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Our employees, as well as vendors, suppliers and contractors, are expected to adhere to environmental laws as stated in our Code of Business Conduct, Supplier Code of Conduct and procurement process.

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We are committed to tracking and monitoring our progress through a set of metrics that are reviewed monthly by executive leadership, and we work every day to uphold a focus on environmental protection.

Social Responsibility
Actions that care for people and engage stakeholders
Human Capital and Workforce Engagement. At Eversource, we are committed to fostering an empowered, engaged workforce that delivers superior service safely to our customers. We believe that a culture of respect and collaboration drives innovation and strengthens trusted relationships with employees, customers, suppliers, and community partners. Our approach includes partnering with programs and agencies that address the unique challenges facing the communities we serve.
Employee engagement remains a priority because we know that engaged employees deliver outstanding service. We regularly gather feedback through pulse surveys for individual groups and Business Resource Groups (BRGs), listening sessions, employee meetings, and our online employee community. These insights inform actions that support productivity, customer focus, and evolving work expectations.
Throughout the year, we delivered programs, events, and discussions aimed at strengthening employee engagement and reinforcing our collaborative culture. We also enhanced our Employee Value Proposition, underscoring Eversource’s commitment to safety, our customers, and

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sustainability. This proposition serves as a clear message to employees, customers, investors, and prospective candidates, demonstrating how our values guide the employee experience and contribute to long-term organizational success.
Leadership and Talent Development. Our executive leadership team actively promotes a culture of engagement by building and leading dynamic, high-performing teams. Leaders are committed to growing a pipeline of exceptional talent, leveraging diverse perspectives to enhance customer service, and engaging with the communities we serve.
Recognizing that employees are our most valuable asset, we integrate workforce strategies into our annual business and workforce planning process to address immediate and long-term resource needs. In 2025, we launched the Eversource Leadership Development Cohort for high-potential employees, offering senior management interaction, targeted coaching, and learning experiences that promote independent thinking, collaboration, and inclusion.
We provided targeted training and educational opportunities to all employees to ensure continued growth in the utility industry. Interactive tools and resources supported learning effectiveness and the development of business, leadership, and technical skills. Development initiatives were aligned with strategic workforce plans to support succession planning across all levels of the organization. Additionally, our Engineering and Transmission Development Cohorts offered professional development for recent college graduates.
To attract and retain talent in critical technical roles, we partnered with trade organizations and educational institutions within our communities. These partnerships, along with proactive sourcing strategies, help us recruit experienced professionals in engineering, electric and gas operations, and energy efficiency. Employees benefit from competitive pay, comprehensive benefits, and robust training programs, including tuition assistance, internships, co-ops, and leadership development initiatives, all reinforcing equal opportunity, non-discrimination, and advancement based on merit and performance.
Strategic Workforce Planning. As the demand for skilled talent grows, Eversource continues to adapt its recruiting strategies for trade and technical roles. Each year, we develop strategic workforce plans to identify short-term and long-range resource needs, ensuring we acquire, develop, and retain top talent. We remain focused on innovative approaches to replenishing the workforce, expanding programs to meet business needs, and building a pipeline of technically qualified individuals while maintaining fairness and equal opportunity for all candidates.
In 2025, we introduced a redesigned internship program that delivers meaningful, hands-on experiences and professional development opportunities, strengthening our early-career talent pipeline. We also advanced our talent acquisition capabilities through HR technology and AI-driven tools, enabling more effective sourcing, streamlined recruiting processes, and enhanced service to employees. These initiatives reflect our commitment to fostering future talent and leveraging innovation to attract and develop top performers.
Our employees are also engaged shareholders; over 14,250 active and retired employees owned 2.4 percent of our outstanding common shares through the Eversource 401(k) Plan as of December 31, 2025. Additionally, more than 730 employees are currently enrolled in Eversource Energy’s Dividend Reinvestment and Share Purchase Plan and buy common shares automatically through payroll deduction each month.
Reliability & Resiliency. Eversource continues to make significant investments in projects and programs to modernize our electric system, which enhances reliability for our customers, makes the electric grid more resilient to extreme weather events, and provides greater access to new renewable power sources. This enables the region to accelerate retirements of older, higher emitting power plants, and creates a more reliable and efficient electric grid that will help meet aggressive GHG reduction goals.
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We are evolving our analytics and automation practices on our distribution systems to reroute power and restore service to our customers as quickly as possible. We are investing in technologies to enhance the ability of the electric system to incorporate solar, demand response, energy storage and other distributed energy resources, while continuously improving the safety, security, reliability, resilience, cost effectiveness of our electric delivery infrastructure and encouraging customer engagement.

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Eversource filed an Electric Sector Modernization Plan (ESMP) with the Massachusetts DPU which was approved in August 2024. The ESMP includes foundational investments to increase electrification headroom by 180 percent, providing capacity to enable 2.5 million EVs statewide, 1 million residential air-source heat pumps, and 5.8 GW of solar. Additionally, it includes investments for software and tools to support the dispatch, management and customer incentives for Distributed Energy Resources (DER) like rooftop solar and energy storage. As part of the ESMP, Eversource also proposed a comprehensive plan to harden the system proactively to enable it to withstand more severe weather events and reduce restoration times and the number of interruptions. The plan introduces targeted hardening to address grid vulnerabilities include reconductoring, selective undergrounding and vegetation management.

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•
Eversource also conducted a tri-state climate vulnerability study that assessed climate hazards relevant to the New England area. Climate hazards were projected out to 2050 and 2080 under multiple scenarios and downscaled to high granularity. Eversource is currently in the process of assessing how these results will impact its planning, operations and standards.

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Eversource is implementing an approved program in Massachusetts that includes investment in advanced sensing and monitoring, distribution automation, advanced voltage management, and load flow modeling software.

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The Company is also actively participating in regulatory proceedings in Connecticut and New Hampshire to expand the impact of further investments in grid modernization to all Eversource electric distribution customers.

Our Communities. Eversource is committed to the health and economic well-being of the residents, businesses and institutions of Connecticut, Massachusetts, and New Hampshire.
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In 2025, we provided $7.1 million in grants to nonprofit organizations and charitable regional activities across our tri-state service area.

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In 2025, our employees devoted over 29,000 hours to volunteerism and maintaining strong partnerships with key community organizations across New England, including our continued support of the Eversource Walk for Boston Children’s Hospital, the Mass General Brigham Cancer Center Eversource 5K Run-Walk, the Eversource Hartford Marathon, the Eversource Walk and 5K Run for Easterseals New Hampshire, Travelers Championship, and Special Olympics in Connecticut and New Hampshire.

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In Connecticut, Eversource supported a variety of economic and community development projects through the purchase of state tax credits. The Community Relations Team worked closely with the State Historic Preservation Office, the Connecticut Housing Finance Authority, the Department of Revenue Services, and numerous municipalities and nonprofit organizations. This initiative supports our communities through historic preservation, increasing affordable housing, and investing in the energy efficiency efforts of the nonprofit community. For the calendar year 2025, Eversource purchased approximately $47 million in total tax credits.

Governance
Effective leadership, financial stability and strong ethics
The Governance, Environmental and Social Responsibility Committee of the Board of Trustees is responsible for oversight of the Company’s management of environmental, social and governance (ESG) matters, including primary oversight responsibility for climate action, environmental, human capital management and social responsibility programs and performance. The Committee meets at least three times per year and conducts an annual review of progress against climate-related goals and metrics to achieve those goals.
Sustainability is embedded into our governance processes, and Board level oversight of ESG is reflected in many of the financial, operational and sustainability accomplishments outlined in the Compensation, Discussion and Analysis section of this proxy statement. Our risk management, long term strategy development and ethical business practices not only are intended to ensure the sustainability of our business, but are critical to our commitment to providing superior customer service and supporting our communities.
Our Executive Vice President, Corporate Relations and Sustainability works with executive-level management from key ESG areas and oversees our ESG & Climate Steering Council, comprised of Company leaders that sponsor and guide the development and implementation of ESG and climate strategy. The Council oversees three committees focused on climate targets, sustainability communications and engagement and ESG disclosures. Our ESG & Climate Steering Council and committees meet at least quarterly.
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The Governance, Environmental and Social Responsibility Committee has primary oversight of ESG and reports each meeting to the Board of Trustees, who receive all Committee presentation materials. At its December 2024 meeting, the Committee received a comprehensive presentation on the Company’s ESG policies, programs, accomplishments and upcoming plans for enhanced tracking and internal reporting on various sustainability priorities. As outlined in the “Board’s Oversight of Risk” section of this proxy statement, the Finance and Risk Management Committee is responsible for oversight of the Company’s ERM program, which utilizes a well-defined enterprise-wide methodology designed to allow executives to identify, categorize, prioritize, and mitigate principal risks to the Company. In addition to known risks, the ERM program identifies emerging risks and considerations including sustainability and climate change.

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Key performance metrics that focus directly on ESG, including sustainability, safety, workforce, customer experience and clean energy strategic projects, are periodically reported at management presentations.

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The Compensation Committee includes safety and sustainability/ESG performance goals to measure our executive compensation performance.

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•
Similar reports and presentations are made to our Board of Trustees on an ongoing basis, which along with the Committee, actively participates and includes ESG implications and considerations as part of their oversight activities and responsibilities.

Corporate and Compensation Governance. We remain committed to effective corporate governance and executive compensation standards.
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The Board of Trustees believes it is important to have highly engaged Trustees with a broad range of experience, skills and background that are aligned with the current and future business needs of the Company. Our Board of Trustees is composed of highly skilled individuals having broad experience.

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Our governance standards include: majority of outstanding shares Trustee election requirement, board and committee self-assessment and refreshment mechanisms, proxy access, mandatory trustee retirement age and a vigorous shareholder engagement program.

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Our executive compensation governance program includes share ownership and holding requirements for Trustees and executives, an expanded clawback policy, broad hedging and pledging prohibition and double-trigger change in control agreements.

Sustainable Investment Opportunity. Eversource has actively sought investment from socially responsible investment funds for the past several years.
Number of ESG & Infrastructure Funds Holding
ES Shares
As of the end of 2025, Eversource shares were held by 426 funds based in North America, Europe, Australia and Asia that are either dedicated socially responsible funds or part of a family of funds that screen companies for ESG attributes before certifying them for investment. Many of these funds exclude a number of U.S. electric utilities from their portfolios, particularly if coal represents a significant source of electric generation. We consider our sustainability profile to be a competitive advantage in attracting equity capital. Eversource shares are also increasingly held by infrastructure funds, many of which have a focus on renewable energy and utility companies focused on decarbonization.

Shareholder Engagement

Focused Engagement in Response to 2025 Say-on-Pay Results. Following the lower level of support for our 2025 Say-on-Pay vote, our Board and management undertook a targeted shareholder engagement effort to understand investor perspectives specifically on executive compensation and to inform on program refinements. We reached out to institutional investors representing more than 60 percent of our outstanding shares, including our top 20 shareholders, and held meetings with shareholders representing approximately 36 percent of our outstanding shares. Eversource representatives who attended these meetings over the past twelve months included our investor relations executive and/or our Secretary and, if requested, our Lead Independent Trustee. Mr. Nova, our Lead Independent Trustee and Chair of the Compensation Committee met with our largest shareholder and discussed the Company’s executive compensation program at length.
Key themes of shareholder feedback:
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Annual Incentive Plan: Desire for clearly defined performance ranges (threshold, target, maximum); concern that discretionary adjustments contributed to above-target payouts; and a call for greater rigor and transparency in goal-setting.

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Long-Term Incentive Plan: Request for a cap on performance share payouts when three-year absolute TSR is negative.

Actions taken by the Compensation Committee:
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For 2025: Adopted a formal balanced scorecard under which a substantial majority of annual incentive plan payouts are purely formulaic, with pre-established threshold, target, and maximum performance levels and interpolation to determine payouts; set nearly all target goals — financial and non-financial — above prior-year levels, reflecting top-decile or consistently strong performance outcomes.

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For 2026: Implemented a cap limiting long term incentive plan performance share payouts to 100 percent of target if cumulative absolute TSR is negative over the three-year performance period.

The results of these changes, reflected herein and to be reflected in our 2027 proxy statement, are intended to strengthen pay-for-performance alignment and demonstrate our responsiveness to shareholder feedback.

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Comparison of Key Features: 2024 vs. 2025 and 2026
Feature	2024 Program	2025 and 2026 Programs
Annual Incentive Plan Performance Ranges	Ranges not clearly defined.	Clear threshold/target/maximum ranges; payouts primarily formulaic with reduced discretion (2025).
Rigor of Goals	Investors sought greater rigor and transparency.	Targets, including quantitative financial metrics, set above prior-year levels (2025).
Long Term Incentive Plan Negative TSR Cap	No cap applied.	100 percent of target cap when three-year absolute TSR is negative over the three-year performance period (2026).
In addition, we continued to grow our shareholder engagement program, whereby we engage throughout the year with our shareholders, and participate in meetings, most of them virtual, with both our investors’ financial teams and their corporate governance and ESG specialists. We held virtual meetings with institutional holders to discuss ESG topics. We provided our shareholders with publicly-available information prior to the meetings that summarizes our financial performance; ESG, climate change and sustainability programs, policies, and accomplishments and overall corporate governance and executive compensation policies and practices; the sessions themselves vary according to the issues that are of greatest interest to our holders. Meeting topics have included enterprise risk, Board member refreshment, Board self-assessments, various governance-related provisions contained in our Declaration of Trust, Corporate Governance Guidelines and Committee charters, and stock incentive plan metrics. A significant part of the discussions in 2025 focused on alignment between executive compensation and shareholder experience. Our ESG discussions continued to focus on ESG and climate change, including our Company’s multi-faceted clean energy initiatives and expanded climate commitment adopted in 2025. We also continued our active year-round engagement program, which in 2025 included over 300 meetings with our institutional investors that included a member of senior management. Eversource continues to attract interest from ESG focused shareholders and others as an attractive socially responsible investment.

Political Activity

We believe it to be in the best interest of Eversource and its shareholders, customers, employees and the communities we serve for us to participate in the political process where appropriate and legally permissible.
Our political activity is very limited. We do not use any corporate funds to contribute to political parties or candidates. This prohibition includes independent political expenditures made in direct support of or in opposition to a campaign and payments made to influence the outcome of ballot measures. We do participate in the process through our membership in utility industry trade associations and related organizations, lobbying elected and appointed officials and administering our employee-led political action committees. Decision-making, governance and oversight processes are in place to ensure such contributions and expenditures are legally permissible and in the best interests of Eversource Energy and its stakeholders.
We have in the past also contributed or paid dues to a very small number of national and state governors’ associations and state and local economic and community organizations, with whom we partner to advance the interests of the communities where we provide service. All contribution decisions are based on advancing these interests, and not on the personal preferences of our executives or any other persons or interests.
Any expenditures made by Eversource are made in accordance with and subject to all limitations and conditions of laws, rules and regulations. Contributions and dues payments are reviewed by the Company’s legal department and/or Chief Compliance Officer and are coordinated with internal legislative and community affairs managers. We also support the individual rights of Eversource employees to participate in the political process; however, we do not reimburse employees for any political contributions or expenses.
All requests for contributions or other expenditures to be made by Eversource Energy to a political organization or membership in a trade association are required to be submitted to at least one senior executive officer for review and approval, who is required to confirm that the proposed contribution or expenditure is in the best interests of Eversource and its stakeholders, and that any requested contribution or expenditure complies with all applicable laws, rules and regulations, and the policy.
Eversource Energy and its lobbyists file reports with the U.S. Congress on a regular basis disclosing information about their lobbying activities. These reports are available for review on the websites of the U.S. House of Representatives and the U.S. Senate.
Eversource also files lobbyist reports in Connecticut, Massachusetts, New Hampshire and New York, and any

30 2026 Proxy Statement

Governance of Eversource Energy
lobbyists that the Company works with in New Hampshire also file individual reports that identify their clients.
Senior executives report on political activities and expenditures at least annually to the Governance, Environmental and Social Responsibility Committee, which reviews and oversees the Company’s political activity and this policy.
Written reports of dues paid and expenditures made to political organizations, trade associations and other qualified organizations, along with lobbyist reports are provided to the Governance, Environmental and Social Responsibility Committee and to the full Board of Trustees, and a summary of the report disclosing all such dues paid and expenditures is posted on the Company’s website along with our policy. Our current Zicklin Index rating, as published by the Center for Political
Accountability, a recognized overseer of corporate political activity and policy, remains at 90 percent, placing us in the highest category, “Trendsetter in Political Disclosure and Accountability.”
Eversource encourages its employees to be active members of their communities. Along with participation in civic, charitable and volunteer activities, this includes participation in the political process. Eligible employees may make voluntary contributions to our employee-administered Political Action Committees. All contributions made by the PACs are approved by the PAC Steering Committees and are publicly disclosed.
Our complete Political Activity Policy, which includes all Company contributions made over the past five years, is available on our website at https://investors.eversource.com/
corporate-governance/documents-charters.

Trustee Independence

We have adopted Corporate Governance Guidelines incorporating independence standards that meet the listing standards of the NYSE. In addition, we have adopted an additional standard under which a charitable relationship will not be considered to be a material relationship that would impair a Trustee’s independence if a Trustee serves as an officer or director of a charitable organization, and our discretionary charitable contributions to the organization, in the aggregate, do not exceed the greater of $200,000 or two percent of the organization’s total annual charitable receipts or latest publicly available operating budget. The Corporate Governance Guidelines are available on our website at https://investors.eversource.com/corporate-governance/documents-charters and the Trustee Independence Guidelines are available on our website at https://investors.eversource.com/corporate-governance/documents-charters.
The Governance, Environmental and Social Responsibility Committee conducts an annual review of the independence of the members of the Board, including all nominees, and reports its findings to the full Board. Applying the Corporate Governance Guidelines, the Committee, assisted by legal counsel, reviews and considers relationships and transactions between Eversource Energy, its affiliates and subsidiaries, and each Trustee, entities affiliated with him or her, and/or any member of his or her immediate family. The Committee also reviews Eversource Energy’s charitable donations to organizations in which the Trustees or their immediate family members serve as officers or directors. Similarly, the Committee examines relationships and transactions between each Trustee and our independent registered public accounting firm as well as entities associated with our senior management. The Committee determined on January 27, 2026 that none of these relationships was material to the nominees for Trustee or likely to impair the independence of any of the nominees for Trustee.
The Board of Trustees separately considered that the utility operating company subsidiaries of Eversource Energy provide electric service, natural gas service or water service to the residences of Trustees and/or companies with which some of the Trustees are associated. These utility services are provided in the ordinary course of business, on an arm’s length basis and pursuant to rates determined by the applicable public utility commission and available to all similar customers of the utility. The Board has determined that relationships that exist solely due to an individual or entity purchasing electric service, natural gas service or water service from any of the utility operating company subsidiaries of Eversource Energy in the ordinary course of business, on an arm’s length basis and pursuant to rates determined by the applicable public utility commission, are immaterial to the independence of the Trustees.
On January 27, 2026, based on the recommendation of the Governance, Environmental and Social Responsibility Committee following its review, the Board of Trustees affirmatively determined that each of the Trustees, with the exception of Mr. Nolan our Chairman, President and Chief Executive Officer, satisfied the independence criteria (including the enhanced criteria with respect to members of the Audit and Compensation Committees) set forth in the current listing standards and rules of the SEC and the NYSE and under our Corporate Governance Guidelines.

2026 Proxy Statement 31

Governance of Eversource Energy
Related Person Transactions

The Board of Trustees has adopted a Related Person Transactions Policy, which is administered by the Governance, Environmental and Social Responsibility Committee. The Policy generally defines a Related Person Transaction as any transaction or series of transactions in which (i) Eversource Energy or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any Related Person has a direct or indirect material interest. A Related Person is defined as any Trustee or nominee for Trustee, any executive officer, any shareholder owning more than five percent of our total outstanding shares, and any immediate family member living in the same household of any such person. The Board has determined that the provision of utility services noted in the previous section does not constitute a Related Person Transaction for the same reasons as those reviewed in the previous section’s discussion of independence. Management submits to the Governance, Environmental and Social Responsibility Committee for consideration any proposed Related Person Transaction. The Governance, Environmental and Social Responsibility Committee recommends to the Board of Trustees for approval only those transactions that are in our best interests. Related Person Transactions are also considered in light of the requirements set forth in our Code of Business Conduct, including the Conflicts of Interest Policy, and our Code of Ethics for Senior Financial Officers. If management causes us to enter into a Related Person Transaction prior to approval by the Committee, the transaction will be subject to ratification by the Board of Trustees. If the Board determines not to ratify the transaction, then management will make all reasonable efforts to cancel or annul such transaction. On January 27, 2026, based on facts of which we are aware, as reported on the Trustee questionnaires completed by each Trustee and on reviews of all transactions involving the Company and all Related Persons conducted by both management and our independent registered public accounting firm, and after applying the NYSE Listing Standards and the Trustee Independence Guidelines, the Board of Trustees determined that none of the Eversource Related Persons, including the Trustees, has a direct or indirect material interest in any transaction involving the Company or its subsidiaries.

The Code of Ethics for Senior Financial Officers and the Code of Business Conduct

We have adopted a Code of Ethics for Senior Financial Officers (Chief Executive Officer, Chief Financial Officer and Controller) and a Code of Business Conduct which include requirements applicable in whole or in part to all of the Trustees, directors, officers, employees, contractors and agents of Eversource Energy and its subsidiaries. Both the Code of Ethics for Senior Financial Officers and our Code of Business Conduct are available on our website at https://investors.eversource.com/corporate-governance/
documents-charters. You may obtain a printed copy of the Code of Ethics for Senior Financial Officers and the Code of Business Conduct, without charge, by contacting our Secretary at the address set forth on page 85 of this proxy statement. Any amendments to or waivers under the Code of Ethics for Senior Financial Officers or the Code of Business Conduct will be posted to our website at https://investors.eversource.com/corporate-governance/ documents-charters.

Communications from Shareholders and Other Interested Parties

Interested parties, including shareholders, who desire to communicate directly with the Board of Trustees, the non-management Trustees as a group, or individual Trustees, including the Lead Independent Trustee, Mr. Nova, should send written communications in care of our Secretary at the mailing address set forth on page 85 of this proxy statement. The Secretary will review each communication and forward all communications that properly identify the sender to the intended recipient or recipients, other than those relating to billing and service issues, which are forwarded directly to a specialized team for resolution.

32 2026 Proxy Statement

Securities Ownership of Certain Beneficial Owners
The following table provides, as of February 13, 2026, information as to persons who are known to us to beneficially own more than five percent of the common shares of Eversource Energy. We do not have any other class of voting securities.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	47,512,198(1)	12.65%(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	42,716,682(2)	11.38%(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	28,013,053(3)	7.46%(3)

(1)
Based solely on a Schedule 13F-HR filed with the SEC on February 13, 2026, reporting that as of December 31, 2025, The Vanguard Group, Inc. had the sole power to vote or direct the vote of no common shares, the shared power to vote or direct the vote of 2,496,987 common shares, the sole power to dispose of or to direct the disposition of 43,618,054 common shares, and the shared power to dispose of or to direct the disposition of 3,894,144 common shares.

(2)
Based solely on a Schedule 13F-HR filed with the SEC on February 12, 2026, reporting that as of December 31, 2025, BlackRock, Inc. had the sole power to vote or direct the vote of 39,012,251 common shares, the shared power to vote or direct the vote of no common shares, the sole power to dispose of or to direct the disposition of 42,716,036 common shares, and the shared power to dispose of or to direct the disposition of 646 common shares.

(3)
Based solely on a Schedule 13F-HR filed with the SEC on February 12, 2026, reporting that as of December 31, 2025, State Street Corporation had the sole power to vote or direct the vote of 2,998,789 common shares, the shared power to vote or direct the vote of 143,162 common shares, and the shared power to dispose of or to direct the disposition of all of these common shares.

2026 Proxy Statement 33

Common Share Ownership of Trustees and Management
The table below shows the number of our common shares beneficially owned as of March 6, 2026, by each of our Trustees and Named Executive Officers, as well as the number of common shares beneficially owned by all of our Trustees and executive officers as a group. We do not have any other class of voting securities. Together, these individuals beneficially own less than one percent of our outstanding common shares. The table also includes information about restricted share units and deferred shares credited to the accounts of our Trustees and executive officers under certain compensation and benefit plans. The address for the shareholders listed below is c/o Eversource Energy, 300 Cadwell Drive, Springfield, Massachusetts 01104.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)
Gregory B. Butler	72,183(3)
Paul Chodak III	42,357(3)
Cotton M. Cleveland	79,364
Linda Dorcena Forry	11,506
James W. Hunt, III	39,664(3)
Gregory M. Jones	17,057
Loretta D. Keane	14,877(4)
John Y. Kim	23,322
David H. Long	19,313
John M. Moreira	50,295(3)
Warren Robert Mudge	7,881(5)
Joseph R. Nolan, Jr.	175,435(3)
Daniel J. Nova	10,458(6)
Frederica M. Williams	25,346
All Trustees and Executive Officers as a group (17 persons)	661,777(7)

(1)
The persons named in the table have sole voting and investment power with respect to all shares beneficially owned by each of them, except as noted below.

(2)
Includes restricted share units, deferred restricted share units and/or deferred shares, including dividend equivalents, as to which none of the individuals has voting or investment power, as follows: Mr. Butler: 11,707 shares; Mr. Chodak: 23,940 shares; Ms. Cleveland: 79,007 shares; Ms. Forry: 11,506 shares; Mr. Hunt: 14,062 shares; Mr. Jones: 17,057 shares; Ms. Keane: 11,015 shares; Mr. Kim: 23,322 shares; Mr. Long: 19,313 shares; Mr. Moreira: 30,990 shares; Mr. Mudge: 2,581 shares; Mr. Nolan: 149,954 shares; Mr. Nova: 10,323 shares; and Ms. Williams: 25,346 shares.

(3)
Includes common shares held as units in the 401k Plan invested in the Eversource Energy Common Shares Fund over which the holder has sole voting and investment power, as follows: Mr. Butler: 8,836 shares; Mr. Chodak: 749 shares; Mr. Hunt: 3,265 shares; Mr. Moreira: 7,026 shares; and Mr. Nolan: 25,481 shares.

(4)
Includes 3,862 common shares held in a revocable trust of which Ms. Keane is the trustee.

(5)
Includes 3,400 common shares held indirectly in an irrevocable family trust, 1,400 common shares held indirectly in an IRA irrevocable trust, and 500 common shares held indirectly in a SEP irrevocable trust.

(6)
Includes 100 common shares held indirectly in the Nova Family LLC, 25 common shares held indirectly in the Daniel Nova Trust, of which Mr. Nova is a beneficiary, and 10 common shares held indirectly in a trust in the name of Mr. Nova’s spouse, of which Mr. Nova’s spouse is a beneficiary.

(7)
Includes 483,109 unissued common shares. See note 2.

34 2026 Proxy Statement

Trustee Compensation
The Compensation Committee periodically reviews the compensation of our non-employee Trustees and, when it deems appropriate and upon consultation with the Committee’s independent compensation consultant, recommends adjustments to be approved by the Board of Trustees. The Compensation Committee recommends to the Board compensation for the Trustees based on competitive market practices for both the total value of compensation and the allocation of cash and equity. The Committee uses data obtained from similarly sized utility and general industry companies as guidelines for setting Trustee compensation. The level of Trustee compensation recommended by the Committee and approved by the Board enables us to attract Trustees who have a broad range of backgrounds and experiences.
Each non-employee Trustee serving on January 1, 2025 received a grant under the Company’s Incentive Plan, effective on the tenth business day of the year, consisting of the number of restricted stock units (RSUs) resulting from dividing $175,000 by the average closing price of our common shares as reported on the NYSE for the 10 trading days immediately preceding such date and rounding the resulting amount to the nearest whole RSU. RSUs generally vest on the next business day following the grant. Non-employee Trustees may elect deferral or distribution of up to 100 percent vesting of their RSU grant, subject to satisfaction of the Trustee share ownership guidelines. The distribution of all common shares entitled to be received upon vesting, but not distributed immediately, is deferred until the tenth business day of January of the year following retirement from Board service. Any individual who is elected to serve as a Trustee after January 1 of any calendar year receives an RSU grant prorated from the date of such election and granted on the first business day of the month following such election.

2025 Trustee Compensation
Compensation Element	Amount
Annual Cash Retainer	$125,000
Annual Stock Retainer	$175,000
Board and Committee Attendance Fees	None
Annual Lead Trustee Retainer	$35,000
Annual Committee Chair Retainer	$25,000 Audit Committee $20,000 Compensation Committee $20,000 Governance, Environmental and Social Responsibility Committee $20,000 Finance and Risk Management Committee
Annual cash retainers of $125,000 per Trustee, additional Committee Chair and Lead Independent Trustee cash retainers and annual RSU grants for service on the Board for 2025 based on the amounts above were paid as described in this section.
The share ownership guidelines set forth in the Company’s Corporate Governance Guidelines require each Trustee to attain ownership of a number of common shares equal to a market value of at least five-times the then current annual cash compensation retainer for service on the Board. Trustees are required to defer or hold all shares awarded as annual stock compensation retainers until the guidelines have been met.
Prior to the year earned, each Trustee may also irrevocably elect to defer receipt of all or a portion of their cash compensation. Deferred funds are credited with deemed earnings on various deemed investments as permitted by the Company’s Deferred Compensation Plan. Deferred cash compensation is payable either in a lump sum or in installments in accordance with the Trustee’s prior election. There were no above-market earnings in deferred compensation value during 2025, as the terms of the Deferred Compensation Plan provide for market-based investments, including Company common shares.
Our Incentive Plan places a limit on the amount of total annual compensation that can be paid to any Trustee. When applicable, we pay travel-related expenses for spouses of Trustees who attend Board functions, but we do not pay tax gross-up payments in connection with any taxes on such expenses, nor do we pay pension benefits to our non-employee Trustees.

2026 Proxy Statement 35

Trustee Compensation
The table below sets forth all compensation paid to or accrued by each non-employee Trustee in 2025.
Trustee	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Cotton M. Cleveland	$145,000.00	$173,090.16	$318,090.16
Linda Dorcena Forry	125,000.00	173,090.16	298,090.16
Gregory M. Jones	125,000.00	173,090.16	298,090.16
Loretta D. Keane	150,000.00	173,090.16	323,090.16
John Y. Kim	145,000.00	173,090.16	318,090.16
David H. Long	125,000.00	173,090.16	298,090.16
Daniel J. Nova	180,000.00	173,090.16	353,090.16
Frederica M. Williams	125,000.00	173,090.16	298,090.16

(1)
Represents the aggregate dollar amount of all fees earned or paid in cash, including annual retainer fees, Lead Independent Trustee, and committee chair fees. Also includes the amount of cash compensation deferred at the election of the Trustee. For the fiscal year ended December 31, 2025, Mr. Kim and Mr. Nova each deferred 100 percent of their cash compensation and Mr. Jones deferred 90 percent of his cash compensation.

(2)
Reflects the grant date market value, based on a closing price of $56.61 per share on January 15, 2025, of 3,092 RSUs granted to all Trustees on January 15, 2025, and which vested on January 16, 2025. The number of RSUs granted to each Trustee was determined in accordance with the provisions set forth on the preceding page. The current non-employee Trustees held the following aggregate number of RSUs received as stock compensation, including dividend equivalents, at December 31, 2025: Ms. Cleveland: 72,838; Ms. Forry: 11,506; Mr. Jones: 14,476; Ms. Keane: 8,434; Mr. Kim: 20,741; Mr. Long: 16,732; Mr. Nova: 7,742; and Ms. Williams: 23,725.

36 2026 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) provides information about our compensation principles, objectives, plans, policies and actions for our Named Executive Officers (NEO). The discussion describes the specific components used in our compensation programs and approach to executive compensation, how Eversource Energy measures performance, and how our compensation principles were applied to compensation awards and decisions that were made by the Compensation Committee for our NEOs, as presented in the tables and narratives that follow. While this discussion focuses primarily on 2025 information, it also addresses decisions that were made in prior periods to the extent that these decisions are relevant to the full understanding of our compensation programs, the decisions that were made regarding 2025 performance, and forward-looking changes to our compensation plans for 2026. The CD&A also contains an assessment of performance measured against established 2025 goals and additional accomplishments, the compensation awards made by the Compensation Committee, and other information relating to our compensation programs, including:

➢
Responsiveness to Shareholder Feedback (2025 Say-On-Pay)

➢
Summary of 2025 Financial and Operational Accomplishments

➢
Pay for Performance Philosophy

➢
Executive Compensation Governance

➢
Named Executive Officers

➢
Overview of Our Compensation Program

➢
Market Analysis

➢
Target Percentage of Compensation Elements

➢
Results of our 2025 Say-On-Pay Vote

➢
Elements of 2025 Compensation

➢
Risk Analysis of Executive Compensation Program

➢
2025 Annual Incentive Program Performance Assessment

➢
Long-Term Incentive Program

➢
Clawback, No Hedging and No Pledging Policies

➢
Share Ownership Guidelines and Retention Requirements

➢
Other Benefits

➢
Contractual Agreements

➢
Tax and Accounting Considerations

➢
Equity Grant Practices

➢
Compensation Committee Report

Responsiveness to Shareholder Feedback to 2025 Say-On-Pay Results

At the Company’s Annual Meeting of Shareholders held on May 1, 2025, 57.13 percent of the votes cast on the Say-On-Pay proposal were voted to approve the 2024 compensation of the Named Executive Officers, as described in our 2025 proxy statement. After the 2025 Annual Meeting, we reached out to our institutional investors representing holders of more than 60 percent of our shares to offer stewardship engagement sessions, and we directly engaged with shareholders holding approximately 36 percent of our outstanding shares.
Senior management and our Lead Independent Trustee participated, as requested. Mr. Nova, our Lead Independent Trustee and Chair of the Compensation Committee met with our largest shareholder and discussed the Company’s executive compensation program at length Although the 2025 goals had been previously approved by the Compensation Committee, the Committee undertook a robust review of the feedback from shareholders and approved the following changes to our 2025 and 2026 compensation program as summarized below:

What We Heard	What We Did
Desire for more formulaic incentive system where discretion is reduced
For 2025, we adopted a formal balanced scorecard in which a large majority of payouts are determined on a purely formulaic basis through the setting of pre-established threshold, target, and maximum achievement levels and the use of interpolation to determine payout factors.

Desire for more rigor
Set substantially all of our target goals, including both quantitative financial goals, above the prior year’s targets, with such performance level results at top-decile or at consistent high-level results.

Ensure that performance share payouts are capped when Total Shareholder Return is negative	For 2026, we adopted a provision that caps performance share payouts at 100 percent of target if cumulative absolute Total Shareholder return is negative over the three-year performance period.
2026 Proxy Statement 37

Compensation Discussion and Analysis
In addition to the shareholder engagement undertaken in response to the level of support received on the 2025 Say-On-Pay vote, the Compensation Committee carefully evaluated the design and operation of the Company’s annual incentive program. In response to specific cited investor feedback indicating a preference for a more formulaic incentive system, and in light of the fact that the 2025 goals and programs were already approved in early 2025, the Committee determined that 2025 would serve as a transitional year as the Company moved to fully formulaic performance ranges with defined threshold, target, and maximum outcomes. This transition period was intended to allow the Committee to assess the effectiveness of the revised framework while continuing to recognize performance that advanced the Company’s strategic and operational priorities.
The Compensation Committee recognizes that shareholder expectations continue to evolve, particularly regarding the use of formulaic structures, rigor of goal-setting, and the alignment between realized pay and long-term shareholder outcomes. Accordingly, beginning in
2026 and continuing in subsequent years, the Committee intends to further evaluate the design and operation of the Company’s incentive compensation programs, taking into account investor feedback, business performance, regulatory developments, and best practices across the utility sector.
The Committee expects to use insights from these discussions to inform future refinements to both the annual and long-term incentive programs, including potential adjustments to performance metrics, weighting, and pay-for-performance alignment features. The Company is committed to maintaining an open and constructive dialogue with shareholders and anticipates continuing these engagement efforts throughout the year to help guide future compensation decisions and ensure the program remains responsive, competitive, and aligned with long-term value creation. For additional information on the Company’s Shareholder Engagement please see pages 29 – 30.

Chief Executive Officer Summary Performance Shares
Realized Value vs Grant Date Fair Value
Further demonstrating our compensation plan’s alignment between pay and shareholder value, the Chief Executive Officer share awards earned for 2021-2023, 2022-2024, and 2023-2025 performance periods each represented less than 50 percent of the original grant date fair value of the performance share award after considering payout factors and the change in the value of underlying award units over the performance period:
CEO 2021-2023 PSUs		CEO 2022-2024 PSUs		CEO 2023-2025 PSUs
Grant Value	$5.2 Million	Grant Value	$5.2 million	Grant Value	$6.1 million
Realized Value	$2.4 Million	Realized Value	$2.1 Million	Realized Value	$2.1 Million
% Variance	-54%	% Variance	-60%	% Variance	-66%
Summary of 2025 Financial and Operational Accomplishments

In 2025, we continued to exhibit stronger overall Company performance with an intense focus on executing on our key strategic initiatives that provided a robust outlook from the Company’s regulated pipes and wires utility operations, while we continue to manage the final phase of our offshore wind divestiture. In addition, we are focused on grid modernization for near- and longer-term reliability needs while continuing to focus on energy affordability for all of our customers. We are working closely and constructively with our regulators during a time of extensive regulatory change at the federal and state levels.
We continued our leadership and performance in environmental and social responsibility and achieved or exceeded the core financial and operational goals as set by the Compensation Committee. In addition, despite the headwinds from higher interest costs and offshore wind challenges, the Company has continued to successfully enhance its balance sheet condition and deliver solid financial performance. Non-GAAP earnings growth in 2025, exceeded the goal by $0.05 per share, and total shareholder return for 2025 was up 22.7 percent and ranked 8th in the EEI Index.

38 2026 Proxy Statement

Compensation Discussion and Analysis
The following is a summary of our 2025 accomplishments:
Category	Highlights
Financial Performance
•
Total Shareholder Return: 2025 Total Shareholder Return (TSR) was up 22.7 percent for the year and ranked 8th in the EEI Index. TSR had been up as much as 30 percent during the year and was tracking number one in the Company’s peer group just prior to the November 2025 negative decision on Aquarion Company.

•
Earnings Per Share: 2025 GAAP earnings equaled $4.56 per share, compared to 2024 results of $2.27 per share. 2025 Non-GAAP earnings equaled $4.76 per share, exceeding the earnings goal of $4.71 per share by $0.05 per share. Non-GAAP earnings exclude net charges totaling $0.20 per share as described below and in Exhibit A.(1)

• Dividend Growth: Increased annual dividend to $3.01 per share, a $0.15 increase and 5.2 percent growth over 2024.
• Strategic Initiatives: Eversource successfully advanced several strategic initiatives and produced very positive regulatory outcomes in 2025:

◦
Successfully completed onshore substation construction for the Revolution Wind project ahead of schedule.

◦
Achieved constructive regulatory outcomes in Connecticut, Massachusetts and New Hampshire.

◦
Filed to recover and/or received regulatory approval for nearly 98 percent of deferred storm costs.

◦
Implemented a $1.2 billion At-the-Market share issuance program and issued approximately 7 million shares for total net proceeds of $465 million.

Operational Performance	• Reliability Performance: Electric System Reliability – measured by months between interruptions was 21 months apart – a performance that was top decile in our industry.
• Restoration Performance: Average system outage duration was 66 minutes, which was top decile amongst our New England and Mid-Atlantic peers and top quartile in the entire industry.
• Safety: Safety performance was 0.87 measured by days away, restricted or transferred (DART) per 100 workers and in the top half of our New England and Mid-Atlantic peers.
• Gas Emergency Response: On-time response was 98 percent, which continued to exceed regulatory requirements.

•
% Candidate Slate: Exceeded our goal to measure the percent of female/minority qualified candidates presented for hire while managers continue to hire the most qualified candidate. This goal monitors the success of efforts and actions the Company is taking to foster an inclusive workplace.

•
Sustainability Index: Exceeded our goals for our internal KPI performance at 110.6 percent and 90.5 percent for our external raters performance, with a combined index rating of 102.6 percent. Eversource is ranked #2 in our industry peer group by reputable external raters.

• Enhancing the Customer Experience: The Company achieved significant success in our projects geared towards enhancing and improving all aspects of our customers’ experiences:

(1)
2025 Non-GAAP EPS presented in this proxy statement excludes an after tax charge resulting from our previous offshore wind investments of $0.20 per share, net of successful tax benefits related to Revolution Wind. Due to the effect of such costs on net income attributable to common shareholders, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional meaningful information to readers in analyzing historical and future performance of the business. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s consolidated net income attributable to common shareholders. Please see Exhibit A on page 76.

2026 Proxy Statement 39

Compensation Discussion and Analysis
Category	Highlights
Operational Performance
◦
Made significant progress on our multi-year Advanced Metering Infrastructure (AMI or smart meters) initiative with the installation of our new customer information system completed and more than 100,000 smart meters installed.

◦
Developed customer awareness and affordability campaigns promoting understanding of electric and gas bills and the impact of usage.

◦
Executed the first phase of the recently approved Massachusetts 2025-2027 Energy Efficiency Plan, with annual spending of nearly $600 million with a focus on equity and customer centric electrification.

• Clean Energy Execution: We successfully advanced our initiatives in supporting clean-energy projects:

◦
Successfully completed the final year of the 2022-2025 Massachusetts Department of Public Utilities authorized grid modernization plan, including the deployment of over 3,000 monitoring and control devices in Massachusetts substations and distribution lines. Placed into service over $68 million of capital for Grid Modernization.

◦
In 2025, Eversource broke ground on the $1.8 billion Greater Cambridge Energy Program, an innovative package of transmission and distribution upgrades to meet expected increases in electric demand, support key industries driving Massachusetts’ economy, and enable electrification and decarbonization.

◦
Reported strong performance on our Networked Geothermal Pilot in Framingham, Massachusetts through the winter and summer seasons, and received a commitment for U.S. Department of Energy (DOE) funding to support an Expansion Loop with the potential for an additional 180 customers of all types.

Achievement of the 2025 performance goals, additional accomplishments and the Compensation Committee’s assessment of Company and executive performance are more fully described in the section below titled “2025 Annual Incentive Program Performance Assessment.”
Specific decisions regarding executive compensation based upon the Committee’s assessment of Company and executive performance and market data are also described below.

Pay for Performance Philosophy

The Compensation Committee links the compensation of our executive officers, including the Named Executive Officers, to performance that will ultimately benefit our customers, employees, shareholders and the communities we serve. Our compensation program is intended to attract and retain the best executive talent in the industry, motivate our executives to meet or exceed specific stretch financial and operational goals each year, and compensate our executives in a manner that aligns compensation directly with performance. We strive to provide executives with base salary, performance-based annual incentive compensation, and performance-based long-term incentive compensation opportunities that are competitive with market practices and that reward excellent performance.

40 2026 Proxy Statement

Compensation Discussion and Analysis
Executive Compensation Governance

What we DO:

✓
Focus on Pay for Performance.

✓
Maintain share ownership and holding guidelines.

✓
Utilize balanced incentive metrics including both absolute and relative measures.

✓
Deliver the majority of incentive compensation opportunity in long-term equity.

✓
Maintain double-trigger change in control vesting provisions.

✓
Hold shareholder engagement meetings throughout the year among management and our shareholders that discuss the executive compensation program, our financial performance, climate change and sustainability, and overall corporate governance.

✓
Maintain a broad personal misconduct clawback policy in addition to the financial and accounting clawback policy required by SEC regulations relating to incentive compensation.

✓
Tie 75 percent of long-term incentive compensation to performance and grant 100 percent of long-term incentive compensation in equity.

✓
Following shareholder feedback, base the large majority of our annual incentive compensation on formulaic goals with threshold, target, and maximum performance levels.

✓
Going forward, cap performance share payouts at 100 percent of target if cumulative absolute TSR is negative over the three-year performance period.

✓
Engage an independent compensation consultant.

✓
Hold an annual Say-On-Pay vote.

✓
Impose payout limitations on incentive awards.

✓
Maintain limited trading windows for Trustees and executives.

What we DON’T do :

X
Include tax gross-ups in any new or materially amended executive compensation agreements.

X
Allow hedging, pledging or similar transactions by Trustees and executives.

X
Provide for liberal share recycling within long-term compensation grants.

X
Pay dividends on equity awards before vesting.

X
Allow for discounts or repricing of options or stock appreciation rights.

•
The executive share ownership and holding guidelines noted in this CD&A emphasize the importance of aligning management with shareholders. Under the share ownership guidelines, which require our Chief Executive Officer to hold shares equal to six times base salary, we also require our executives to hold 100 percent of the shares awarded under the Company’s stock compensation program until the share ownership guidelines have been met.

•
Our Executive Clawback Policy, adopted in 2023, and our Incentive Plan include provisions that require reimbursement to the Company of incentive compensation received under the conditions and circumstances set forth in the Policy and the Plan. Both the Executive Clawback Policy and the Incentive Plan contain provisions requiring clawback if earnings are subsequently required to be restated, as the SEC regulations applicable to the Policy require. The Incentive Plan also requires reimbursement for a willful material violation of our Code of Business Conduct or significant breach of a material covenant in an employment agreement. The Executive Clawback Policy applies only to executive officers, per the regulation, while the Incentive Plan’s provisions apply to all Plan participants. The Incentive Plan also imposes limits on awards and on Trustee compensation and prohibits repricing of awards and liberal share recycling.

•
The Company prohibits gross ups in all new or materially amended executive compensation agreements.

•
The Company has a “no hedging and no pledging” policy that prohibits the purchase of financial instruments or otherwise entering into any transactions that are designed to have the effect of hedging or offsetting any decrease in the market value of our common shares.

•
Our employment agreements and Incentive Plan require a “second-trigger” following change in control to accelerate post-employment compensation.

2026 Proxy Statement 41

Compensation Discussion and Analysis
Named Executive Officers

The executive officers listed in the Summary Compensation Table and whose compensation is discussed in this CD&A are referred to as the “Named Executive Officers” under SEC regulations. For 2025, the Named Executive Officers were:
•
Joseph R. Nolan, Jr., Chairman of the Board, President and Chief Executive Officer

•
John M. Moreira, Executive Vice President, Chief Financial Officer and Treasurer

•
Paul Chodak III, Executive Vice President and Chief Operating Officer

•
Gregory B. Butler, Executive Vice President and General Counsel

•
James W. Hunt, III, Executive Vice President-Customer Relations and Sustainability and Secretary

Overview of Our Compensation Program

The Role of the Compensation Committee. The Board of Trustees has delegated to the Compensation Committee overall responsibility for establishing the compensation program for those senior executive officers, whom we refer to in this CD&A as “executives” and who are deemed to be “executive officers” under the SEC’s regulations that determine the persons whose compensation is subject to disclosure. In this role, the Committee sets compensation policy and compensation levels, reviews and approves performance goals and evaluates executive performance. Although this CD&A refers principally to compensation for the Named Executive Officers, the same compensation principles and practices apply to all vice presidents and above. The compensation of the Chief Executive Officer is subject to the further review and approval of all of the independent Trustees.
Elements of Compensation. Total direct compensation consists of three elements: base salary, annual cash incentive awards, and long-term equity-based incentive awards. Indirect compensation is provided through certain retirement, perquisite, severance, and health and welfare benefit programs.
Our Compensation Objectives. The objectives of our compensation program are to attract and retain superior executive talent, motivate our executives to achieve annual and long-term performance goals set each year, and provide total compensation opportunities that are competitive with market practices. With respect to incentive compensation, the Committee believes it is important to balance short-term goals, such as producing earnings, with longer-term goals, such as long-term value creation for shareholders, maintaining a strong balance sheet, and being a leader in clean energy and sustainability. The Committee also places great emphasis on operating performance, customer service, safety, sustainability and workforce engagement. Our compensation program utilizes performance-based incentive compensation to reward individual and corporate performance and to align the interests of executives with Eversource Energy’s customers, employees, and shareholders. The Committee continually increases expectations to motivate our executives and employees to achieve continuous improvement in carrying out their responsibilities to our customers to deliver energy and water reliably, safely, mindful of the environment and employee well-being, and at a reasonable cost, while providing an above-average total return to our shareholders.
Setting Compensation Levels. To ensure that the Company achieves its goal of providing market-based total direct compensation levels to attract and retain top quality management, the Committee provides our executives with target compensation opportunities approximately equal to median compensation levels for executive officers of companies in the utility industry comparable to us in size. To achieve that goal, the Committee and its independent compensation consultant work together to determine the market values of executive compensation elements by using competitive market compensation data.
The Committee reviews competitive compensation data obtained from utility and general industry surveys and a specific group of peer utility companies. Incumbent compensation levels may be set below the market median for those executives who are new to their roles, while long-tenured, high performing executives may be compensated above median. The review by Pay Governance performed in December 2025 indicated that the Company’s aggregate executive compensation levels continue to be aligned with median market rates.
Role of the Compensation Consultant. The Committee has retained Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Committee and does not provide any other services to the Company. With the consent of the Committee, Pay Governance works cooperatively with the Company’s management to develop analyses and proposals for presentation to the Committee. The Committee generally

42 2026 Proxy Statement

Compensation Discussion and Analysis
relies on Pay Governance for peer group market data and information as to market practices and trends to assess the competitiveness of the compensation we pay to our executives and to review the Committee’s proposed compensation decisions.
Pay Governance Independence. In January 2026, the Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and concluded that it is independent and that no conflict of interest exists that would prevent Pay Governance from independently advising the Committee. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, as well as the written representations of Pay Governance that Pay Governance does not provide any other services to the Company, the level of fees received from the Company as a percentage of Pay Governance’s total revenues, the policies and procedures employed by Pay Governance to prevent conflicts of interest, and whether the individual Pay Governance advisers with whom the Committee consulted own any Eversource Energy common shares or have any business or personal relationships with members of the Committee or our executives.
Role of Management. Management’s roles, and specifically the roles of the Chief Executive Officer and the Executive Vice President-Human Resources and Information Technology, are to provide current compensation information to the compensation consultant and analyses and recommendations on executive compensation to the Committee based on the market value of the position, individual performance, experience and internal pay equity. The Chief Executive Officer also provides recommendations on the compensation for the other Named Executive Officers. None of the executives make recommendations that affect their individual compensation.

Market Analysis

The Compensation Committee seeks to provide our executives with target compensation opportunities using a range that is approximately equal to the median compensation levels for executive officers of utility companies comparable to the Company. Set forth below is a description of the sources of the compensation data used by the Committee when reviewing 2025 compensation:
•
Competitive Compensation Survey Data. The Committee reviews compensation information obtained from surveys of diverse groups of utility and general industry companies that represent this market data for executive officer talent. Utility industry data serves as the primary reference point for determining officer compensation and is based on a defined peer set, as discussed below, while general industry data are derived from compensation consultant surveys and serve as a secondary reference point. General industry data are used for staff positions and are size adjusted to ensure a close correlation between the market data and the Company’s scope of operations. The Committee references this information, which it obtains from Pay Governance, to evaluate and determine base salaries and incentive opportunities.
•
Peer Group Data. In support of our executive pay decisions, the Committee consulted with Pay Governance, which provided the Committee with a competitive assessment analysis of the Company’s executive compensation levels as compared to the 20 peer group companies listed in the table below. This peer group, which the Committee reviews annually, was chosen because these companies are similar to Eversource Energy in terms of size, business model and long-term strategies.

Alliant Energy Corporation	DTE Energy Company	PG&E Corporation
Ameren Corporation	Edison International	PPL Corporation
American Electric Power Co., Inc.	Entergy Corporation	Public Service Enterprise Group, Inc.
CenterPoint Energy, Inc.	Evergy, Inc.	Sempra Energy.
CMS Energy Corp.	Exelon Corporation	WEC Energy Group, Inc.
Consolidated Edison, Inc.	FirstEnergy Corp.	Xcel Energy Inc.
Dominion Energy, Inc.	NiSource, Inc.
After reviewing competitive market data provided by the compensation consultant, the Committee adjusts the target percentages of annual and long-term incentives based on the survey data and recommendations from the
Chief Executive Officer, to ensure that they are approximately equal to competitive median levels.

2026 Proxy Statement 43

Compensation Discussion and Analysis
The Committee periodically reviews the general market for supplemental benefits and perquisites using utility and general industry survey data, including data obtained from companies in the peer group.

Target Percentage of Compensation Elements

We target the mix of compensation for our Chief Executive Officer and the other Named Executive Officers so that the percentages of each compensation element are approximately equal to the competitive median market mix. The mix is heavily weighted toward incentive compensation, and incentive compensation is heavily weighted toward performance-based long-term compensation. Since our most senior positions have the greatest responsibility for implementing our long-term business plans and strategies, a greater proportion of total compensation is based on performance with a long-term focus. As shown in the following table, the majority of our NEO compensation is performance-based.
The Committee determines the compensation for each executive based on the relative authority, duties and responsibilities of the executive. Our Chief Executive Officer’s responsibilities for the strategic direction and daily operations and management of Eversource are greater than the duties and responsibilities of our other executives. As a result, our Chief Executive Officer’s compensation is higher than the compensation of our other executives. Assisted by the compensation consultant, the Committee regularly reviews market compensation data for executive officer positions similar to those held by our executives, including our Chief Executive Officer.

The following table sets forth the contribution to 2025 Total Direct Compensation (TDC) of each element of compensation at target, reflected as a percentage of TDC, for the Chief Executive Officer (CEO) and the average of the four other Named Executive Officers, excluding the CEO. The percentages shown in this table are at target and therefore do not correspond to the amounts appearing in the Summary Compensation Table.
	Percentage of TDC at Target
	Base Salary	Annual Incentive(1)	Long-Term Incentive Program		TDC
			Performance Shares(1)	RSUs(2)
CEO	12%	17%	53%	18%	100%
NEO average, excluding CEO	26%	19%	41%	14%	100%

(1)
The annual incentive compensation element and performance shares under the long-term incentive compensation element are performance-based (70 percent of our Chief Executive Officer’s compensation is performance-based).

(2)
Restricted Share Units (RSUs) vest in equal annual installments over three years contingent upon continued employment.

Total Direct Compensation - CEO	Total Direct Compensation All other NEOs

Results of Our 2025 Say-On-Pay Vote

At the Company’s Annual Meeting of Shareholders held on May 1, 2025, 57.13 percent of the votes cast on the
Say-On-Pay proposal were voted to approve the 2024 compensation of the Named Executive Officers, as

44 2026 Proxy Statement

Compensation Discussion and Analysis
described in our 2025 proxy statement. For more information on the Say-On-Pay votes results, see “Shareholder Engagement” on page 29 of this proxy statement. Say-On-Pay results of the Company, along with utility and general industry peers, are reviewed by the Committee annually to help assess whether our shareholders continue to deem our executives’ compensation to be appropriate. We undertook a robust engagement plan with members of the management team and the Chair of the Compensation Committee meeting with our shareholders to address the low 2025 Say-On-Pay vote. Based on these discussions, for 2025 we have adopted a formal balanced scorecard in which a large majority of payouts are determined on a purely formulaic basis through the setting of pre-established threshold, target, and maximum achievement levels and the use of interpolation to determine payout factors. We set substantially all of our target goals, including both quantitative financial goals, above the prior year’s targets, with such performance level results at top-decile or at consistent high-level results. For 2026 and going forward, the Committee adopted a provision that caps performance share payouts at 100 percent of target if cumulative absolute TSR is negative over the three-year performance period. The Committee has and will continue to consider the outcome of the Company’s Say-On-Pay votes when making future compensation decisions for the Named Executive Officers. Please see Item 2 in this proxy statement.

Elements of 2025 Compensation

Base Salary
Base salary is designed to attract and retain key executives by providing an element of total compensation at levels competitive with those of other executives employed by companies of similar size and complexity in the utility and general industries. In establishing base salary, the Compensation Committee relies on compensation data obtained from independent third-party surveys of companies and from an industry peer group to ensure that the compensation opportunities we offer are capable of attracting and retaining executives with the experience and talent required to achieve our strategic objectives. Adjustments to base salaries are generally made on an annual basis except in instances of promotions.
When setting or adjusting base salaries, the Committee considers annual executive performance appraisals; market pay movement across industries (determined through market analysis); targeted market pay positioning for each executive; individual experience; strategic importance of a position; recommendations of the Chief Executive Officer; and internal pay equity.
The annual rate of base salary of each Named Executive Officer as of December 31, 2024 and 2025 is presented in the table below.
Named Executive Officer	2024 Base Salary	2025 Base Salary	Percentage Increase
	($)	($)	(%)
Joseph R. Nolan, Jr.	1,400,000	1,442,000	3%
John M. Moreira	850,000	876,000	3%
Paul W. Chodak III	850,000	876,000	3%
Gregory B. Butler	732,000	754,000	3%
James W. Hunt, III	551,000	568,000	3%
Incentive Compensation
Annual incentive and long-term incentive compensation are provided under the Company’s Incentive Plan, which was approved by shareholders in 2018, and for which an amendment to the Plan was approved by shareholders in 2023. The annual incentive program provides cash compensation intended to reward performance under our annual operating plan. The long-term stock-based incentive program is designed to reward demonstrated performance and leadership, motivate future performance, align the interests of the executives with those of our shareholders, and retain the executives during the term of grants. The annual and long-term programs are designed to strike a balance between the Company’s short- and long-term objectives so that the programs work in tandem. On an annual basis, these targets are compared to the market and adjustments may be made to ensure that they are consistent with our compensation philosophy.
In addition to the specific performance goals, the Committee assesses other factors, as well as the executives’ roles and individual performance, and then makes annual incentive program awards at the levels and amounts disclosed in this proxy statement.
The 2025 target for annual and long-term incentive compensation (as a % of base salary) of each Named Executive Officer is presented in the table below.
Named Executive Officer	2025 Target AIP Award as a % of Base Salary	2025 Target LTI Award as a % of Base Salary
	(%)	(%)
Joseph R. Nolan, Jr.	140%	600%
John M. Moreira	80%	265%
Paul W. Chodak III	80%	240%
Gregory B. Butler	70%	180%
James W. Hunt, III	70%	180%

2026 Proxy Statement 45

Compensation Discussion and Analysis
Risk Analysis of Executive Compensation Program

The overall compensation program includes a mix of compensation elements ranging from a fixed base salary to annual and long-term incentive compensation programs intended to motivate executives and other eligible employees to achieve individual and corporate performance goals that reflect an appropriate level of risk. The fundamental objective of the compensation program is to foster the continued growth and success of our business. The design and implementation of the overall compensation program provide the Committee with opportunities throughout the year to assess risks within the compensation program that may have a material effect on the Company and our shareholders.
The Compensation Committee assesses the risks associated with the executive compensation program on an ongoing basis by reviewing the various elements of incentive compensation. The annual incentive program is designed to ensure an appropriate balance between individual and corporate goals, which were deemed appropriate and supportive of the Company’s annual business plan. Similarly, the long-term incentive program is designed to ensure that the performance metrics are properly weighted and supportive of the Company’s strategy. The Committee reviewed the overall compensation program in the context of risks identified in the annual operating plan. The annual and long-term incentive programs were designed to include mechanisms to mitigate risk. For 2025, we adopted a formal balanced scorecard in which a large majority of payouts are determined on a purely formulaic basis through the setting of pre-established threshold, target, and maximum achievement levels and the use of interpolation to determine payout factors. These mechanisms include realistic goal setting with respect to actual payments, in addition to:
•
A mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizon;

•
A variety of performance metrics, including financial, operational, customer service, environmental, safety and strategic goals and initiatives for annual performance awards to avoid excessive focus on a single measure of performance;

•
Metrics in the Company’s long-term incentive compensation program that use earnings per share growth and relative total shareholder return, which are both robust measures of shareholder value and which reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance;

•
The provisions of our annual and long-term incentive programs, which cap awards at 200 percent of target;

•
Our expansive clawback provisions on incentive compensation set forth in our SEC compliant Executive Clawback Policy and in our Incentive Plan, including clawback for material violations of our Code of Business Conduct; and

•
Stock ownership requirements for all executives, prohibitions on hedging, pledging and other derivative transactions related to our shares.

Based on these factors, the Compensation Committee and the Board of Trustees believe the overall compensation program risks are mitigated to reduce overall compensation risk.

2025 Annual Incentive Program

In January of 2025, the Committee established the terms of the 2025 Annual Incentive Program. As part of the overall program, and after consulting with Pay Governance, the Committee set target award levels for each of the Named Executive Officers that ranged from 70 percent to 140 percent of base salary. After the 2025 annual meeting, the Compensation Committee took into consideration the results of the 2025 Say-On-Pay vote and direct feedback from our shareholders and adopted a largely formulaic balanced scorecard in which a large majority of payouts are determined on a purely formulaic basis through the setting of pre-established threshold, target, and maximum achievement levels and the use of interpolation to determine payout factors.
At the January 2025 meeting, the Committee determined that for 2025 it would continue to base 70 percent of the annual incentive performance goals on the Company’s overall financial performance and 30 percent of the annual performance goals on the Company’s overall operational performance. The Committee also determined the specific goals that would be used to assess performance, with potential ratings on each goal ranging from zero percent to 200 percent of target. The Committee assigned weightings to each of the goals as noted below.

46 2026 Proxy Statement

Compensation Discussion and Analysis
2025 Performance Goals
Financial (70%)	Operational (30%)

Committee Assessment Meetings
Following the Company’s 2025 Say-On-Pay vote, the Compensation Committee dedicated significant portions of its meetings during the remainder of 2025 and into 2026 to consider shareholder feedback, evaluate the Company’s executive compensation program design, and assess the alignment between Company performance and pay outcomes.
Although the Committee had established the principal design elements of the 2025 Annual Incentive Program in January 2025, including the use of pre-established performance goals and a 70 percent financial / 30 percent operational weighting, shareholder feedback reinforced the importance of further formalizing and clearly communicating the formulaic nature of the program.
In response, the Committee:
•
Formalized the use of a balanced scorecard framework under which a substantial majority of incentive outcomes are determined on a purely formulaic basis using pre-established threshold, target, and maximum performance ranges, with interpolation used to determine payout factors; and

•
Set substantially all 2025 target performance goals, including quantitative financial goals, at levels above the prior year’s targets, reflecting increased performance expectations and reinforcing the relationship between performance and pay.

•
For 2026, the Committee further enhanced the design of the performance share program by adopting a provision that caps performance share payouts at 100 percent of target if cumulative absolute total shareholder return is negative over the applicable three-year performance period, regardless of relative performance.

The Committee believes these actions directly address key themes raised by shareholders by increasing the formulaic nature of incentive outcomes, raising performance expectations, and adding a design feature to further align long-term payouts with shareholder experience.
At its December 2025 meeting, management provided an initial review of the Company’s 2025 performance. This review was followed in January 2026 by a comprehensive assessment of performance against the scorecard goals, consideration of the additional accomplishments described under “Additional Factors,” and an evaluation of the overall performance of the Company and the executive leadership team. In addition to these meetings, the Committee and the Board received regular updates during 2025 on corporate performance and discussed the Company’s overall performance, including the impact that the loss from the Company’s previous offshore wind investments, Aquarion divestiture and other events were having on the Company’s stock price.
The Committee reviewed the results against the scorecard goals. Based on the overall results against the pre-established goals, the incentive pool was funded at 145 percent, reflecting the Company’s strong performance and the executive team’s execution of the Company’s Operating Plan.
For the executives other than the Chief Executive Officer, the Chief Executive Officer provided the Committee with recommended awards based on his assessment of each executive’s individual performance toward achievement of the performance goals and the additional accomplishments of the Company, together with each executive’s contributions to the overall performance of the Company. The Committee considered these recommendations as part of its deliberations, and the actual awards determined by the Committee were based on the same criteria and the Committee’s independent judgment.

2026 Proxy Statement 47

Compensation Discussion and Analysis
2025 Annual Incentive Program Performance Assessment

Metric	Threshold 50%	Target 100%	Maximum 200%	Actual Financial Results	Payout Factor	Approved Weighting
Financial Performance
2025 Non-GAAP Earnings Per Share	$4.59	$4.71	$4.80	$4.76	155%	60%
Dividend Growth	$2.97 3.85%	$3.00 5.00%	$3.03 5.94%	$3.01 5.24%	131%	10%
	Key Strategic Financial and Regulatory Results
Strategic Financial Initiatives and Regulatory Outcomes	Regulatory filings, storm cost recovery and strategic positioning				175%	30%
Operational Performance
Reliability Average Months Between Service Interruptions (MBI)	15 Months	21.3 Months	22 Months	21.0 Months	95%	25%
Restoration System Average Restoration Duration (SAIDI)	70 Minutes	63.7 Minutes	62 Minutes	66 Minutes	63%	25%
Safety Rate	1.25 Rate	0.85 Rate	0.75 Rate	0.87 Rate	95%	8.33%
Gas Emergency Response	95%	98.2%	99.2%	98.0%	94%	8.33%
% Candidate Slate	50.0%	59.5%	65.0%	64.3%	187%	8.33%
Sustainability Index	65.0%	87.0%	107.0%	102.6%	178%	8.33%
	Key Strategic Customer and Clean Energy Operational Results
Enhance the Customer Experience	Advanced Metering Infrastructure rollout, Energy Efficiency programs, stakeholder and community engagement and data security programs				165%	8.33%
Clean Energy Execution	Non-pipe alternatives, execution of Massachusetts Grid Modernization, geothermal and decarbonization projects				160%	8.33%
Financial Performance at 159% (weighted 70%)						111%
Operational Performance at 113% (weighted 30%)						34%
Overall Performance						145%
•
EARNINGS PER SHARE: 2025 GAAP earnings equaled $4.56 per share. The 2025 adjusted non-GAAP earnings goal was $4.71 per share. Our adjusted non-GAAP earnings in 2025 totaled $4.76 per share, which was above target but below maximum, resulting in a payout factor of 155 percent.

Earnings Per Share
•
DIVIDEND GROWTH: This goal was to increase our dividend by more than the industry average increase. We increased our annual dividend in 2025 to $3.01 per share, a 5.2 percent increase from the prior year, exceeding the utility industry’s median dividend growth of 5.0 percent for the EEI Utility Index, resulting in a payout factor of 131 percent.

Common Share Dividends

48 2026 Proxy Statement

Compensation Discussion and Analysis
•
STRATEGIC INITIATIVES AND REGULATORY OUTCOMES:

Goal	Outcome
Effectively manage onshore construction for Revolution Wind.
•
Eversource completed the onshore substation construction of the Revolution Wind project ahead of schedule. We expect this milestone to accelerate the commencement of commercial operations for the wind farm and reduce the Company’s financial exposure. The project successfully challenged the stop-work order issued by the U.S. Department of the Interior’s Bureau of Ocean Energy Management in the U.S. District Court for the District of Columbia, permitting construction to resume in October. The project also prevailed when a second stop-work order was issued. A second stop-work order was also overturned by the court on January 12, 2026, and the project team is working on final construction and commissioning of the project.

Execute regulatory initiatives across three states, including the Yankee Gas Service Company and Public Service Company of New Hampshire rate cases and various capital tracker and performance mechanisms.
•
We have filed to recover and/or received regulatory approval for nearly 98 percent of deferred storm costs, an effort that is expected to result in nearly $2.0 billion of deferred storm cost recovery, another major milestone in improving our balance sheet condition. The Company played an active role in support of Connecticut passing legislation to securitize storm costs for The Connecticut Light and Power Company. The Company filed to recover nearly $1 billion of deferred storm costs in Connecticut in 2024-2025 to catch up on nearly all previous storms. The Company also filed for storm cost recovery in Massachusetts and New Hampshire and is awaiting approval. The Company implemented significant enhancements to streamline our storm response efforts, cost efficiencies, reporting capabilities, and oversight that will accelerate future regulatory prudence filings.

•
The Company received a final decision on the Yankee Gas Services Company rate case that resulted in an approved revenue increase of approximately $100 million, a return on equity of 9.32 percent, and enabled timely recovery of critical safety and regulatory capital investment programs. The Public Service Company of New Hampshire rate case yielded a rate increase of approximately $100 million with annual inflationary performance-based regulation rate mechanism that provides for an annual rate adjustment through July of 2029 and a return on equity of 9.50 percent. Each of these rate cases was a successful effort supporting continued earnings growth and providing the framework for future investment. In addition, the Company has been diligently engaging with stakeholders on timely recovery of capital investment outside of the full rate cases cycle, mitigating the need for more frequent rate cases while minimizing cost increases for customers.

•
We successfully negotiated a settlement agreement for NSTAR Gas Company with the Massachusetts Attorney General’s office (MA AGO) that resulted in a $10 million rate adjustment and Gas System Enhancement Program in base rates.

•
The Company reached a settlement with the MA AGO for Eversource Gas Company of Massachusetts to allow for future recovery of approximately $65 million, net of acquisition and integration costs, while resolving the long-standing pension and Resiliency Tree Work cost recovery items.

Advance strategies to improve the Connecticut political and regulatory environment, while strengthening Massachusetts and New Hampshire stakeholder relations.
•
Our ongoing effort to engage key Connecticut stakeholders and share how utilities operate and finance their business contributed to the development of Connecticut Senate Bill 4 addressing energy bill affordability. Changes in the Connecticut regulatory structure, including the appointment of new commissioners and increasing the committee membership to five commissioners, signaled a more balanced and constructive regulatory environment and led to further investor confidence in the financial condition of the Company. We have significantly increased our stakeholder engagement, including bringing stakeholders to Eversource facilities for tours. All of these interactions offer the unique opportunity to educate stakeholders on our business, and how we conduct our operations, allowing settlement and rate case procedures to be more tangible for intervenors, as well as public communication.

Grow the transmission business through competitive solicitations.
•
Evaluation of competitive transmission offers is being embedded into our transmission strategy, including ISO-New England (ISO-NE) and NE-NY processes for further growth investment. The Company submitted a bid in response to ISO-NE’s request for transmission infrastructure to be constructed enabling generation from Maine to be delivered into southern New England. We are streamlining project development processes to ensure efficient coordination for timely siting, permitting, procurement, engineering and construction which allows for a more flexible and robust annual capital planning process.

2026 Proxy Statement 49

Compensation Discussion and Analysis
Goal	Outcome
Improve corporate-wide cost structure and financial condition.
•
We have executed a supply chain management effectiveness initiative which has reduced inventory and improved processes, tools and training, resulting in lower cost supply operation while sustaining optimal performance.

•
The Company implemented a $1.2 billion At-the-Market share issuance program and issued approximately seven million shares resulting in net proceeds of $465 million.

Complete the divestiture of Aquarion Water Company.
•
The Company received an unfavorable regulatory decision from the Connecticut Public Utilities Regulatory Authority (PURA) on the sale of Aquarion Water Company. The Company appealed the PURA decision and, on January 14, 2026, a Connecticut court held that PURA acted illegally and remanded the matter back to PURA for further proceedings. On March 6, 2026, PURA issued a proposed final decision approving the sale of Aquarion. PURA has scheduled release of its final decision for March 25, 2026. There can be no assurance that PURA’s final decision will be consistent with the proposed final decision. The Company is evaluating the conditions of that approval as well as other strategic opportunities to avoid further debt and equity issuances. Eversource’s FFO to debt ratio is currently approximately 14 percent and in excess of the 13 percent Moody’s threshold.

• The Committee determined this goal to have attained a 175 percent performance result.
Operational Performance Goals Assessment
•
RELIABILITY PERFORMANCE: This goal was to achieve months between service interruptions between 15 to 22 months, with a target of 21.3 months, an increase from our 2024 result. Electric System Reliability, measured by months between interruptions, was top decile in our industry in 2025; customer power interruptions were on average 21.0 months apart, a solid performance result to be top decile compared to our peers, resulting in a payout factor of 95 percent.

Reliability Performance
Months Between Interruptions
•
RESTORATION PERFORMANCE: This goal in 2025 was to achieve average electric system interruption target of 63.7 minutes, with a range between 62 and 70 minutes. The average system outage duration in 2025 was 66 minutes, which was in the top decile versus industry comparators, resulting in a payout factor of 63 percent.

Restoration Performance
Average Time of Restoration – In Minutes
•
SAFETY: This goal was to reduce days away, restricted or transferred (DART) per 100 workers defined below. Our safety performance was 0.87 DART, which was slightly unfavorable to target of 0.85, but well within the range of between 1.25 and 0.75 DART and in the top half of our New England and Mid-Atlantic peers. The strong partnerships that have been developed between Company management and the leadership of our unions continue to assist us in helping safeguard our employees and advance our business initiatives, resulting in a payout factor of 95 percent.

Safety Performance
Days Away Restricted Time (DART)

50 2026 Proxy Statement

Compensation Discussion and Analysis
•
GAS EMERGENCY RESPONSE: This goal was to achieve on time response to gas customer emergency calls at target of 98.2 percent of the time. Our 2025 performance was 98.0 percent, which continues to exceed mandated emergency response regulatory requirements, resulting in a payout factor of 94 percent.

Gas Emergency Response
Percentage of On-Time Response
•
% Candidate Slate: This goal was to measure the percentage of female/minority qualified candidates presented for hire while managers continue to hire the most qualified candidate. This goal monitors the success of efforts and actions the Company is taking to foster an inclusive workplace. This goal achieved 64.3 percent, exceeding the target, resulting in a payout factor of 187 percent.
•
SUSTAINABILITY: This goal was to achieve a sustainability ranking of 87 percent, as calculated as a combination of internal and external measures below. In 2025, we far exceeded this target range at 110.6 percent for our internal performance and 90.5 percent for our external performance, with a combined index rating of 102.6 percent. Eversource ranks #2 in our industry peer group from two reputable external raters. We continued our strong environmental, social and governance performance, including the advancement of our clean energy initiatives which resulted in numerous national and local awards and recognitions noted in this proxy statement. These honors are a result of our deep commitment to corporate responsibility, evidenced by the high ratings we receive from leading sustainability raters. We continued to engage with a strong cross-functional team throughout the Company to advance our sustainability strategy and drive performance that addresses the evolving expectations of our shareholders, customers, employees, regulators and the communities we serve, resulting in a payout factor of 178 percent.

•
ENHANCE THE CUSTOMER EXPERIENCE:

Goal	Outcome
Efficiently execute the Massachusetts Advanced Metering Infrastructure project.
•
We made significant progress on our Massachusetts AMI throughout 2025. The Company completed construction of the enhanced AMI field network required to utilize all of the meter data in western Massachusetts and the eastern Massachusetts scope is advancing as planned. Meter installations began in western Massachusetts in July of 2025, with the completion of meter installations expected across the state for all 1.4 million customers at the end of 2027.

•
Our OMNI project implemented an industry leading SAP Customer Relations and Billing and Cloud for Customer software for some of our Massachusetts gas customers. Phase II is in progress for our electric and remaining gas customers in Massachusetts.

•
We constructed and launched the Grid Edge Modernization lab to enable the Company to provide community stakeholders, the media and our employees with a firsthand look at the technology the Company has in place for our customers.

Enhance strategies to improve the execution of the Emergency, Storm and Business Continuity Response and Stakeholder Communication Plans.
•
At Eversource, customer and operational security is of critical importance, and we have completed the following enhancements to safeguard this data:

◦
Commenced the transition to a third-party co-location for data centers to reduce operational risk and support future growth;

◦
Hardened physical access to our existing Connecticut data centers to enhance protection of confidential information.

Educate customers regarding energy costs and impacts of decarbonization.
•
We developed ratepayer affordability campaigns to promote education of customer bills and the impact of usage to our electric and gas customers. A new customer bill design, based on surveys of gas customers, was rolled out in Massachusetts in November 2025. We also focused on budget billing and energy efficiency options for our customers.

2026 Proxy Statement 51

Compensation Discussion and Analysis
Goal	Outcome
Advance the Company’s commitment to equity with customers, communities and key stakeholders.
•
We engaged community partners with support and information on our business and programs, and the Company purchased approximately $47 million in historic and affordable housing tax credits which support important projects in key communities across Connecticut. The Company received the United Way Pioneer Valley Champions Award for its development of an Environmental Justice mapping tool.

Execute the approximately $900 million Energy Efficiency Plan budget for Connecticut, Massachusetts and New Hampshire.
•
To support increased energy efficiency goals in Connecticut, Massachusetts and New Hampshire, we executed the $900 million Energy Efficiency Plan with increased focus on equity and customer centric electrification. We implemented other initiatives including electric vehicle charging, innovation pilots, battery storage, and federal projects.

• The Committee determined this goal to have attained a 165 percent performance result.

•
CLEAN ENERGY EXECUTION:

Goal	Outcome
Integrate gas and electric systems planning to promote the ability to assess reliable non-pipe alternatives (NPA) enabling electrification.
•
During 2025, Eversource implemented a formal structure and framework to assess the viability of NPA to electrify customer heating needs without compromising reliability of the underlying gas infrastructure and increasing ratepayer burden. The NPA framework, a model tariff and cost recovery proposal were filed with the Climate Compliance Plan.

Execute the recently approved Massachusetts Electric Sector Modernization Plan to enable a clean energy future in support of state policies.
•
Eversource successfully completed the final year of the 2022-2025 Massachusetts Department of Public Utilities authorized grid modernization plan. We deployed over 3,000 monitoring and control devices in Massachusetts substations and distribution lines which increased the visibility and control of the grid to improve reliability and integrate distributed energy resources to meet or exceed regulatory commitment.

Plan, develop and build transmission infrastructure to facilitate the interconnection of clean, renewable energy projects.
•
In 2025, Eversource broke ground on the $1.8 billion Greater Cambridge Energy Program, an innovative package of transmission and distribution upgrades to meet expected increases in electric demand, support key industries driving Massachusetts’ economy, and enable electrification and decarbonization. The project, which includes a first-of-its-kind underground substation, required ongoing close partnership with the Cambridge Redevelopment Authority, the real estate owner, and other public and private partners to achieve siting approval.

Expand the development of utility-owned solar and geothermal technology.
•
In 2025, the Company advanced its Control Room of the Future initiative by deploying the first distribution management system (DMS) into service in Massachusetts. The DMS will provide control room operators visibility reflecting the impact of solar generation, electric vehicles and other factors impacting power flow across the grid and enable self-healing automation to dynamically restore customers by re-routing power flows within one minute of the start of an outage.

•
Our geothermal pilot demonstrated strong geothermal system performance through the winter and summer seasons. We received a grant for the expansion loop in Framingham, Massachusetts on the geothermal project from the DOE.

Execute Distributed Energy Resource (DER) initiatives in Massachusetts.
•
We advanced our DER Initiatives in line with the Massachusetts DPU four-year mandate by continuing project planning for future construction of approved major clean energy interconnection hubs to enable renewable energy projects.

• The Committee determined this goal to have attained a 160 percent performance result.
Additional Factors
The following important financial, strategic, environmental, and customer-focused results were also considered by the Committee in assessing overall financial and operational performance:
•
For the seventh year in a row Eversource was recognized on Newsweek’s 2026 list of America’s Most Responsible Companies based on our corporate and social sustainability performance and reputation.

•
For the sixth consecutive year we were ranked in the top 100 of America’s Most Just Companies for 2025 by JUST Capital and CNBC for ESG leadership. The Company was named the number one utility and was ranked seventh overall.

•
For the third consecutive year, Eversource was included in USA Today and Statista ranking of America’s Climate Leaders for 2025, which includes the top 500 companies based on reductions in emissions intensity.

52 2026 Proxy Statement

Compensation Discussion and Analysis
•
Eversource has been named a Tree Line USA utility by the Arbor Day Foundation for a second year in a row. The program recognizes utilities that demonstrate best practices for quality tree care, promoting safe, reliable electric service for customers while encouraging utility compatible tree planting and nurturing healthy trees to grow and thrive.

•
We were again named to Healthiest Employer’s 2025 list of the Healthiest 100 Workplaces in America, which honors people-first organizations that prioritize the well-being of their employee population.

•
Eversource was recognized for the sixth year in a row by the U.S. Department of Labor as a 2025 HIRE Vets Platinum Award recipient for our commitment to recruiting, employing, and retaining veterans.

•
In 2025, Eversource received VETS Indexes 3 Star Employer Award recognizing our deep commitment to recruiting, hiring, retaining, developing, and supporting veterans and the military-connected community.

•
Included as a constituent of the FTSE4 Good Index Series, designed to identify companies that demonstrate strong environmental, social and governance practices measured against globally recognized standards.

•
Included in 2025 Military Times Best for Vets: Employer list, an honor that reflects Eversource’s ongoing commitment to supporting veterans and service members through meaningful career opportunities, workforce development programs, and a culture that values their unique skills and experiences.

•
Our 2025 charitable giving and economic development impact totaled approximately $54.1 million, including major event lead sponsorships for the Eversource Walk for Boston Children’s Hospital, Eversource Walk and 5K Run for Easterseals New Hampshire, Mass General Brigham Cancer Center Eversource 5K Run-Walk, Eversource Hartford Marathon, Travelers Championship, and Special Olympics in Connecticut and New Hampshire.

Individual Performance Factors Considered by the Committee
It is the Committee’s philosophy to provide incentives for Company executives to work together as a highly effective, integrated team to achieve or exceed the financial, operational, safety, customer, sustainability and strategic goals and objectives. The Committee also reviews and assesses individual executive performance. The Committee based the annual incentive payments on team performance and the Committee’s assessment of each executive’s individual performance in supporting the performance goals, additional achievements, and overall, Company results. With respect to the Chief Executive Officer, the
Committee and the independent Trustees assessed his performance.
Mr. Nolan’s annual incentive payment of $3,000,000, which reflects a modest three percent increase above the 145 percent funded pool, but is largely aligned with the scorecard result, reflects his and the Company’s strong overall 2025 performance. Mr. Nolan’s performance in leading the Company towards a successful year overall, in managing the challenging divestiture from our offshore wind business, in the Company’s continuing efforts in all areas of environmental and social responsibility, and in overcoming several challenges resulting from substantial storm activity, employee benefits cost increases, the continuing impacts of interest rate hikes, high inflation, and supply chain issues.
In determining final annual incentive awards for the other Named Executive Officers, the Compensation Committee considered each executive’s performance against pre- established individual objectives, leadership contributions, and impact on the Company’s financial, operational, and strategic results. While the overall executive incentive pool was funded at 145 percent of target, the Committee approved individual payout levels above the funded pool for certain executives whose contributions materially exceeded expectations and advanced key corporate priorities under the direction of the Chief Executive Officer.
The Committee approved individual incentive payout levels above the funded pool for Mr. Moreira and Mr. Hunt in recognition of their outstanding impact on the Company’s strategic objectives, operational execution, and enterprise-wide initiatives. In approving these adjustments, the Committee noted that both executives delivered results that materially advanced the Company’s long-term strategic priorities and exceeded expectations for their respective roles.
Based on the recommendations of the Chief Executive Officer as to executives other than himself, the Committee approved annual incentive program payments for the active Named Executive Officers noted in the Summary Compensation Table. These payments reflected the individual and team contributions of those Named Executive Officers in achieving the goals and the additional accomplishments and the overall performance of the Company.
Based on the approved scorecard results, the annual incentive pool for the entire Eversource executive population was funded at 145 percent of target and the Chief Executive Officer managed the allocation of this overall pool. Following a comprehensive assessment of individual and team performance for the CEO, other Named Executive Officers, and the remaining executives, actual awards, which included NEO awards above the 145 percent target, did not exceed the approved 145 percent pool.

2026 Proxy Statement 53

Compensation Discussion and Analysis
2025 Annual Incentive Program Awards

	2025 Base Salary	2025 Annual Incentive Target	2025 Company Performance Factor	2025 Incentive at 145% Performance Factor	2025 Final Annual Incentive Payout
	($)	(%)	(%)	($)	($)
Joseph R. Nolan, Jr.	1,442,000	140%	145%	2,927,000	3,000,000
John M. Moreira	876,000	80%	145%	1,016,000	1,300,000
Paul W. Chodak III	876,000	80%	145%	1,016,000	1,016,000
Gregory B. Butler	754,000	70%	145%	765,000	700,000
James W. Hunt, III	568,000	70%	145%	577,000	750,000
Long-Term Incentive Program

Our long-term incentive program is intended primarily to focus on the Company’s longer-term strategic goals and to also help retain our executives. A new three-year program commences every year. Performance Shares are designed to reward long-term achievements as measured against pre-established performance measures. RSUs are designed to provide executives with an incentive to increase the value of the Company’s common shares in alignment with shareholder interests, while also serving as a retention component for executive talent. As noted earlier in the proxy statement and at the beginning of the CD&A and as a result of the feedback we received during engagement sessions with key stakeholders, for 2026, the Compensation Committee adopted a provision that caps performance share payouts at 100 percent of target if cumulative absolute TSR is negative over the three-year performance period. We believe these compensation elements create a focus on continued Company and share price growth to further align the interests of our executives with the interests of our shareholders.
Long-Term Incentive Program
Performance Share Grants
General
Performance Shares are designed to reward future financial performance and returns to shareholders, measured by long-term earnings growth and shareholder returns over a three-year performance period, therefore aligning executive compensation with performance. Performance Shares are granted as a target number of Eversource Energy common shares. The number of Performance Shares is determined by dividing the target grant date value in dollars by the average daily closing prices of Eversource common shares on the New York Stock Exchange for the ten business days preceding the grant date and rounding to the nearest whole share. Until the end of the performance period, the value of dividends that would have been paid with respect to the Performance Shares had the Performance Shares been actual common shares are deemed to be invested in additional Performance Shares, which remain at risk and are not distributed until actual performance for the period is determined and vesting takes place.
Performance Shares under the 2025 – 2027, 2024 – 2026, and 2023 – 2025 Programs
For the 2025 – 2027 Program, the Committee determined it would continue to measure performance using the following objective, formulaic method: (i) average diluted recurring earnings per share growth (EPSG); and (ii) relative total shareholder return (TSR) measured against the performance of companies that comprise the EEI Index. As in previous years, the Committee selected EPSG and TSR as performance measures because the Committee continues to believe that they are generally recognized as the best indicators of overall corporate performance. The Committee considers it a best practice to use a combination of relative and absolute metrics, with

54 2026 Proxy Statement

Compensation Discussion and Analysis
absolute EPS growth serving as a key input to shareholder value and relative TSR serving as the output.
The number of Performance Shares awarded at the end of the three-year period ranges from zero percent to 200 percent of target, depending on EPSG and relative TSR performance as set forth in the performance matrix below. Performance Share grants are based on a percentage of annualized base salary at the time of the grant and are measured in dollars. The target number of shares under the 2025 – 2027 Program for our Named Executive Officers ranged from 105 percent to 424 percent of base salary. Vesting at 100 percent of target occurs at various combinations of EPSG and TSR performance as set forth in the chart that follows. In addition, the value of any performance shares that actually vest may increase or decrease over the vesting period based on the Company’s share price performance. The number of performance shares granted at target were approved as set forth in the table below. The Committee and the independent members of the Board determined the Performance Share grants for the Chief Executive Officer. Based on input from the Chief Executive Officer, the Committee determined the Performance Share grants for each of the other executive officers, including the other Named Executive Officers. For all three programs, the Committee used the same performance measures of EPSG and TSR.
The performance chart set forth below describes how the Performance Share payout was determined under the 2023 – 2025, the 2024 – 2026 and the 2025 – 2027 Programs. Three-year average EPSG is cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

2023 – 2025, 2024 – 2026 and 2025 – 2027 Long-Term Incentive Program Performance
Share Potential Payout
Three-Year Average EPS Growth
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Below 0%
Three-Year Relative Total Shareholder Return Percentiles
Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th
100%	110%	130%	140%	150%	160%	170%	180%	190%	200%
90%	100%	120%	130%	140%	150%	160%	170%	180%	190%
80%	90%	110%	120%	130%	140%	150%	160%	170%	180%
70%	80%	100%	110%	120%	130%	140%	150%	160%	170%
60%	70%	90%	100%	110%	120%	130%	140%	150%	160%
40%	60%	80%	90%	100%	110%	120%	130%	140%	150%
30%	40%	60%	80%	90%	100%	110%	120%	130%	140%
—	20%	40%	70%	80%	90%	100%	110%	120%	130%
—	—	20%	60%	70%	80%	90%	100%	110%	120%
—	—	—	30%	50%	60%	70%	80%	100%	110%
—	—	—	10%	20%	30%	40%	50%	60%	70%
—	—	—	—	10%	20%	30%	40%	50%	60%

2025 – 2027 Long-Term Incentive Program:
Performance Share and Restricted Share Grants at Target
Named Executive Officer	2025 Base Salary	2025 Target LTI Award as a % of Base Salary	2025 Target LTI Award	Share Price*	2025 Target Award of Performance Share Units (Rounded)	2025 Target Award of Restricted Share Units (Rounded)
	($)	(%)	($)	($)	(#)	(#)
Joseph R. Nolan, Jr.	1,442,000	600%	8,652,000	57.11	113,623	37,874
John M. Moreira	876,000	265%	2,321,000	57.11	30,481	10,160
Paul W. Chodak III	876,000	240%	2,102,000	57.11	27,605	9,202
Gregory B. Butler	754,000	180%	1,357,000	57.11	17,821	5,940
James W. Hunt, III	568,000	180%	1,022,000	57.11	13,421	4,474

*
Ten-day stock price average ending January 28, 2025 (day before grant)

2026 Proxy Statement 55

Compensation Discussion and Analysis
Results of the 2023 – 2025 Performance Share Program
2023 – 2025 Performance Shares vested at 44 percent of target, meaningfully below the target, due to our disappointing share price performance over the period, which ended on December 31, 2025. Taking into account the change in the Company’s share price since the grant date further reduces the final payout to 34 percent of target. Specifically, the actual performance level achieved under the Program was a three-year average adjusted EPS growth of 5.2 percent and a three-year total shareholder return in the bottom quartile, which, when interpolated in accordance with the criteria established by the Committee, resulted in vesting performance share units at 44 percent of target. 2023, 2024 and 2025 non-GAAP earnings per share, as described in Exhibit A, were the basis for performance level assessment determined by the Committee at its January 27, 2026 meeting. At that meeting, the Committee confirmed that the actual results achieved were calculated in accordance with established performance criteria. The number of performance shares awarded to the Named Executive Officers were approved as set forth in the table below. While this was a disappointing result, the payouts demonstrate the pay-for-performance alignment of our long-term incentive program.
The Committee’s most recent long-term incentive cycle resulted in below-target vesting, providing clear evidence that the Company’s compensation program is both reasonable and operating exactly as intended. The vesting outcome demonstrates that the long term incentive framework applies meaningful performance rigor, calibrates payouts to multi-year results, and avoids unwarranted rewards when performance does not fully meet expectations.
The below-target vesting level underscores the strength of our goal-setting process. Performance ranges are established at levels that require sustained, above-market execution to achieve target or higher payouts. The outcome confirms that these goals were demanding and that the program does not produce automatic or inflated awards. Instead, vesting varied in line with the Company’s broader financial, operational, and shareholder-value performance over the three-year period.
This result also reinforces alignment with shareholder interests. When shareholders experienced more moderate returns, the long-term incentive program produced correspondingly lower payouts, reflecting the principles of pay-for-performance and ensuring that executives share in both the upside and downside of the Company’s long-term results. This symmetry is a core expectation of institutional investors and proxy advisors, and the most recent cycle demonstrates the effectiveness of the design.
Finally, the below-target outcome confirms that the program appropriately balances rewards and risk. By tying vesting to multi-year metrics rather than short-term factors, the framework encourages executives to pursue sustainable value creation and prevents payouts that are inconsistent with overall performance. The Committee believes these results provide strong validation that the long term incentive program remains reasonable, well-calibrated, and aligned with both market best practices and long-term shareholder value.
2023 – 2025 Long-Term Incentive Program Performance Share Awards
Named Executive Officer	Performance Share Award
Joseph R. Nolan, Jr.	35,282
John M. Moreira	8,426
Paul Chodak III	5,522
Gregory B. Butler	5,992
James W. Hunt, III	3,506

56 2026 Proxy Statement

Compensation Discussion and Analysis
CHIEF EXECUTIVE OFFICER SUMMARY PERFORMANCE SHARES
REALIZED VALUE VS. GRANT DATE FAIR VALUE
The CEO performance share awards earned for the 2021-2023, 2022-2024, and 2023-2025 performance periods each represented less than 50 percent of the original grant date fair value of the performance share award after considering payout factors and the change in the value of underlying award units over the performance period:

$7
$6
$5
$4
$3
$2
$1
$0
Compensation ($Millions)
$5.2M
-54%
$2.4M
$5.2M
-60%
$2.1M
$6.1M
-66%
$2.1M
Grant Value
Realized Value
Grant Value
Realized Value
Grant Value
Realized Value
CEO 2021-2023 PSUs
CEO 2022-2024 PSUs
CEO 2023-2025 PSUs

Restricted Share Units (RSUs)
General
Each RSU granted under the long-term incentive program entitles the holder to receive one common share at the time of vesting. All RSUs granted under the long-term incentive program vest in equal annual installments over three years. RSU holders are eligible to receive reinvested dividend units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalents are accounted for as additional RSUs that accrue and are distributed with the common shares issued upon vesting of the underlying RSUs. Common shares, including any additional common shares in respect of reinvested dividend equivalents, are not issued for any RSUs that do not vest.
The Committee determined RSU grants for each executive officer participating in the long-term incentive program.
RSU grants are based on a percentage of annualized base salary at the time of the grant. In 2025, the percentage used for each Named Executive Officer was based on their position in the Company and ranged from 45 percent to 150 percent of base salary. The Committee reserves the right to increase or decrease the RSU grant from target for each executive officer under exceptional circumstances. The Committee and all other independent members of the Board determined the RSU grants for the Chief Executive Officer. Based on input from our Chief Executive Officer, the Committee determined the RSU grants for each of the other executive officers, including the other Named Executive Officers.
All RSUs are granted on the date of the Committee meeting at which they are approved. RSU grants are subsequently converted from a percent of salary into common share equivalents by dividing the value of each grant by the average closing price for our common shares over the ten trading days prior to the date of the grant. RSU grants at 100 percent of target were approved as set forth in the table below.

2026 Proxy Statement 57

Compensation Discussion and Analysis
	RSU Grants
Named Executive Officer	2023	2024	2025
Joseph R. Nolan, Jr.	23,392	37,530	37,874
John M. Moreira	5,587	10,413	10,160
Paul Chodak III(1)		9,429	9,202
Gregory B. Butler	3,973	6,092	5,940
James W. Hunt, III	2,325	4,585	4,474

(1)
Mr. Chodak was not a Named Executive Officer in 2023.

Clawback Policies Beyond Dodd-Frank

In October 2023, the Compensation Committee and the Board of Trustees voted to adopt, in compliance with new SEC regulations, a comprehensive Executive Clawback Policy. The Policy, which applies to all of the Company’s current executive officers and its Chief Accounting Officer, requires the recoupment of all Incentive Based Compensation deemed to have been awarded erroneously as a result of an Accounting Restatement, as such terms are defined by the Policy and the regulations. The Executive Clawback Policy is included as an Exhibit to the Company’s Form 10-K filed with the SEC on February 17, 2026.
In addition to the Executive Clawback Policy, the terms relating to the recovery of incentive compensation as are set forth in the Company’s 2018 Incentive Plan, which are applicable to all Plan participants, additionally call for the recoupment to the Company of compensation in the event of a willful material violation of our Code of Business Conduct or material corporate policy or the breach of a material covenant in an employment agreement.

No Hedging and No Pledging Policy

We have a long-standing policy prohibiting the purchase of any financial instruments or otherwise entering into transactions designed to have the effect of hedging or offsetting any decrease in the value of our common shares or other equity securities of the Company or its subsidiaries by our Trustees and executives, including exchange-traded options to purchase or sell securities of the Company (so-called “puts” and “calls”) or financial instruments that are designed to hedge or offset any decrease in the market value of securities of the Company (including, but not limited to, prepaid variable forward contracts, equity swaps, collars and exchange funds). This policy also prohibits short sales, the holding of any Company common shares in a margin account, borrowing shares, selling future securities that establish a position that increases in value as the value of the Company’s stock decreases, or pledging the Company’s common shares.

Share Ownership Guidelines and Retention Requirements

The Committee has approved share ownership guidelines to further emphasize the importance of share ownership by our officers. As indicated in the table below, the guidelines call for the Chief Executive Officer to own common shares equal to six times base salary, executive vice presidents to own a number of common shares equal to three times base salary, senior vice presidents to own common shares equal to two times base salary, and all other officers to own a number of common shares equal to one to one and one-half times base salary. Officers and Trustees may only transact in Eversource Energy common shares during approved trading windows and are subject to continuing compliance with our share ownership guidelines.
Executive Officer	Base Salary Multiple
Chief Executive Officer	6
Executive Vice Presidents	3
Operating Company Presidents/ Senior Vice Presidents	2
Vice Presidents	1-1.5

58 2026 Proxy Statement

Compensation Discussion and Analysis
We require that our officers attain these ownership levels within five years after election or promotion. All of our officers, including the Named Executive Officers, have either satisfied the share ownership guidelines or are expected to satisfy them within the applicable timeframe. Common shares, whether held of record, in street name, or in individual 401(k) accounts, and RSUs satisfy the ownership requirements. Unvested performance shares do not count toward satisfying the ownership guidelines. In addition to the share ownership guidelines noted above, all officers must hold the net shares awarded under the Company’s incentive compensation plan until the share ownership guidelines have been met.

Other Benefits

Retirement Benefits
The Company provides a qualified defined benefit pension program for certain officers, which is a final average pay program subject to tax code limits. Because of such limits, we also maintain a supplemental non-qualified pension program. Benefits are based on base salary and certain incentive payments, which is consistent with the goal of providing a retirement benefit that replaces a percentage of pre-retirement income. The supplemental program compensates for benefits barred by tax code limits and generally provides (together with the qualified pension program) benefits equal to approximately 60 percent of pre-retirement compensation (approximately 50 percent of such compensation for Mr. Butler). The supplemental program was discontinued in 2012 for newly elected officers.
The Company also provides a qualified defined benefit pension program that uses a Cash Balance Formula to determine benefits based on age and vesting service. Officers who are not eligible for the final average pay program described above are eligible for the Cash Balance program.
For certain participants, the benefits payable under the Supplemental Non-Qualified Pension Program differ from those described above.
Also see the narrative accompanying the “Pension Benefits” table and accompanying notes for more detail on the above program.
401(k) Benefits
The Company offers a qualified 401(k) program for all employees, including executives, subject to tax code limits.
After applying these limits, the program provides a match of 50 percent of the first eight percent of eligible base salary, up to a maximum of $14,000 per year for Messrs. Nolan, Moreira and Hunt, per the legacy NSTAR plan. For Mr. Butler, the program provides a match of 100 percent of the first three percent of eligible base salary, up to a maximum of $10,500 per year, per the legacy Northeast Utilities plan. For Mr. Chodak, the program provides a match of 100 percent of the first six percent of eligible base salary, up to a maximum of $21,000 per year, per the new Eversource plan.
Deferred Compensation
The Company offers a non-qualified deferred compensation program for our executives. In 2025, the program allowed deferral of up to 100 percent of base salary, annual incentives and long-term incentive awards. The program allows participants to select investment measures for deferrals based on an array of deemed investment options (including certain mutual funds and publicly traded securities).
The Non-Qualified Deferred Compensation Table and accompanying notes provide additional details on the above program.
Perquisites
The Company provides executives with limited financial planning and vehicle leasing benefits and access to tickets to sporting events. The current level of perquisites does not factor into decisions on total compensation.

Contractual Agreements

We currently maintain contractual agreements and programs with certain executives that provide for potential compensation in the event of certain terminations, including termination following a Change in Control. These agreements and programs were made to attract and retain high quality executives and to ensure executive focus on Company business during the period leading up to a potential Change in Control. The agreements are “double-trigger” agreements that provide executives with compensation in the event of a Change in Control followed by termination of employment due to one or more of the events set forth in the agreements, while still providing an

2026 Proxy Statement 59

Compensation Discussion and Analysis
incentive to remain employed with the Company for the transition period that follows.
Under the agreements and programs, certain compensation is generally payable if, during the applicable change in control period, the executive is involuntarily terminated (other than for cause) or terminates employment for “good reason.” These agreements and programs are described more fully in the Tables following this CD&A under “Payments Upon Termination.”

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code precludes a public company from taking an income tax deduction in any one year for compensation in excess of $1 million payable to its named executive officers who are employed on the last day of the fiscal year unless certain specific performance goals are satisfied. Until January 1, 2018, there was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. This exception was repealed, effective for taxable years beginning after December 31, 2017 and the limitation on deductibility generally was expanded to include all Named Executive Officers. As a result, compensation paid to the Named Executive Officers in excess of $1 million per officer will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of and not modified after November 2, 2017.
The Committee believes that the availability of a tax deduction for forms of compensation should be one of many factors taken into consideration of providing market-based compensation to attract and retain highly qualified executives. The Committee believes it is in the Company’s best interests to retain discretion to make compensation awards, whether or not deductible.
The Company has adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation. In general, the Company and the Committee do not consider accounting considerations in structuring compensation arrangements.

Equity Grant Practices

Equity awards noted in the compensation tables are made annually at the late January or early February meetings of the Compensation Committee (subject to further approval by all of the independent members of the Board of Trustees of the Chief Executive Officer’s award) when the Committee also determines base salary, annual incentive opportunities, long-term incentive compensation grants, and annual and long-term performance plan awards. The date of this meeting is chosen at least a year in advance, and therefore awards are not coordinated with the release of material non-public information. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The Company does not currently grant stock options to its employees.

Compensation Committee Report

The Compensation Committee of the Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the SEC’s Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the 2026 proxy statement.
The Compensation Committee
Daniel J. Nova, Chair
John Y. Kim
David H. Long
Frederica M. Williams
February 12, 2026

60 2026 Proxy Statement

Executive Compensation
SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by our principal executive officer (Mr. Nolan), our principal financial officer (Mr. Moreira), and the three other most highly compensated executive officers in 2025, determined in accordance with the applicable SEC disclosure rules (collectively, the Named Executive Officers). As explained in the tables and footnotes below, the amounts reflect the economic benefit to each Named Executive Officer of the compensation item paid or accrued on their behalf for the fiscal year ended December 31, 2025 in accordance with such rules. All salaries, annual incentive amounts and long-term incentive amounts shown for each Named Executive Officer were paid for all services rendered to the Company and its subsidiaries, in all capacities.
Name and Principal Position	Year	Salary	Stock Awards(2)	Non-Equity Incentive Plan(3)	Change in Pension Value and Non-Qualified Deferred Earnings(4)	All Other Compensation(5)	SEC Total	Adjusted SEC Total(6)
Joseph R. Nolan, Jr. Chairman, President and Chief Executive Officer	2025	$1,432,308	$9,020,890	$3,000,000	$1,482,022	$51,948	$14,987,168	$13,505,146
	2024	1,384,770	7,510,128	2,450,000	2,188,733	44,523	13,578,154	11,389,421
	2023	1,325,001	8,018,396	1,630,000	7,832,472	79,708	18,885,577	11,053,105
John M. Moreira Executive Vice President, Chief Financial Officer and Treasurer	2025	870,002	2,419,969	1,300,000	1,132,875	35,015	5,757,862	4,624,987
	2024	826,925	2,083,794	1,000,000	854,742	25,760	4,791,221	3,936,479
	2023	721,156	1,915,025	564,000	981,136	27,436	4,208,753	3,227,617
Paul W. Chodak III(1) Executive Vice President and Chief Operating Officer	2025	870,002	2,191,672	1,016,000	103,200	36,237	4,217,111	4,113,911
	2024	850,002	1,886,789	850,000	—	431,633	4,018,424	4,018,424
Gregory B. Butler Executive Vice President and General Counsel	2025	748,924	1,414,850	700,000	94,739	10,500	2,969,012	2,874,273
	2024	727,156	1,219,021	600,000	—	10,919	2,557,096	2,557,096
	2023	703,421	1,361,778	468,000	55,219	13,652	2,602,071	2,546,852
James W. Hunt, III Executive Vice President, Corporate Relations and Sustainability and Secretary	2025	564,078	1,065,557	750,000	216,123	42,825	2,638,583	2,422,460
	2024	547,309	902,247	525,000	184,241	24,000	2,182,798	1,998,557
	2023	636,462	796,877	368,000	230,842	25,250	2,057,432	1,826,590

(1)
Mr. Chodak was not a Named Executive Officer in 2023.

(2)
RSUs were granted to each Named Executive Officer in 2025 as long-term compensation, which vest in equal annual installments over three years. Each of the Named Executive Officers was also granted performance shares as long-term incentive compensation. These performance shares will vest based on the extent to which the performance conditions described in the CD&A are achieved as of December 31, 2027. The grant date fair values for the performance shares, assuming achievement of the highest level of both performance conditions, are as follows: Mr. Nolan: $10,170,395; Mr. Moreira: $2,728,354; Mr. Chodak: $2,470,924; Mr. Butler: $1,595,158 and Mr. Hunt: $1,201,314.

Holders of RSUs and performance shares are eligible to receive dividend equivalent units on outstanding awards to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with those common shares that are issued upon vesting of the underlying RSUs and performance shares. No dividends are paid unless and until the underlying shares vest.
(3)
Consists of payments to the Named Executive Officers under the 2025 Annual Incentive Program.

(4)
Includes the actuarial increase in the present value from December 31, 2024 to December 31, 2025 of the Named Executive Officers’ accumulated benefits under all of our defined benefit pension programs and agreements, determined using interest rate and mortality rate assumptions consistent with those appearing in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Named Executive Officer may not be fully vested in such amounts. Mr. Chodak does not participate in any retirement plans. More information on this topic is set forth in the Pension Benefits table. There were no above-market earnings in deferred compensation value during 2025, as the terms of the Deferred Compensation Plan provide for market-based investments, including Eversource Energy common shares. Please see page 65 and 66.

(5)
Includes matching contributions allocated by us to the accounts of Named Executive Officers under the 401k Plan as follows: $14,000 for each of Messrs. Nolan, Hunt and Moreira; $21,000 for Mr. Chodak; and $10,500 for Mr. Butler. For Mr. Nolan, the value shown includes financial planning services valued at $9,725, a Company-owned vehicle provided to Mr. Nolan, valued at $7,275, and home security systems provided to Mr. Nolan in accordance with the Company’s security protocols, valued at $20,948. For Mr. Moreira, the value shown includes financial planning services valued at $14,055 and a Company-owned vehicle provided to Mr. Moreira, valued at $6,960. For Mr. Chodak, the value shown includes relocation services valued at $10,537 and a Company-owned vehicle provided to Mr. Chodak, valued at $4,700. For Mr. Hunt, the value shown includes financial planning services valued at $24,125, and a Company-owned vehicle provided to Mr. Hunt, valued at $4,700. Mr. Butler did not receive perquisites valued in the aggregate in excess of $10,500.

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(6)
The amounts in the Adjusted SEC Total column reflect an adjustment to the total compensation reported in the column marked SEC Total. The Adjusted SEC Total subtracts the actuarial change in pension value disclosed in the column titled “Change in Pension Value and Non-Qualified Deferred Earnings” as further described in footnote 4 above in order to reflect compensation earned during the year by the executive without consideration of pension benefit impacts. The amounts in this column differ from, and are not a substitute for, the amounts noted in the SEC Total.

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GRANTS OF PLAN-BASED AWARDS DURING 2025

The Grants of Plan-Based Awards Table below provides information on the range of potential payouts under all incentive plan awards during the fiscal year ended
December 31, 2025. The table also discloses the underlying equity awards and the grant date for equity-based awards. We have not granted any stock options since 2002.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph R. Nolan, Jr.
Annual Incentive(4)	01/29/25	$1,009,500	$2,019,000	$4,038,000	—	—	—	—	—
Long-Term Incentive(5)	01/29/25	—	—	—	—	113,623	227,246	37,874	$9,020,890
John M. Moreira
Annual Incentive(4)	01/29/25	350,500	701,000	1,402,000	—	—	—	—	—
Long-Term Incentive(5)	01/29/25	—	—	—	—	30,481	60,962	10,160	2,419,969
Paul W. Chodak III
Annual Incentive(4)	01/29/25	350,500	701,000	1,402,000	—	—	—	—	—
Long-Term Incentive(5)	01/29/25	—	—	—	—	27,605	55,210	9,202	2,191,672
Gregory B. Butler
Annual Incentive(4)	01/29/25	264,000	528,000	1,056,000	—	—	—	—	—
Long-Term Incentive(5)	01/29/25	—	—	—	—	17,821	35,642	5,940	1,414,850
James W. Hunt, III
Annual Incentive(4)	01/29/25	199,000	398,000	796,000	—	—	—	—	—
Long-Term Incentive(5)	01/29/25	—	—	—	—	13,421	26,842	4,474	1,065,557

(1)
Reflects the number of performance shares granted to each of the Named Executive Officers on January 29, 2025 under the 2025 – 2027 Long-Term Incentive Program. Performance shares were granted subject to a three-year Performance Period that ends on December 31, 2027. At the end of the Performance Period, common shares will be awarded based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. Holders of performance shares are eligible to receive dividend equivalent units on outstanding performance shares awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the number of common shares underlying the performance shares that are actually awarded. No dividends are paid unless and until the underlying shares vest.

(2)
Reflects the number of RSUs granted to each of the Named Executive Officers on January 29, 2025 under the 2025 – 2027 Long-Term Incentive Program. RSUs vest in equal installments on February 15, 2026, 2027 and 2028. We will distribute common shares with respect to vested RSUs on a one-for-one basis following vesting, after reduction for applicable payroll withholding taxes. Holders of RSUs are eligible to receive dividend equivalent units on outstanding RSUs awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with those common shares actually distributed in respect of the underlying RSUs. No dividends are paid unless and until the underlying shares vest.

(3)
Reflects the grant date fair value, determined in accordance with FASB ASC Topic 718, of RSUs and performance shares granted to the Named Executive Officers on January 29, 2025 under the 2025 – 2027 Long-Term Incentive Program.

(4)
The threshold payment under the Annual Incentive Program is 50 percent of target. The actual payments in 2026 for performance in 2025 are set forth in the Non-Equity Incentive Plan column of the Summary Compensation Table and in the CD&A.

(5)
Reflects the range of potential payouts, if any, pursuant to performance share awards under the 2025 – 2027 Long-Term Incentive Program, as described in the CD&A.

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OUTSTANDING EQUITY GRANTS AT DECEMBER 31, 2025

The following table sets forth RSU and performance share grants outstanding at the end of our fiscal year ended
December 31, 2025 for each of the Named Executive Officers. There are no outstanding options.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Joseph R. Nolan, Jr.	76,000	5,117,056	322,638	21,723,229
John M. Moreira	20,379	1,372,089	85,329	5,745,174
Paul W. Chodak III	22,804	1,535,390	72,478	4,879,912
Gregory B. Butler	12,187	820,578	52,321	3,522,757
James W. Hunt, III	8,922	600,719	37,107	2,498,426

(1)
Awards and market values of awards appearing in the table and the accompanying notes have been rounded to whole units.

(2)
A total of 61,926 unvested RSUs vested on February 15, 2026 (Mr. Nolan: 35,848; Mr. Moreira: 9,481; Mr. Chodak: 6,659; Mr. Butler: 5,815; and Mr. Hunt: 4,123.) A total of 6,276 unvested RSUs held by Mr. Chodak will vest on November 13, 2026. A total of 48,490 unvested RSUs will vest on February 15, 2027 (Mr. Nolan: 26,939; Mr. Moreira: 7,353; Mr. Chodak: 6,659; Mr. Butler: 4,301; and Mr. Hunt: 3,238). A total of 23,600 unvested RSUs will vest on February 15, 2028 (Mr. Nolan: 13,212; Mr. Moreira: 3,544; Mr. Chodak: 3,211; Mr. Butler: 2,072; and Mr. Hunt: 1,561).

(3)
The market value of RSUs is determined by multiplying the number of RSUs by $67.33, the closing price of Eversource Energy common shares on December 31, 2025, the last trading day of the year.

(4)
Reflects the target payout level for performance shares granted under the 2023 – 2025 Program, the 2024 – 2026 Program and the 2025 – 2027 Program.

The performance period for the 2023 – 2025 Program ended on December 31, 2025. Actual awards under that program are set forth in the CD&A under the “Results of the 2023 – 2025 Performance Share Program.”
The performance share awards for 2024 – 2026 Program and the 2025 – 2027 Program will be based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. As described more fully under “Performance Shares” in the CD&A and footnote (1) to the Grants of Plan-Based Awards table, performance shares will vest following a three-year performance period based on the extent to which the two performance conditions are achieved. Under the 2024 – 2026 Program, a total of 224,012 performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2026. Assuming achievement of these conditions at a target level of performance, the number of performance shares awarded would be as follows: Mr. Nolan: 123,546; Mr. Moreira: 34,280; Mr. Chodak: 31,039; Mr. Butler: 20,053 and Mr. Hunt: 15,094. Under the 2025 – 2027 Program, a total of 212,385 performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2027. Assuming achievement of these conditions at a target level of performance, the number of performance shares awarded would be as follows: Mr. Nolan: 118,905; Mr. Moreira: 31,898; Mr. Chodak: 28,888; Mr. Butler: 18,649; and Mr. Hunt: 14,045.
(5)
The market value is determined by multiplying the number of performance shares in the adjacent column by $67.33, the closing price of Eversource Energy common shares on December 31, 2025, the last trading day of the year.

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OPTION EXERCISES AND STOCK VESTED IN 2025

The following table reports amounts realized on equity compensation that vested during the fiscal year ended December 31, 2025. The Stock Awards columns report the vesting of RSU and performance share grants to the
Named Executive Officers in 2025. There were no options exercised as the Company has not granted options since 2002.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting(2)
Joseph R. Nolan, Jr.	70,494	$4,338,191
John M. Moreira	8,435	519,073
Paul W. Chodak III	13,579	875,716
Gregory B. Butler	13,138	808,525
James W. Hunt, III	7,801	480,082

(1)
Includes RSUs and performance shares granted to our Named Executive Officers under our long-term incentive programs, including dividend reinvestment, as follows:

Name	2022 Program	2023 Program	2024 Program
Joseph R. Nolan, Jr.	48,863	8,513	13,118
John M. Moreira	2,593	2,033	3,809
Paul W. Chodak III	4,078	6,206	3,296
Gregory B. Butler	9,564	1,446	2,129
James W. Hunt, III	5,278	846	1,677
In all cases, we reduce the distribution of common shares by that number of shares valued in an amount sufficient to satisfy payroll tax withholding obligations.
(2)
Values realized on vesting of RSUs granted under the 2022 – 2024, 2023 – 2025 and 2024 – 2026 Programs were based on $61.54 per share, the closing price of Eversource Energy common shares on February 15, 2025. Values realized on vesting of performance shares granted under the 2021 – 2023 Program were based on $61.54 per share, the closing price of Eversource Energy common shares on February 15, 2025.

PENSION BENEFITS IN 2025

The Pension Benefits Table shows the estimated present value of accumulated retirement benefits payable to each Named Executive Officer upon retirement based on the assumptions described below. The table distinguishes between benefits available under the qualified pension plan program (QP), the supplemental pension program (SERP), and the supplemental pension (Excess). See the narrative above in the CD&A under the captions “Other Benefits — Retirement Benefits” and “Contractual Agreements” for additional information on benefits under these plans and our agreements.
The values shown in the Pension Benefits Table for Messrs. Nolan, Moreira, and Hunt were calculated as of December 31, 2025 based on benefit payments in the form of a lump sum. For Mr. Butler, we assumed a payment of benefits in the form of a contingent annuitant option. Such earned pension program benefit value could otherwise have changed because of the reduction in mortality factors and potentially rising interest rates. Mr. Chodak participates in a Cash Balance Defined Benefits program which is based on age and service contributions.
The values shown in this Table for the Named Executive Officers were based on benefit payments on the actual ages or the earliest possible ages for retirement with unreduced benefits for the Named Executive Officers: Mr. Nolan: age 62, Mr. Moreira: age 62, Mr. Butler: age 62 and Mr. Hunt: age 55.
In addition, we determined benefits under the qualified pension program using tax code limits in effect on December 31, 2025. For Messrs. Nolan, Moreira and Hunt, the values shown reflect actual 2025 salary and annual incentives earned in 2025 but paid in 2026 (per applicable supplemental program rules). For Mr. Butler, the values shown reflect actual 2025 salary and annual incentives earned in 2025 but paid in 2026 (per applicable supplemental program rules).

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We determined the present value of benefits at retirement age using the discount rate within a range of 5.31 percent to 5.42 percent under ASC 715-30 pension accounting for the 2025 fiscal year end measurement as of December 31, 2025. This present value assumes no pre-retirement mortality, turnover or disability. However, for the postretirement period beginning at retirement age, we used the 2025 IRS lump sum mortality table for Messrs. Nolan and Moreira. We used the Pri2012 Employee Table Projected Generationally with Scale MP2021 for Mr. Butler. This mortality table and projection scale were used by the Eversource Pension Plan for year-end 2025 financial disclosure. Additional assumptions appear in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Pension Benefits
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits	During Last Fiscal Year
Joseph R. Nolan, Jr.	Retirement Plan (QP)	40.42	$1,452,358	$—
	Supplemental Plan (Excess)	40.42	14,054,560	—
	Supplemental Plan (SERP)	20.00	11,949,578	—
John M. Moreira	Retirement Plan (QP)	25.67	1,054,589	—
	Supplemental Plan (Excess)	25.67	4,028,013	—
Paul Chodak III	Retirement Plan (QP)	2.08	21,000	—
	Supplemental Plan (Excess)	2.08	82,200	—
Gregory B. Butler	Retirement Plan (QP)	29.00	1,668,290	—
	Supplemental Plan (Excess)	29.00	6,379,110	—
	Supplemental Plan (Excess)	29.00	3,171,000	—
James W. Hunt, III	Retirement Plan (QP)	13.25	480,184	—
	Supplemental Plan (Excess)	13.25	947,250	—
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NONQUALIFIED DEFERRED COMPENSATION IN 2025

The following table reports amounts contributed in 2025, together with aggregate earnings on contributions and withdrawals or distributions on contributions in 2025, under the Company’s deferred compensation program, along with aggregate balances on contributions. See the narrative above in the CD&A under the caption “Other Benefits — Deferred Compensation” for more detail on our non-qualified deferred compensation program.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(1)
Joseph R. Nolan, Jr.	$—	$—	$1,492,691	$—	$8,762,149
John M. Moreira	—	—	—	—	—
Paul W. Chodak III	—	—	12,184	—	83,269
Gregory B. Butler	—	—	5,022	—	30,393
James W. Hunt, III	—	—	—	—	—

(1)
Includes the total market value of deferred compensation program balances at December 31, 2025, plus the value of vested RSUs or other awards for which the distribution of common shares is currently deferred, based on $67.33 the closing price of our common shares on December 31, 2025, the last trading day of the year. The aggregate balances reflect a significant level of earnings on previously earned and deferred compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The discussion and tables below show compensation payable to each Named Executive Officer who was employed on December 31, 2025 in the event of: (i) voluntary termination; (ii) involuntary not-for-cause termination; (iii) termination in the event of death or disability; and (iv) termination following a change in control. No amounts are payable in the event of a termination for cause. The amounts shown assume that each termination was effective as of December 31, 2025, the last business day of the fiscal year.
Generally, a “change in control” means a change in ownership or control effected through (i) the acquisition of 30 percent or more of the combined voting power of common shares or other voting securities; (ii) the acquisition of more than 50 percent of our common shares; (iii) a change in the majority of the Board of Trustees, unless approved by a majority of the incumbent Trustees; (iv) certain reorganizations, mergers or consolidations where substantially all of the persons who were the beneficial owners of the outstanding common shares immediately prior to such business combination do not beneficially own more than 50 percent of the voting power of the resulting business entity (excluding in certain cases defined transactions); and (v) complete liquidation or dissolution of the Company, or a sale or disposition of all or substantially all of the assets of the Company.
In the event of a change in control, the Named Executive Officers are generally entitled to receive compensation and benefits following either involuntary termination of employment without “cause” or voluntary termination of employment for “good reason” within the applicable period (generally two years following a change in control).
The Compensation Committee believes that termination for good reason is conceptually the same as termination “without cause” and, in the absence of this provision, potential acquirers would have an incentive to constructively terminate executives to avoid paying severance. Termination for “cause” generally means termination due to a felony or certain other convictions; fraud, embezzlement, or theft in the course of employment; intentional, wrongful damage to Company property; gross misconduct or gross negligence in the course of employment or gross neglect of duties harmful to the Company; or a material breach of obligations under the agreement. “Good reason” for termination generally exists after assignment of duties inconsistent with executive’s position, a material reduction in compensation or benefits, a transfer of more than 50 miles from the executive’s pre-change in control principal business location (or for Mr. Nolan, an involuntary transfer outside the greater Boston metropolitan area), or requiring business travel to a substantially greater extent than required prior to the change in control.
The summaries above do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and plans, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025.
Payments Upon Termination
Regardless of the manner in which the employment of a Named Executive Officer terminates, the executive is entitled to receive certain amounts earned during the executive’s term of employment. Such amounts include:

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Executive Compensation
•
Vested RSUs and certain other vested awards;

•
Amounts contributed and any vested matching contributions under the deferred compensation program;

•
Pay for unused vacation; and

•
Amounts accrued and vested under the pension/supplemental and 401k programs (except in the event of a termination for cause under the supplemental program).

The following table describes additional compensation payable to the Named Executive Officers in the event of voluntary termination, involuntary termination not for cause, termination in the event of death or disability and termination following a change in control. No benefits are provided in the event of termination for cause. See the section above captioned “Pension Benefits in 2025” for information about the pension program, supplemental program and other benefits, and the section captioned “Nonqualified Deferred Compensation in 2025.”

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POST EMPLOYMENT COMPENSATION PAYMENTS UPON TERMINATION
	Type of Payments	Voluntary Termination	Involuntary Termination Not for Cause	Termination Upon Death or Disability	Termination Following a Change in Control
Joseph R. Nolan, Jr.	Cash Severance(1)	$—	$—	$—	$11,676,000
	Annual Incentives(2)	—	—	—	2,019,000
	Performance Shares(3)	13,613,196	13,613,196	13,613,196	21,723,229
	RSUs(4)	2,363,686	2,363,686	2,363,686	5,117,056
	Special Retirement Benefit(5)	—	—	—	6,442,801
	Health and Welfare Benefits(6)	—	—	—	113,134
	Perquisites(7)	—	—	—	60,000
	Excise Tax and Gross-ups(8)	—	—	—	13,219,858
	Total	$15,976,882	$15,976,882	$15,976,882	$60,371,078
John M. Moreira	Cash Severance(1)	$—	$1,577,000	$—	$3,154,000
	Annual Incentives(2)	—	—	—	701,000
	Performance Shares(3)	3,544,024	3,544,024	3,544,024	5,745,174
	RSUs(4)	626,405	626,405	626,405	1,372,089
	Health and Welfare Benefits(6)	—	23,370	—	46,739
	Total	$4,170,429	$5,770,799	$4,170,429	$11,019,002
Paul W. Chodak III	Cash Severance(1)	$—	$1,577,000	$—	$3,154,000
	Annual Incentives(2)	—	—	—	701,000
	Performance Shares(3)	—	—	—	4,879,912
	RSUs(4)	—	—	—	1,535,390
	Health and Welfare Benefits(6)	—	33,234	—	66,467
	Total	$—	$1,610,234	$—	$10,336,769
Gregory B. Butler	Cash Severance(1)	$—	$2,564,000	$—	$3,846,000
	Annual Incentives(2)	—	—	—	701,000
	Performance Shares(3)	3,522,757	3,522,757	3,522,757	3,522,757
	RSUs(4)	820,578	820,578	820,578	820,578
	Health and Welfare Benefits(6)	—	50,685	—	76,028
	Perquisites(7)	—	24,000	—	36,000
	Total	$4,343,335	$6,982,020	$4,343,335	$9,002,363
James W. Hunt, III	Cash Severance(1)	$—	$966,000	$—	$1,932,000
	Annual Incentives(2)	—	—	—	398,000
	Performance Shares(3)	—	—	—	―
	RSUs(4)	—	—	—	315,238
	Health and Welfare Benefits(6)	—	32,702	—	65,405
	Total	$—	$998,702	$—	$2,710,643

(1)
For Involuntary Termination Not for Cause: For Mr. Moreira, Mr. Chodak and Mr. Hunt, represents a severance payment of the sum of base salary plus annual incentive award at target. For Mr. Butler, represents a severance payment of two times the sum of base salary plus annual incentive award at target. For Termination Following a Change in Control: For Mr. Nolan, this payment equals three times the sum of base salary plus relevant annual incentive award, for Mr. Butler this payment equals three times the sum of base salary plus annual incentive award at target. For Mr. Moreira, Mr. Chodak and Mr. Hunt, this payment equals two times the sum of base salary plus annual incentive award at target. These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

(2)
For Termination Following a Change in Control: Represents target 2025 annual incentive awards as described in the Grants of Plan Based Awards Table.

(3)
For Voluntary Termination, Involuntary Termination Not for Cause, and Termination Upon Death or Disability for Mr. Butler, represents 100 percent of performance share awards under the 2023 – 2025, 2024 – 2026 and 2025 – 2027 Long Term Incentive Programs. For Voluntary Termination, Involuntary Termination Not For Cause, and Termination Upon Death or Disability for Messrs. Nolan and Moreira, represents 100 percent of the performance share awards under the 2023 – 2025 Long-Term Incentive Program, 67 percent of the performance share awards under the 2024 – 2026 Long-Term Incentive Program, and 33 percent of the performance share awards under the 2025 – 2027 Long-Term Incentive Program. The values were calculated by multiplying the number of performance shares by $67.33, the closing price of our common shares on

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December 31, 2025, the last trading day of the year. For Termination Following a Change in Control: Represents 100 percent of the performance share awards under each of the three Programs noted in the previous two sentences.
(4)
For Voluntary Termination, Involuntary Termination Not for Cause, and Termination Upon Death or Disability: Represents values of RSUs granted under our long-term incentive programs that, at year-end 2025, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period. For all, the values were calculated by multiplying the number of RSUs by $67.33, the closing price of our common shares on December 31, 2025, the last trading day of the year. For Termination Following a Change in Control: Represents values of all RSUs granted under our long-term incentive programs that, at year-end 2025, were unvested under applicable vesting schedules, all of which vest in full.

(5)
For Termination Following a Change in Control: Represents actuarial present values at year-end 2025 of amounts payable solely under employment agreements upon termination (which are in addition to amounts due under the pension program). For Mr. Nolan, pension benefits were calculated by adding three years of service. A lump sum of this benefit value is payable to Mr. Nolan. Pension amounts shown in the table are present values at year-end 2025 of benefits payable upon termination as described with respect to the Pension Benefits Table above.

(6)
The amount noted in the Involuntary Termination Not for Cause: Represents for Mr. Butler the value of two years of employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes thereon. The amounts shown in the table for Mr. Moreira, Mr. Chodak and Mr. Hunt represent the value of one year continued health and welfare plan participation. For Termination Following a Change in Control: Represents estimated Company cost at year-end 2025 (estimated by our consultants) of providing post-employment health and welfare benefits beyond those available to non-executives upon involuntary termination. The amounts shown in the table represent the value of continued health and welfare plan participation (three years for Mr. Nolan and two years for Mr. Moreira, Mr. Chodak and Mr. Hunt.) The amounts shown in the table for Mr. Butler represent the value of three years’ of employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes on the value of these benefits, less the value of one year of retiree health coverage at retiree rates.

(7)
The amount for Involuntary Termination Not for Cause: Represents Company cost of reimbursing Mr. Butler for two years of financial planning and tax preparation fees. For Termination Following a Change in Control: Represents Company cost of reimbursing Mr. Nolan and Mr. Butler for three years of financial planning and tax preparation fees.

(8)
For Termination Following a Change in Control: Represents payments made to offset costs associated with certain excise taxes under Section 280G of the Internal Revenue Code. Executives may be subject to certain excise taxes under Section 280G if they receive payments and benefits related to a Termination Following a Change in Control that exceed specified Internal Revenue Service limits. Contractual agreements with the above executives provide for a grossed-up reimbursement of these excise taxes. The amounts in the table are based on the Section 280G excise tax rate of 20 percent, the statutory federal income tax withholding rate of 35 percent, the applicable state income tax rate, and the Medicare tax rate of 1.45 percent.

Pay Ratio

Our Chief Executive Officer to median employee pay ratio is calculated pursuant to the requirements of Item 402(u) of Regulation S-K. We identify a new median employee each year. For 2025, we identified the median employee by reviewing the 2025 total cash compensation of all full-time employees, excluding our Chief Executive Officer, who were employed by the Company and its subsidiaries on December 31, 2025. In our assessment of median employee compensation, we annualized pay for those employees who commenced work during 2025. Otherwise, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by the Company at the end of 2025. We believe the use of total cash compensation for all employees is a consistently applied compensation measure, as the Company does not widely distribute annual equity awards to employees.
After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table.
Mr. Nolan had 2025 total compensation of $14,987,168. Our median employee’s annual total compensation for 2025 was $144,330. Our 2025 Chief Executive Officer to median employee pay ratio is 104 to 1.

Pay Versus Performance

Pursuant to Item 402(v) of Regulation S-K, we are providing the following information regarding certain measures of the relationship between executive compensation and our financial performance for each of the last five completed calendar years. In determining the Compensation Actually Paid (CAP) to our NEOs, we make various adjustments to amounts that have been previously reported in the Summary Compensation Table (SCT) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. Note that for our NEOs other than our principal executive officer (the PEO), compensation is reported as average compensation.

70 2026 Proxy Statement

Executive Compensation
In the 2025 Annual Incentive Program Performance Assessment as well as the Long-Term Incentive Program sections of the CD&A, we describe all of the elements that have a direct connection to the Company’s financial performance and to the CAP of the Company’s PEO and the NEOs as a group (excluding the PEO). As the majority of total direct compensation is provided to our PEO and NEOs through long-term incentives, the Company’s stock price also has a direct relationship to the CAP.

							Value of Initial Fixed $100 Investment Based on
Fiscal Year	SCT Total PEO #1(1)	CAP PEO #1(1)	SCT Total PEO #2(1)	CAP PEO #2(1)	Average SCT Non-PEO NEOs(2)	CAP Non-PEO NEOs(2)	Company TSR(3)	Peer Group TSR(3)	Net Income (GAAP)	Company Selected Measure (EPS Non-GAAP)(4)
a	b	c	d	e	f	g	h	i	j	k
1 (2025)	14,987,168	15,201,278			3,895,642	3,840,979	94	144	1,692.4	4.76
2 (2024)	13,578,154	9,503,340			3,496,586	2,647,958	77	129	811.7	4.57
3 (2023)	18,885,577	7,429,247			2,936,041	1,135,182	79	108	-442.2	4.34
4 (2022)	12,959,134	10,858,066			3,410,910	2,951,647	103	118	1,404.9	4.09
5 (2021)	6,467,078	5,120,192	10,220,941	10,910,465	4,157,260	3,471,045	108	117	1,220.5	3.86

(1)
The PEOs for each year are as follows:

a.
2025, 2024, 2023, 2022 and 2021 — Joseph R. Nolan, Jr.

b.
2021 — James J. Judge. Mr. Nolan became the Company’s Chief Executive Officer on May 5, 2021

(2)
The Non-PEO NEOs for each year are as follows:

a.
2025 — John Moreira, Paul Chodak III, James W. Hunt, III and Gregory B. Butler

b.
2024 — John Moreira, Paul Chodak III, Susan Sgroi and Gregory B. Butler

c.
2023 — John M. Moreira, Gregory B. Butler, Christine M. Carmody, James W. Hunt, III and Werner J. Schweiger

d.
2022 — John M. Moreira, Gregory B. Butler, Christine M. Carmody, Werner J. Schweiger, James J. Judge and Philip J. Lembo

e.
2021 — Philip J. Lembo, Werner J. Schweiger, Gregory B. Butler and Christine M. Carmody

(3)
The values disclosed in this TSR column represent the measurement period value of an investment of $100 in our units as of December 31, 2020, and then valued again on each of December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025 as compared to the EEI Index, as disclosed in our Annual Report on Form 10-K for fiscal year ended 2025 pursuant to Item 201(e) of Regulation S-K

(4)
Set forth in Footnote 1 on page 39 and Exhibit A to the CD&A is a full description of how non-GAAP EPS was determined. The Company believes non-GAAP EPS is a very important measure to investors and which is indicative of Company performance; accordingly, it represents a significant factor in determining both annual and long term executive compensation. To calculate CAP for our PEOs and Non-PEO NEOs in the table above, the following amounts were deducted and added to the values as reported in the SCT:

Fiscal Year	SCT Total PEO #1	Pension Deducted from SCT	Pension Service Value Added to SCT	Stock Awards Deducted from SCT	Fair Value of Equity Awards Granted during the Year and Remained Unvested at Year-End	Change in Fair Value of Unvested Equity Awards that Vested During the Year	Change in Fair Value of Unvested Equity Grants	CAP PEO #1
a	b	c	d	e	f	g	h	i
1 (2025)	14,987,168	-1,482,022	685,290	-9,020,890	8,014,871	659,329	1,357,533	15,201,278
2 (2024)	13,578,154	-2,188,733	1,444,389	-7,510,128	7,266,337	-308,543	-2,778,136	9,503,340
3 (2023)	18,885,577	-7,832,472	689,828	-8,018,396	6,023,948	-182,331	-2,136,906	7,429,247
4 (2022)	12,959,134	-2,143,443	429,463	-6,825,923	6,749,195	-235,802	-74,557	10,858,066
5 (2021)	6,467,078	-1,705,782	336,850	-1,441,650	1,546,319	-201,335	118,712	5,120,192
2026 Proxy Statement 71

Executive Compensation
Fiscal Year	SCT Total PEO #2	Pension Deducted from SCT	Pension Service Value Added to SCT	Stock Awards Deducted from SCT	Fair Value of Equity Awards Granted during the Year and Remained Unvested at Year-End	Change in Fair Value of Unvested Equity Awards that Vested During the Year	Change in Fair Value of Unvested Equity Grants	CAP PEO #2
a	b	c	d	e	f	g	h	i
(2021)	10,220,941	0	845,242	-6,786,337	7,279,051	-1,266,246	617,814	10,910,465
Fiscal Year	Average SCT Non-PEO NEOs	Pension Deducted from SCT	Pension Service Value Added to SCT	Stock Awards Deducted from SCT	Fair Value of Equity Awards Granted during the Year and Remained Unvested at Year-End	Change in Fair Value of Unvested Equity Awards that Vested During the Year	Change in Fair Value of Unvested Equity Grants	Average CAP Non-PEO NEOs
a	b	c	d	e	f	g	h	i
1 (2025)	3,895,642	-386,734	45,661	-1,773,012	1,575,285	89,152	394,985	3,840,979
2 (2024)	3,496,586	-213,686	15,887	-1,687,365	1,632,591	-86,350	-509,706	2,647,958
3 (2023)	2,936,041	-478,864	84,416	-1,451,776	827,273	-102,269	-679,639	1,135,182
4 (2022)	3,410,910	-69,941	162,780	-2,054,232	2,031,140	-419,104	-109,907	2,951,647
5 (2021)	4,157,260	-1,205,814	530,849	-1,408,117	1,510,350	-238,540	125,057	3,471,045

(a)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the PEO and non-PEO NEOs during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP

Fiscal Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
a	b	c	d
PEO#1 (2025)	685,290	0	685,290
PEO#1 (2024)	1,444,389	0	1,444,389
PEO#1 (2023)	689,828	0	689,828
PEO#1 (2022)	429,463	0	429,463
PEO#1 (2021)	336,850	0	336,850
PEO#2 (2021)	845,242	0	845,242
Average Non-PEO NEO (2025)	45,661	0	45,661
Average Non-PEO NEO (2024)	15,887	0	15,887
Average Non-PEO NEO (2023)	84,416	0	84,416
Average Non-PEO NEO (2022)	162,780	0	162,780
Average Non-PEO NEO (2021)	530,849	0	530,849

(b)
For the periods covered, no individual equity awards were granted and vested in the same year and no dividends or other earnings were paid on outstanding and unvested awards. The valuation assumptions used to calculate the fair values of performance shares reflect the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the Compensation Committee as of the applicable vesting date). Outstanding RSUs accrue dividend equivalent units in the form of additional common shares that are not distributed unless and until the underlying award vests and becomes payable. The value of dividend equivalent units is reflected in the values set forth above.

72 2026 Proxy Statement

Executive Compensation
Analysis of the Information Presented in the Pay Versus Performance Table

Overall, while we measure EPS on a recurring basis, the Committee took into consideration the loss from our previous offshore wind investments that had a negative impact on the Company and our shareholders. Accordingly, we note that CAP for our PEOs and Non-PEO NEOs has trended lower than their respective SCT numbers and is flat in comparison for 2025. The lower stock prices after grant as well as the impact of interest rates on the present value of qualified and non-qualified pension plans also impacted the CAP from 2021 to 2024.
As set forth in the Overview of Our Compensation Program section of the CD&A, the Compensation Committee balances short-term goals with long-term goals, using performance-based incentive compensation to reward individual and team performance to align the interests of executives with shareholders, customers, and employees. Therefore, any single measure of Company performance for a particular period will not necessarily align with “compensation actually paid” as computed under SEC rules, which reflects, among other things, changes in stock price and/or the probable outcomes of performance goals for previously granted equity awards.
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following comparisons of the relationships regarding information presented in the Pay Versus Performance table.

Relationship Between CAP for the PEOs and Non-PEO NEOs (Average) vs. Non-GAAP EPS

The graph below illustrates the trend in CAP over the five years to our non-GAAP EPS. This illustrates that over the five-year period, non-GAAP EPS consistently increased, however, compensation fluctuated due to the lower stock prices throughout 2023 and 2024. CAP in 2025 grew along with increased stock price.

2026 Proxy Statement 73

Executive Compensation
Relationship Between CAP for the PEOs and Non-PEO NEOs (Average) vs. Net Income

While the Company does not use net income as a performance measure in its overall executive compensation program and therefore would not necessarily expect a meaningful relationship to exist between the measures, the graph below does illustrate that with a reduction in net income, CAP similarly decreased for the PEO and Non-PEO NEOs in 2023. As net income increased from 2023 through 2025, CAP for the PEO and Non-PEO NEO’s also increased.

74 2026 Proxy Statement

Executive Compensation
Relationship Between CAP for the PEOs and Non-PEO NEOs (Average) vs. TSR

As presented in the graph below, the Company delivered positive TSR for the first two years of the five-year period. The downward trend for TSR in 2023 is reflected in a reduction in CAP. TSR rebounded in 2025 along with a measure in CAP. TSR is half of the measurement used for Performance Share payout of our Long-Term Incentive Program. Five-year average EPS growth is cross-referenced with the actual five-year TSR percentile to determine the actual performance share payout as a percentage of target.
As the Long-Term Incentive Program is the majority of CAP for our PEO and Non-PEO NEOs, TSR heavily impacts positive or negative CAP.

Most Important Company Performance Measures for Determining Executive Compensation

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the performance measures that are considered the most important by the Company in determining executive compensation for the 2025 performance year. The performance measures included in this table are not ranked by relative importance. These are described in the 2025 Performance Goals section.
Most Important Performance Measures
Earnings Per Share
Dividend Growth
Total Shareholder Return
Reliability
Restoration

2026 Proxy Statement 75

Exhibit A
Adjusted Earnings (Non-GAAP)
We use Adjusted/Recurring Earnings (non-GAAP) and its per share impact as our principal financial measure of operating performance because management believes it best reflects our baseline operating performance and provides a more meaningful representation along with additional and useful information in analyzing historical and future performance of our business and for planning and forecasting of future periods.
Adjusted/Recurring Earnings (non-GAAP) is defined as Net Income/(Loss) Attributable to Common Shareholders, excluding the following adjustments: (1) a 2025 charge associated with increasing our offshore wind contingent liability for expected future payments under the terms of a 2024 sale agreement, net of offshore wind tax benefits, a
2024 loss on the sales of our equity method investments in the offshore wind business, and a 2023 impairment charge associated with the anticipated completion of the sale of these offshore wind investments; (2) a 2024 loss on the pending sale of our water distribution business; and (3) charges in 2023 relating to the disposition of land initially acquired to construct the discontinued Northern Pass Transmission project. We believe that the charge related to our offshore wind contingent liability and the losses on the offshore wind investments, the loss on the pending sale of the water business, and the loss on the disposition of land associated with the abandoned Northern Pass Transmission project, are not indicative of our ongoing costs and performance.

Adjusted Earnings and EPS Reconciliation
	For the Years Ended December 31,
	2025		2024		2023
(Millions of Dollars, Except Per Share Amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Income/(Loss) Attributable to Common Shareholders (GAAP)	$1,692.4	$4.56	$811.7	$2.27	$(442.2)	$(1.26)
Adjustments (after-tax) to reconcile to Adjusted Earnings:
Losses on Offshore Wind	75.0	0.20	524.0	1.47	1,953.0	5.58
Loss on Pending Sale of Aquarion	—	—	298.3	0.83	—	—
Land Abandonment Loss and Other Charges	—	—	—	—	6.9	0.02
Adjusted/Recurring Earnings (Non-GAAP)	$1,767.4	$4.76	$1,634.0	$4.57	$1,517.7	$4.34
This non-GAAP financial measure should not be considered as an alternative to reported Net Income/(Loss) Attributable to Common Shareholders or EPS determined in accordance with GAAP as indicators of operating performance.
76 2026 Proxy Statement

Item 2: Advisory Vote on Executive Compensation
We are asking shareholders to vote on an advisory proposal to approve the compensation of our Named Executive Officers, (commonly known as Say-on-Pay), as disclosed in the CD&A, compensation tables, and narrative discussion in this proxy statement. The Board of Trustees has taken and will continue to take the results of the advisory vote into consideration when making future decisions regarding the compensation of our Named Executive Officers.
The fundamental objective of our Executive Compensation Program is to motivate executives and key employees to support our strategy of investing in and operating businesses that benefit our stakeholders, customers, employees, and communities. We strive to provide executives with base salary, performance-based annual incentive compensation opportunities, and long-term incentive compensation opportunities that are competitive with the market and that align pay with performance. We believe that based upon our strong financial and operating performance in 2025 that such alignment exists. Shareholders are encouraged to read the CD&A, compensation tables and narrative discussion in this proxy statement.
Our 2025 Executive Compensation Program included the following material elements:
•
Base Salary

•
Annual Incentive Program

•
Long-Term Incentive Programs

•
Nonqualified Deferred Compensation

•
Supplemental Executive Retirement Plan

•
Certain Officer Perquisites

•
Employment Agreements

•
2025 GAAP earnings equaled $4.56 per share. The 2025 adjusted earnings goal was $4.71 per share. Our adjusted non-GAAP earnings in 2025 totaled $4.76 per share. Please see Exhibit A to the CD&A.

•
Our Board of Trustees increased the annual dividend rate by 5.2 percent for 2025 to $3.01 per share, exceeding the EEI Index companies’ median dividend growth rate of 5.0 percent.

•
Eversource successfully completed the onshore substation construction for the Revolution Wind project ahead of schedule.

•
Eversource implemented a $1.2 billion At-the-Market share issuance program and issued approximately seven million shares for total net proceeds of $465 million.

•
Eversource achieved many constructive regulatory outcomes in 2025, including receiving a final decision on the Yankee Gas Services Company rate case that resulted in an approved revenue increase of approximately $100 million, a return on equity of 9.32 percent, and enabled timely recovery of critical safety and regulatory capital investment programs. The Public Service Company of New Hampshire rate case yielded a rate increase of approximately $100 million with annual inflationary performance-based regulation rate mechanism that provides for an annual rate adjustment through July of 2029 and a return on equity of 9.50 percent. Each of these rate cases was a successful effort supporting continued earnings growth and providing the framework for future investment. In addition, the Company has been diligently engaging with stakeholders on timely recovery of capital investment outside of the full rate cases cycle, mitigating the need for more frequent rate cases while minimizing cost increases for customers; successfully negotiated a settlement agreement for NSTAR Gas Company with the Massachusetts Attorney General’s office (MA AGO) that resulted in a $10 million rate adjustment and Gas System Enhancement Program in base rates; and reached a settlement with the MA AGO for Eversource Gas Company of Massachusetts to allow for future recovery of approximately $65 million, net of acquisition and integration costs, while resolving the long-standing pension and Resiliency Tree Work cost recovery items.

•
On average, 2025 customer power interruptions were 21.0 months apart, and average service restoration time was 66 minutes; this performance ranks us in the top decile versus industry comparators.

•
Our on-time response to gas customer emergency calls was 98.0 percent, which continues to exceed mandated emergency response requirements.

•
We achieved success in several operational and customer focused areas relating to automated metering, emergency communications and stakeholder communications and billing. We developed ratepayer affordability campaigns to promote education of customer bills and the impact of usage to our electric and gas customers.

•
To support increased energy efficiency goals in Connecticut, Massachusetts and New Hampshire, we executed the $900 million Energy Efficiency Plan with increased focus on equity and customer centric electrification.

•
We successfully completed the final year of the 2022 – 2025 Massachusetts Department of Public Utilities authorized grid modernization plan. We deployed over 3,000 monitoring and control devices in

2026 Proxy Statement 77

Item 2: Advisory Vote on Executive Compensation
Massachusetts substations and distribution lines which increased the visibility and control of the grid to improve reliability and integrate distributed energy resources to meet or exceed regulatory commitment.
•
We were again recognized by a significant number of organizations for our leadership in ESG, energy efficiency, hiring of veterans, and workplace wellness.

The Executive Compensation Program also features share ownership guidelines and a holding period requirement to emphasize the importance of share ownership, along with policies that call for the clawback of compensation under the circumstances described in this proxy statement and that prohibit the pledging or hedging of our common shares.
The affirmative vote of a majority of votes cast at the meeting is required to approve the advisory proposal. This means that the number of shares voted “FOR” the item must exceed the number voted “AGAINST.” You may vote either “FOR” or “AGAINST” the item or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they do not count as votes cast.
The Compensation Committee and the Board of Trustees believe that our Executive Compensation Program is effective in implementing our compensation philosophy and in achieving its goals. We are requesting your non-binding vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers in 2025, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in this proxy statement, is hereby APPROVED.”
The Board of Trustees recommends that Shareholders vote FOR Item 2.

78 2026 Proxy Statement

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm
The Audit Committee selected the independent registered public accounting firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Eversource Energy and its subsidiaries for fiscal year 2026. In 2025, 92.27 percent of shares voted were to approve the selection of Deloitte & Touche LLP. Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection of Deloitte & Touche LLP. The Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate governance. The Audit Committee may, in its discretion, change the selection at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.
The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Deloitte & Touche LLP has served as Eversource Energy’s independent registered public accounting firm continuously since 2002. The Committee evaluates the performance of Deloitte & Touche LLP and the lead engagement partner annually in order to ensure continuing independence and excellent performance, and the Audit Committee periodically considers whether there should be a regular rotation of the firm. At its January 26, 2026 meeting, the Committee discussed the issue of firm rotation and, after discussion, selected Deloitte & Touche LLP to continue to serve as the Company’s independent registered public accounting firm, citing as it did in 2025 the firm’s extensive experience and expertise regarding the Company and the utility industry, its performance, the competitive fee structure of the relationship, and the avoidance of the substantial commitment of management and Committee resources that would be involved in onboarding a new firm. It was the Committee’s conclusion that these reasons continue to provide the basis for not considering firm rotation at this time. The members of the Audit Committee and the Board believe the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of Eversource Energy and its subsidiaries.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.
The affirmative vote of a majority of votes cast at the meeting is required to ratify the selection of Deloitte & Touche LLP. This means that the number of shares voted “FOR” the item must exceed the number voted “AGAINST.” You may vote either “FOR” or “AGAINST” the item or abstain from voting. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast.
The Board of Trustees recommends that Shareholders vote FOR Item 3.

Relationship With Principal Independent Registered Public Accounting Firm

Fees Billed by Principal Independent Registered Public Accounting Firm.
The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), for the years ended December 31, 2025 and 2024 totaled $7,048,414 and $7,454,414, respectively. In addition, affiliates of Deloitte & Touche LLP, as noted below, provide other accounting services to the Company.
Audit and Non-Audit Fees	2025	2024
Audit Fees(1)	$5,711,000	$5,984,500
Audit Related Fees(2)	$1,335,500	$1,386,000
All Other Fees(3)	$1,914	$83,914
TOTAL	$7,048,414	$7,454,414

(1)
Audit fees in 2025 and 2024 consisted of fees related to the audits of financial statements of Eversource Energy and its subsidiaries in the Annual Report on Form 10-K, reviews of financial statements in the Combined Quarterly reports on Form 10-Q of Eversource Energy and its subsidiaries, consultations with management, regulatory and compliance filings, system conversion quality assurance, out-of-pocket expense reimbursements, and audits of internal controls over financial reporting for the years ended December 31, 2025 and 2024.

2026 Proxy Statement 79

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm
(2)
Audit Related Fees were incurred for procedures performed in the ordinary course of business in support of Eversource’s ATM equity offering program, certain regulatory filings, comfort letters, consents, and other costs related to registration statements and financial statements for the years ended December 31, 2025 and 2024.

(3)
All Other Fees for the years ended December 31, 2025 and 2024 related to an annual license for access to an accounting standards research tool. All Other Fees for the year ended December 31, 2024 also related to a system pre-implementation internal control review.

The Audit Committee pre-approves all auditing services and permitted audit related or other services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate its authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. During 2025, all services described above were pre-approved by the Audit Committee or its Chair.
The Audit Committee has considered whether the provision by the Deloitte Entities of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte Entities were and are independent of us in all respects.

Report of the Audit Committee

The Audit Committee of the Board of Trustees is comprised of the five Trustees named below. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Trustees in its oversight responsibilities with respect to the integrity of the Company’s financial statements, the performance of the Company’s internal audit function, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the compliance by the Company with legal and regulatory requirements, the accounting and financial reporting processes and financial statement audits, the systems of disclosure controls and procedures, and the internal controls over financial reporting. As part of its overall responsibilities, the Audit Committee also reviews the Company’s significant accounting policies, management judgments and accounting estimates, financial risks, earnings releases, determinations of critical audit matters made by the independent registered public accounting firm, and financial statements. At the conclusion of its meetings, the Committee meets in executive sessions with management, representatives of the independent registered public accounting firm, and the Company’s Internal Audit Department executive, following which there is a session attended only by the Committee members.
As noted, the Audit Committee is solely responsible for oversight of the relationship of the Company with our independent registered public accounting firm on behalf of the Board of Trustees. As part of these responsibilities, during 2025, the Audit Committee:
•
Received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP the firm’s independence from the Company as required by the SEC’s independence rules, Rule 2-01 of Regulation S-X;
•
Discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB; and

•
Reviewed and discussed with management the audited consolidated financial statements of Eversource Energy for the years ended December 31, 2025 and 2024.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control over financial reporting. Deloitte & Touche LLP, as our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year.
In performing their oversight responsibility, the Audit Committee, whose members are all financially literate and whose Chair is an audit committee financial expert as defined by SEC rules, rely without independent verification on the information provided to them, and on the representations made by management and Deloitte & Touche LLP.

80 2026 Proxy Statement

Item 3: Ratification of the Selection of the Independent Registered Public Accounting Firm
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in Eversource Energy’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
The Audit Committee has directed the preparation of this report and has approved its content and submission to the shareholders.
Respectfully submitted,
Loretta D. Keane (Chair)
Linda Dorcena Forry
Gregory M. Jones
Warren Robert Mudge
Frederica M. Williams
February 12, 2026

2026 Proxy Statement 81

Item 4: Shareholder Proposal Titled Independent Board Chairman
The Company has received the following shareholder proposal from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 600 Eversource Energy common shares. The text of the shareholder proposal and supporting statement appear exactly as received by Eversource, and all statements contained in the proposal and supporting statement are the sole responsibility of the proponent.
“Item 4 — Independent Board Chairman
“Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
Selection of the Chairman of the Board the Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.
The Chairman of the Board shall be an independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.
This proposal topic won 47% support at the 2025 Eversource Energy annual meeting. This 47% support translated into more than 50% support from the Eversource shares that have access to independent voting advice.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting investor confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to the Company’s long-term sustainability and credibility.
This may be a particularly good time to consider the merits of this proposal.
Reports published in 2025 reflect unfavorably on Eversource Energy, with the main concerns centered on financial weakness, regulatory issues, and the troubled Revolution Wind offshore project. In September 2025, Fitch placed Eversource and its subsidiaries on “Rating Watch Negative.” This action was triggered by a Trump administration stop-work order on the Revolution Wind offshore farm. Also in 2025, Moody’s downgraded Connecticut Light & Power, a subsidiary of Eversource.
Quarterly reports in 2025 showed that Eversource’s parent recorded increased losses. These losses were attributed to higher interest expenses resulting from the sale of its offshore wind projects. Investors are also reacting negatively to potential cuts in federal clean energy funding.
In October 2025, an analysis by GuruFocus highlighted Eversource’s “poor” financial strength due to its high debt. The company’s long-term debt increased by $8 billion over the prior 3 years. Eversource failed to meet its revenue expectations in the second quarter of 2025, contributing to a decline in its stock price. News reports in 2025 frequently cited Connecticut’s challenging regulatory landscape as a risk factor.
Customer complaints filed with the Better Business Bureau in early 2025 reported inaccurate and unexpectedly high bills. Other customer complaints described large delivery rate hikes and fraudulent added fees. Complaints also mentioned unresponsiveness from customer service regarding technical issues and billing discrepancies.
Please vote yes:
Independent Board Chairman — Proposal 4”
Board Statement Against
Your Board of Trustees recommends that shareholders vote AGAINST this proposal for the following reasons.
Executive Summary
The Board has carefully considered this proposal and took actions in 2025 to further strengthen independent oversight. The Board believes shareholders are best served when the independent Trustees retain the flexibility to determine the most effective leadership structure based on prevailing facts and circumstances, rather than adopting a permanent, one-size-fits-all mandate. At the same time, the Board acknowledges that some shareholders prefer an independent chair model and will continue to evaluate this structure as part of its regular governance reviews and CEO succession planning.

82 2026 Proxy Statement

Item 4: Shareholder Proposal Titled Independent Board Chairman
Board Actions Taken in 2025
The 2025 shareholder proposal did not receive the level of shareholder support required for approval. The Board did, however, engage with a large number of shareholders and in response to feedback, undertook steps to enhance independent leadership and transparency:
•
Updated the Corporate Governance Guidelines in 2025 to expand and clarify the authorities and responsibilities of the Lead Independent Trustee.

•
Enhanced disclosure regarding the Board’s leadership structure and the Lead Independent Trustee’s role, including more detail on independent oversight practices.

•
Conducted targeted outreach in 2025 with institutional investors representing holders of 60 percent of our shares to hear views on board leadership, independent oversight, and governance priorities.

Enhanced Independent Leadership Since the 2025 Annual Meeting
The Board’s current structure — combining the roles of Chairman and CEO while maintaining a robust Lead Independent Trustee with clearly defined and expanded responsibilities — provides strong, independent leadership and oversight. The Lead Independent Trustee role now includes, among others, the following authorities and responsibilities that many shareholders typically associate with an independent chair:
•
Preside over executive sessions of the independent Trustees and ensures candid dialogue among the independent Trustees.

•
Approve Board meeting agendas, in consultation with the Chairman of the Board and the Corporate Secretary, and approve the general scope and type of information to be presented at Board meetings.

•
Communicate concerns and feedback from the independent Trustees to the Chief Executive Officer, facilitating effective communication between management and the independent Trustees.

•
Chair Board meetings in the absence of the Chairman and Chief Executive Officer.

•
Lead the Board’s evaluation of the Chief Executive Officer, including performance and succession planning, in conjunction with the Compensation Committee.

•
Ensure that the Board maintains independence and objectivity in its oversight functions.

•
Be available for consultation with major shareholders and institutional investors on governance-related matters, as appropriate.

While the independent chair model is one recognized approach, the Board believes the strengthened Lead Independent Trustee role provides many of the core independent leadership and oversight functions that shareholders associate with an independent chair, while preserving the Board’s ability to adapt its leadership structure as circumstances evolve.
Independent Board and Effective Oversight
Other than the Chairman and CEO, all nine Trustees are independent, with leadership of the Board further supplemented by a Lead Independent Trustee. All standing Board committees are composed entirely of independent Trustees and are chaired by independent Trustees. Independent Trustees regularly meet in executive session, chaired by the Lead Independent Trustee. The Board has also pursued thoughtful refreshment to balance deep institutional knowledge with new perspectives, with seven of our nine current independent Trustees having joined our Board since 2018. Additional details regarding Board independence, committee composition, refreshment, and the Lead Independent Trustee’s responsibilities are provided in this proxy statement and in our Corporate Governance Guidelines.
Board Oversight and the 2025 Operating Context
The proponent cites a range of 2025 developments — including matters related to offshore wind, regulatory proceedings, and credit ratings — as grounds for mandating an independent chair. The Board recognizes the significance of these items to shareholders and oversaw management’s response through the Company’s established enterprise risk management and Board oversight processes. Under the Board’s oversight and the leadership of the Chairman and CEO, Eversource executed on its strategy to focus on core regulated electric and natural gas utilities, advanced key portfolio actions, and continued to engage constructively with regulators, customers, and investors.
Under the Board’s oversight during 2022 and 2023, management undertook a comprehensive review of the Company’s asset portfolio and risk profile. As a result of that review, during 2024 Eversource completed the divesture of its offshore wind investments, significantly reducing future capital funding requirements and exposure to construction and execution risk.
During 2025, the Board oversaw management’s efforts to improve cash flows and strengthen its balance sheet, and reduce regulatory uncertainty and overall business risk while reinforcing investor confidence. In addition, the Board oversaw the strategy to get Eversource to a more predictable and sustainable earnings growth outlook.
These portfolio actions, among other oversight activities, reflect ongoing Board engagement with management

2026 Proxy Statement 83

Item 4: Shareholder Proposal Titled Independent Board Chairman
regarding strategy and risk management within the Company’s existing governance framework. The Company’s performance in 2025 reflected improving investor confidence.
While strategic outcomes alone do not determine optimal board leadership structure, the Board believes these actions demonstrate engaged, independent oversight and a willingness to reassess strategy as circumstances evolve.
Why Flexibility Best Serves Shareholders
Leadership needs may change over time based on strategic priorities, regulatory conditions, CEO succession timing, and other factors. A permanent requirement to separate the Chairman and CEO roles would unnecessarily constrain the Board’s ability to act in the best interests of shareholders. Preserving flexibility enables the independent Trustees to determine the most effective leadership structure at any given time — including appointing an independent Chair if and when the Board concludes that such a structure would best serve Eversource and its shareholders.
Ongoing Evaluation of Board Leadership Structure
The Board routinely evaluates its leadership structure as part of its regular governance reviews and commits to reevaluating the structure in connection with significant events such as a CEO transition, a material strategic pivot, or other material changes in business conditions. The Governance, Environmental and Social Responsibility Committee oversees this review and provides recommendations to the full Board.
Conclusion — Vote AGAINST the Proposal
The affirmative vote of a majority of votes cast at the meeting is required to approve the shareholder proposal. This means that the number of shares voted “FOR” the item must exceed the number voted “AGAINST.” You may vote either “FOR” or “AGAINST” the item or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they do not count as votes cast.
The Board of Trustees recommends that you vote “AGAINST” Item 4.

84 2026 Proxy Statement

Other Matters
The Board of Trustees knows of no matters other than those presented in this proxy statement to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.
Shareholder Proposals
If you would like us to consider including a proposal in our proxy statement for the 2027 Annual Meeting of Shareholders, your proposal must be received by the Secretary’s office no later than November 27, 2026, and must satisfy the conditions established by the SEC. Written notice of proposals of shareholders to be considered at the 2027 Annual Meeting without inclusion in next year’s proxy statement must be received on or before February 5, 2027. If a notice is received after February 5, 2027, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote on such proposal, even though the proposal is not discussed in the proxy statement. Eversource Energy considers these dates to be reasonable deadlines for submission of proposals before we begin to print and mail our proxy materials for the 2027 Annual Meeting of Shareholders. We reserve the right to reject, rule out of order, exercise discretionary authority to vote against, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Proposals should be addressed to:
James W. Hunt, III
Executive Vice President and Secretary
Eversource Energy
800 Boylston Street, 17th Floor
Boston, Massachusetts 02199-7050
2025 Annual Report and
Annual Report on Form 10-K
The Company’s Annual Report for the year ended December 31, 2025, including financial statements, was mailed with this proxy statement or made available to shareholders on the Internet. We will mail a copy of the 2025 Annual Report to any shareholder upon request. We will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 17, 2026, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to the Secretary at the address set forth above.

2026 Proxy Statement 85

Questions and Answers About the Annual Meeting and Voting

Q:
WHAT AM I VOTING ON?

A:
The Board of Trustees of Eversource Energy is asking you to vote on four separate items, as summarized in the following table:

Item	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page
Election of Trustees (Item 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	7
Advisory vote on executive compensation (Item 2)	FOR	Majority of votes cast	No effect	No effect	77
Ratify Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Item 3)	FOR	Majority of votes cast	No effect	Not applicable	79
Shareholder Proposal Titled Independent Board Chairman (Item 4)	AGAINST	Majority of votes cast	No effect	No effect	82
Q:
WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

A:
Time and Date:

10:30 a.m., Eastern Time,
Wednesday, May 6, 2026
Location:
Ropes & Gray LLP
800 Boylston Street
Boston, Massachusetts 02199
Q:
WILL ANY OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?

A:
We do not expect any other matters to be presented at the Annual Meeting. However, if a matter not described in this proxy statement is properly brought before the Annual Meeting by a shareholder, the individuals designated as proxies will act on the matter in accordance with legal requirements and their judgment of what is in the best interests of Eversource Energy.

Q:
WHO IS ENTITLED TO VOTE?

A:
You are entitled to vote at the Annual Meeting if you held common shares on the record date, March 11, 2026. As of the record date, 375,845,345 common shares were outstanding and entitled to vote. You are entitled to one vote on each Item to be voted on at the Annual Meeting for each common share that you held on the record date.

Q:
HOW DO I VOTE?

A:
If you hold common shares registered directly in your name, you are considered to be the “Shareholder of Record,” and the printed proxy materials or Notice of Internet Availability of Proxy Materials have been sent directly to you by the Company.

The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card. You can vote in any one of the following ways:
•
You can vote using the Internet.   Follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet procedures are designed to authenticate a shareholder’s identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities for shareholders of record are available 24 hours a day and will be available until the polls close during the meeting. You may access this proxy statement and related materials by going to www.envisionreports.com/ES.
•
You may vote by telephone.   Follow the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy card that you received in the mail. Voting by telephone is available 24 hours a day and will be available until the polls close during the meeting.

86 2026 Proxy Statement

•
You may vote by mail.   If you received a paper proxy card, you can vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope accompanying the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

•
You may vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual meeting or by completing a ballot available upon request at the meeting.

If you hold common shares through a brokerage firm, bank, other financial intermediary or nominee (known as shares held in “street name”), you should receive instructions directly from that person or entity that you must follow in order to vote your common shares. You may vote by mail by requesting a voting instruction form in accordance with the instructions received from your broker or other agent. Complete, sign and date the voting instruction form provided by the broker or other agent and return it in the pre-addressed, postage-prepaid envelope provided to you. You will also be able to vote these shares by Internet or telephone. Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.
Q:
IS MY VOTE CONFIDENTIAL?

A:
Individual votes of shareholders are kept confidential from Eversource’s Trustees, officers and employees, except for certain specific and limited exceptions. Comments from shareholders written on proxies or ballots are transcribed and provided to Eversource’s Secretary. Votes are counted by Computershare Investor Services and certified by an independent Inspector of Elections.

Q:
AS A PARTICIPANT IN THE EVERSOURCE 401(k) PLAN OR SAVINGS PLAN FOR EMPLOYEES OF AQUARION WATER COMPANY, HOW DO I VOTE MY SHARES HELD IN MY PLAN ACCOUNT?

A:
If you are a participant in the Eversource 401(k) Plan or the Savings Plan for Employees of Aquarion Water Company, you may vote the common shares held in your plan account by voting through the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail. Internet voting and voting by telephone are available 24 hours a day and will close for plan participants at 12:01 a.m., Eastern Time on May 4, 2026.

The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card.
Whether you vote through the Internet, by telephone or by returning a proxy card in the mail, the plan trustee will vote the common shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 12:01 a.m., Eastern Time on May 4, 2026, the common shares in your Eversource 401(k) Plan or Savings Plan for Employees of Aquarion Water Company account will be voted by the plan trustee in the same proportion as the votes cast by participants in each plan.
Q:
WHAT CONSTITUTES A QUORUM AND HOW ARE VOTES COUNTED?

A:
To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

Representatives of Computershare Investor Services (Computershare), the Company’s Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of at least a majority of the common shares outstanding as of the record date, broker non-votes and abstentions with respect to a particular Trustee nominee will have the same effect as a vote against such Trustee nominee. Broker non-votes and abstentions are not considered votes cast and will not affect the non-binding advisory “Say-on-Pay” item or the shareholder proposal item. Abstentions are not considered votes cast and will not be counted for or against the item to ratify the selection of Deloitte & Touche LLP.
Q:
WHAT ARE BROKER NON-VOTES?

A:
Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” For our Annual Meeting, this means that absent voting instructions, brokers are not

2026 Proxy Statement 87

permitted to vote on the election of Trustees, the non-binding advisory “Say-on-Pay” item, and the shareholder proposal. If your shares are held by a broker and you wish to vote on those items, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may vote on the ratification of the selection of our independent registered public accounting firm if the shareholder does not give instructions.
Q:
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD?

A:
If you receive more than one Notice of Internet Availability of Proxy Materials and proxy card, then you have multiple accounts in which you own common shares. Please follow all instructions to ensure that all of your shares are voted. In addition, for your convenience and to reduce costs, we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. If you have any questions concerning common shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, you may contact our transfer agent, Computershare Investor Services, by mail at P. O. Box 43078, Providence, Rhode Island 02940-3078, by telephone at (800) 999-7269, or on the Internet at www.computershare.com.

Q:
HOW CAN I CHANGE MY VOTE?

A:
Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke a proxy and change your vote at any time before the polls close at the Annual Meeting by:

•
Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to:

James W. Hunt, III
Executive Vice President and Secretary
Eversource Energy
800 Boylston Street, 17th Floor
Boston, Massachusetts 02199-7050;
•
Re-voting on the Internet or by telephone before 10:30 a.m., Eastern Time on May 6, 2026, if you are not attending the meeting; or

•
Attending the Annual Meeting and voting in person.

If you are a participant in the Eversource 401(k) Plan or the Savings Plan for Employees of Aquarion Water Company, you may revoke your proxy card and change your vote by re-voting on the Internet or by telephone until 12:01 a.m., Eastern Time on May 4, 2026.
Q:
WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:
Eversource Energy will bear the cost of soliciting proxies on behalf of the Board of Trustees. In addition to the use of the mails, proxies may be solicited by telephone or electronic mail by officers or employees of Eversource Energy or its service company affiliate, Eversource Energy Service Company, who will not be specially compensated for such activities, and by employees of Computershare, our transfer agent and registrar. We have also retained D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of certain out-of-pocket expenses. We will request persons, firms and other companies holding common shares in their names or in the name of their nominees, which are beneficially owned by others as of March 11, 2026, to send proxy materials to and obtain voting instructions from the beneficial owners, and we will reimburse those holders for any reasonable expenses that they incur.

88 2026 Proxy Statement

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01 - Cotton M. Cleveland 04 - Loretta D. Keane 07 - Warren Robert Mudge 02 - Linda Dorcena Forry 05 - John Y. Kim 08 - Joseph R. Nolan, Jr. 03 - Gregory M. Jones 06 - David H. Long 09 - Daniel J. Nova 1 P C F 048V2A 1. Election of Trustees: Please sign exactly as name(s) appear(s) above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q For Against Abstain For Against Abstain For Against Abstain A Items — The Board of Trustees recommends a vote FOR all nominees, FOR Items 2 and 3, and AGAINST Item 4. 2. Consider an advisory proposal approving the compensation of our Named Executive Officers. 3. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026. For Against Abstain For Against Abstain 4. Vote on a shareholder proposal titled “Independent Board Chairman,” if properly brought before the meeting. 5. Transact any other business that may properly come before the meeting or any adjournment thereof. For Against Abstain 10 - Frederica M. Williams Online Go to www.envisionreports.com/ES or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ES Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Votes from participants in the Eversource 401K Plan or the Savings Plan for Employees of Aquarion Water Company must be received by May 4, 2026, at 12:01 a.m., Eastern Time.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ES Annual Meeting of Shareholders May 6, 2026 Proxy/Vote Authorization Form is Solicited by the Board of Trustees of the Company The undersigned appoints Joseph R. Nolan, Jr. and Gregory B. Butler, and each of them, proxies of the undersigned, with power to act without the other and full power of substitution, to act for and to vote all common shares of Eversource Energy that the undersigned would be entitled to cast if present in person at the 2026 Annual Meeting of Shareholders to be held on May 6, 2026, and at any postponement or adjournment thereof, upon the matters indicated on the reverse side of this card. This card also constitutes voting instructions for participants in the Eversource 401K Plan and the Savings Plan for Employees of Aquarion Water Company. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned’s account at the Annual Meeting and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE YOUR COMMON SHARES CONSISTENT WITH THE RECOMMENDATIONS OF OUR BOARD OF TRUSTEES AND IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Items to be voted appear on reverse side) Proxy/Vote Authorization Form – EVERSOURCE ENERGY C Non-Voting Items qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders The proxy statement and 2025 Annual Report to shareholders are available at www.envisionreports.com/ES You can access your account online. You can access your registered shareholder information on the following secure Internet site: http://www.computershare.com/investor Step 1: Register (1st time users only) Click on “Register” and follow the instructions. Step 3: View your account details and perform multiple transactions, such as: • View account balances • View transaction history • View payment history • View common share quotes • Change your address • View electronic shareholder communications • Buy or sell shares Step 2: Log In (Returning users) • Request check replacements Click “Login” and follow the instructions. If you are not an Internet user and wish to contact Computershare, you may use one of the following methods: Call: 1-800-999-7269 Write: Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078